     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 1998


                                                      REGISTRATION NO. 333-43417
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                           -------------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                             OMEGA WORLDWIDE, INC.
             (Exact Name of Registrant as Specified in its Charter)

          MARYLAND                           6512                            PENDING
(State or Other Jurisdiction
              of
      Incorporation or           (Primary Standard Industrial             (IRS Employer
         Organization)            Classification Code Number)          Identification No.)
                                                                 SUSAN A. KOVACH
         905 WEST EISENHOWER CIRCLE                        VICE PRESIDENT AND SECRETARY
                 SUITE 101                                  905 WEST EISENHOWER CIRCLE
         ANN ARBOR, MICHIGAN 48103                                  SUITE 101
         TELEPHONE: (734) 747-9791                          ANN ARBOR, MICHIGAN 48103
      (ADDRESS AND TELEPHONE NUMBER OF                      TELEPHONE: (734) 747-9791
                 REGISTRANT'S                          (NAME, ADDRESS AND TELEPHONE NUMBER
        PRINCIPAL EXECUTIVE OFFICES)                          OF AGENT FOR SERVICE)

                           -------------------------
                                   Copies to:
                            RICHARD W. SHEPRO, ESQ.
                              MAYER, BROWN & PLATT
                            190 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                                 (312) 782-0600
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the effective date of this registration statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           -------------------------
                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF          AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
    SECURITIES TO BE REGISTERED         REGISTERED            UNIT                 PRICE          REGISTRATION FEE(1)
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.10 par value per
  per share.........................                                                 $                  $13,386
=====================================================================================================================

(1) $9,545 has previously been paid.
                           -------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED MARCH 2, 1998

PROSPECTUS

                             OMEGA WORLDWIDE, INC.

    Of the 2,800,000 shares of common stock, par value $.10 per share (the "Omega Worldwide Common Stock"), of Omega Worldwide, Inc., a Maryland corporation (the "Company"), offered hereby, 500,000 shares are being offered by the Company (the "Primary Offering") and 2,300,000 shares (the "Secondary Offering") are being sold by Omega Healthcare Investors, Inc., a Maryland corporation and a shareholder of the Company ("Omega"). The Company will not receive any of the proceeds from the sale of the Omega Worldwide Common Stock in the Secondary Offering. See "Use of Proceeds." This Prospectus is also being furnished in connection with the distribution by the Company of rights (the "Rights") to subscribe for and purchase Omega Worldwide Common Stock at $
per share (the "Subscription Price") and the 2,250,000 shares of Omega Worldwide Common Stock that are issuable by the Company upon exercise of the Rights (the "Rights Offering"). Prior to the Primary Offering, the Secondary Offering and the Rights Offering (the "Offerings"), there has not been a public market for the Omega Worldwide Common Stock. It is presently estimated that the initial
public offering price will be approximately $      per share. To the extent
shares of Omega Worldwide Common Stock trade in excess of $      per share
during the first 36 days after the date hereof, the Company will issue to Omega a specified number of shares of preferred stock. See "The Distribution -- Background of and Reasons for Distribution."

     SEE "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO THE OWNERSHIP OF OMEGA WORLDWIDE COMMON STOCK.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

    The Secondary Offering will be accompanied by a distribution (the "Distribution") by Omega of 5,200,000 shares of Omega Worldwide Common Stock to
its shareholders. It is expected that the Distribution will be made on March   ,
1998. The Distribution will be made on the basis of one share of Omega Worldwide Common Stock for every 3.77 common shares, $.10 par value, of Omega (the "Omega Common Shares") held on February 1, 1998 (the "Record Date"). No certificates representing fractional shares of Omega will be issued in connection with the Distribution. In lieu of fractional shares, the Distribution Agent (as hereinafter defined) will pay to any holder who would be entitled to a fractional share of Omega Worldwide Common Stock an amount of cash (without interest) equal to his pro rata share of the sales proceeds obtained by the Distribution Agent from aggregating and selling the fractional shares.

    The Rights will be distributed by the Company on the basis of one Right for
every 4.00 shares of Omega Worldwide Common Stock held on March   , 1998 (the
"Rights Record Date"). Each Right entitles the holder thereof to purchase one
share of Omega Worldwide Common Stock at the price of $      per share. The
Subscription Price is based on a valuation of the Company and will be equal to the price at which shares of Omega Worldwide Common Stock are sold pursuant to the Primary Offering and Secondary Offering. Rights will be evidenced by nontransferable Rights certificates and will expire at 5:00 p.m., Eastern
Standard Time, on March   , 1998, or such later date as the Company may
determine in its sole discretion (the "Expiration Date"). EXCEPT AS DESCRIBED UNDER "THE RIGHTS OFFERING -- LATE DELIVERY OF PAYMENT AND RIGHTS CERTIFICATES," TO BE ACCEPTED, THE PROPERLY COMPLETED AND DULY EXECUTED RIGHTS CERTIFICATE AND THE PAYMENT MUST BE RECEIVED BY THE SUBSCRIPTION AGENT (AS HEREINAFTER DEFINED) PRIOR TO 5:00 P.M., EASTERN STANDARD TIME, ON THE EXPIRATION DATE. RIGHTS CERTIFICATES RECEIVED AFTER SUCH TIME WILL NOT BE HONORED. A holder of shares of Omega Worldwide Common Stock on the Rights Record Date who validly exercises all of such shareholder's Rights may also oversubscribe (the "Oversubscription Privilege"), at the Subscription Price, for additional shares of Omega Worldwide Common Stock covered by this Prospectus that have not been purchased through the exercise of Rights ("Unsubscribed Shares"). Only holders of Omega Worldwide Common Stock on the Rights Record Date will be entitled to the Oversubscription Privilege.

    Certain directors and officers of Omega and their affiliates (the "Rights Investors") have agreed to purchase all of the Unsubscribed Shares at the Subscription Price and the Company has authorized an additional 1,000,000 shares of Omega Worldwide Common Stock (the "Additional Shares") to ensure that the Rights Investors will have the right to purchase an aggregate of 1,000,000 Unsubscribed Shares. Shareholders of the Company who do not exercise all of their Rights will own a smaller relative equity ownership and voting interest in the Company after the Rights Offering and the Distribution. There is no minimum number of shares of Omega Worldwide Common Stock required to be sold as a condition to the consummation of the Rights Offering.

    The Company is a newly-formed subsidiary of Omega that will provide investment advisory services and hold equity and debt interests in companies engaged in providing sale/leaseback and other capital financing to healthcare service providers throughout the world. The Company will seek to leverage its management expertise in financing healthcare providers globally by providing seed equity and debt capital and investment advisory services to newly-formed or existing finance companies principally in countries other than the United States. In addition, the Company will maintain an ongoing relationship with Omega and anticipates conducting certain activities in the United States to the extent Omega is unable to do so because of certain real estate investment trust ("REIT") tax provisions or for other reasons.

    No payment need be made by, or will be accepted from, Omega shareholders for the Omega Worldwide Common Stock to be received by them in the Distribution. Omega shareholders will not be required to surrender or exchange Omega Common Shares (as hereinafter defined) in order to receive Omega Worldwide Common Stock. Each share of Omega Worldwide Common Stock sold in the Secondary Offering or issued in the Distribution or pursuant to an exercise of the Rights will be accompanied by one preferred share purchase right (a "Preferred Share Purchase Right").
    There is currently no public market for Omega Worldwide Common Stock. Shares of Omega Worldwide Common Stock have not been approved for listing on any national securities exchange although application has been made to report the Omega Worldwide Common Stock on the NASDAQ National Market System ("NASDAQ") under the symbol "OWWI".
    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

              The date of this Prospectus is              , 1998.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to Omega Worldwide Common Stock, Rights and Preferred Share Purchase Rights described herein. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information, reference is made hereby to the Registration Statement, exhibits and schedules thereto. Statements contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as exhibits to the Registration Statement. Each such statement is qualified by such reference. Copies of these documents may be inspected without charge at the principal office of the Commission at 450 5th Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048, at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661, and at 5670 Wilshire Boulevard, Suite 1100, Los Angeles, California 90036, and copies of all or any part thereof may be obtained from the Commission upon payment of the charges prescribed by the Commission. Copies of such material may also be obtained from the Commission's Web Site (http://www.sec.gov).

     Following the Distribution, the Company will be required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will file annual, quarterly and other reports with the Commission. The Company will also be subject to the proxy solicitation requirements of the Exchange Act and, accordingly, will furnish audited financial statements to its stockholders in connection with its annual meetings of stockholders. The Company will also file with NASDAQ copies of such reports, proxy statements and other information which subsequently can be inspected at the offices of NASDAQ.

                                    SUMMARY

     This summary is qualified by the more detailed information set forth elsewhere in this Prospectus, which should be read in its entirety, including the discussion of certain factors set forth under "Risk Factors." Unless the context requires otherwise, each reference to "Omega" and "the Company" herein includes its direct and indirect subsidiaries.

                                    OVERVIEW

     The Company is a newly-formed corporation that was incorporated in Maryland on November 13, 1997 as a wholly-owned subsidiary of Omega. Omega created the Company to engage in the investment advisory and management services currently being provided by Omega in order to distinguish between the lines of business Omega conducts. The Distribution allows the current holders of Omega Common Shares to continue to participate in the business operations being conducted by the Company (through ownership of Omega Worldwide Common Stock) as well as the real estate operations being conducted by Omega (through ownership of Omega Common Shares). The sale of shares of Omega Worldwide Common Stock pursuant to the Secondary Offering allows Omega to replenish its capital base following the contribution of the Assets (as defined below) to the Company. The Rights Offering and Primary Offering allow the Company to raise capital to pursue further business opportunities. After the consummation of the Distribution and the Offerings, Omega will continue to own 1,000,000 shares of Omega Worldwide Common Stock (approximately 9% of the issued and outstanding shares of Omega Worldwide Common Stock assuming no Additional Shares are issued).

                                  THE COMPANY

The Company...................   The Company will provide investment advisory
                                 and management services and hold equity and debt interests in companies engaged in providing sale/leaseback and other capital financing to healthcare service providers throughout the world. The Company will seek to leverage its management expertise in financing healthcare providers by providing seed equity and debt capital and investment advisory services to newly-formed or existing real estate and finance companies principally in countries other than the United States. Private healthcare and its finance, particularly for the aging population in developed countries, represents a growing priority in which capital is a major consideration. Based upon management's experience in establishing
                                 Principal Healthcare Finance Limited, a private company incorporated with limited liability in the Isle of Jersey ("Principal"), the Company will seek to extend its investments in healthcare finance on a global basis. The
                                 Company may also consider investment in other actively managed real estate opportunities which it develops. Principal was formed on June
                                 28, 1995 and was a wholly-owned subsidiary of Omega until October, 1996. Principal provides capital and medium-term financing to the private-sector healthcare industry in the
                                 United Kingdom by acquiring and leasing back to experienced operators, existing and newly-built nursing homes or residential care facilities.
                                 At December 31, 1997 Principal owned and leased to eight operators a total of 154 facilities
                                 (approximately 7,200 beds) in the United
                                 Kingdom.

                                 The Company will use its and Omega's extensive resources to identify, develop and structure attractive opportunities to invest in healthcare real estate ownership and finance on a global basis.

                                 The Company intends to invest its capital in two principal ways: first, to increase its existing investment in Principal, as needed to establish its dominant position in private healthcare finance in the United Kingdom; and second, to establish similar relationships with existing or newly-formed entities in other suitable developed countries. The Company also will coordinate and integrate its investment activity with Omega so as to take advantage of investment opportunities which would not be suitable for Omega due to its REIT status. The Company does not intend to operate property or businesses in the healthcare or any other industry but may perform advisory services and invest in less than majority positions in healthcare operating firms, healthcare services or otherwise.

                                 The Company anticipates that a substantial portion of the firms it will develop and to which it will provide seed capital will consist of companies which have the potential for public trading in the markets in which they operate.

                                 In connection with the formation and
                                 capitalization of the Company, Omega will contribute to the Company prior to the consummation of the Offerings and the Distribution, the following significant assets (collectively, the "Assets") pursuant to a Contribution Agreement with the Company (the "Contribution Agreement"):

                                 -- 3,337,500 Class A voting ordinary shares of
                                    Principal. The Company will also receive warrants to purchase 10,000,000 Class B non-voting ordinary shares of Principal expiring June 30, 2001 at an exercise price of L1.50 (approximately $2.40) per share and 554,583 Class A ordinary shares of Principal expiring December 31, 2000 at an exercise price of L1.00 (approximately $1.60) per share. Principal's shareholders have approved a recapitalization to only Class A voting shares, and the Company's investment now represents 33.375% of the outstanding shares prior to exercising any warrants. The exercise of all issued and outstanding warrants absent the issuance of additional shares by Principal, would increase the Company's ownership interest in Principal to approximately 54%.

                                 -- The Company will replace Omega as holder
                                    with respect to L15,000,000 (approximately
                                    $24,000,000) of escalating fixed rate
                                    subordinated debt provided by Omega to
                                    Principal and maturing on December 31, 2000.
                                    Omega will also transfer to the Company the benefit of a ten-year British pound currency swap contract under which the Company will have the right to exchange L20,000,000 (approximately $32,000,000) for $31,740,000 on October 15, 2007. Pursuant to this
                                    contract, the risk to the Company of
                                    exchange rate changes during the term of the swap agreement will be mitigated. These assets are collectively referred to herein as the "Principal Assets."

                                 -- Amended and Restated Advisory Agreement with
                                    Principal (the "Management Agreement")
                                    pursuant to which the Company will provide the following services for Principal: marketing of its services; identification and evaluation of potential investments; administration of the business and day-to-day affairs of Principal; monitoring and evaluating the financial and operational performance of the healthcare operating organizations financed by Principal; and developing new products and services. The Company will also provide advice upon and facilitate capital markets transactions and arrangements of credit facilities and permanent financing for Principal. Pursuant to the Management Agreement, the Company will receive an annual fee equal to 0.9% of Principal's assets (as defined in the Management Agreement) and may earn an additional incentive fee. See "Business -- The Principal Assets."

                                 In exchange for the contribution of the Assets, Omega will receive 6,399,000 shares of Omega Worldwide Common Stock and up to 5,000,000 shares of Series B Preferred Stock, par value $1.00 per share, of the Company (the "Series B Preferred"). Pursuant to the Contribution Agreement, the Company will automatically issue 65,000 shares of Series B Preferred to Omega for each $0.0625 above $8.625 per share of Omega Worldwide Common Stock that more than 12,000 shares of Omega Worldwide Common Stock are traded on any single date prior to April
                                   , 1998. The Series B Preferred will receive a
                                 cumulative 8% per annum dividend which is payable annually based on a liquidation value of $10.00 per share. The Series B Preferred has no voting rights. Each share of Series B Preferred will convert into one share of Omega Worldwide Common Stock in the event Omega ever distributes the Series B Preferred to its shareholders or otherwise transfers the Series B Preferred to any unaffiliated third party.

                                 Prior to the consummation of the Offerings and the Distribution, the Company will enter into an agreement with Omega (the "Opportunity Agreement"), pursuant to which the Company and Omega will agree to provide each other with rights to participate in certain transactions and to make certain investments in parallel or jointly. The Company and Omega will also enter into a Services Agreement pursuant to which Omega will provide management and other employees, office space and administrative services to the Company. See "Business -- The Opportunity Agreement" and "Certain Transactions."

Business Strategy.............   The Company intends to perform the Management
                                 Agreement with Principal, to enter into
                                 additional contracts to provide advisory services and to pursue additional opportunities for global investments in healthcare real estate and finance. The Company believes that it has, or will have access to, sufficient liquidity and management expertise to invest in and manage the healthcare real estate assets successfully.

                                 The Company's investment and operating
                                 strategies reflect the experience of its management in the establishment of Principal as a means of extending, principally outside the United States, real estate based healthcare financing like that which Omega now conducts in the United States. The Company intends to expand its investments in real estate and healthcare finance and to enter into agreements similar to the Management Agreement with other entities engaged in activities similar to Principal and Omega, including entities established by the Company. The Company will also invest in other entities like Principal conducting financing activities in the healthcare industry in other areas of the world. To pursue additional opportunities, the Company plans to capitalize on its relationship with Omega and Omega's ability to structure transactions creatively and to take advantage of investment opportunities presented to Omega in which it cannot or chooses not to invest.

Management....................   Essel W. Bailey, Jr., James P. Flaherty, Susan
                                 A. Kovach and David A. Stover are President and
                                 Chief Executive Officer, Vice
                                 President-International, Vice President and
                                 Secretary, and Vice President and Chief
                                 Financial Officer, respectively, of the
                                 Company. Each currently serves in the same capacity at Omega. F. Scott Kellman is
                                 Executive Vice President of Omega and a Vice
                                 President of the Company. See "Management."

Preferred Share Purchase
Rights........................   The Company expects to authorize Preferred
                                 Share Purchase Rights prior to the consummation of the Offerings and the Distribution. If so adopted, shares of Omega Worldwide Common Stock sold pursuant to the Primary Offering and Secondary Offering and issued in the Distribution and upon exercise of the Rights will also initially represent an equivalent number of associated Preferred Share Purchase
                                 Rights of the Company. See "Certain
                                 Antitakeover Provisions -- Rights Agreement."

Certain Antitakeover
Provisions....................   Certain provisions of the Company's charter
                                 (the "Charter") and Bylaws (the "Bylaws"), as each will be in effect as of the consummation of the Offerings and the Distribution, and of the Maryland General Corporation Law (the
                                 "MGCL"), may make more difficult an acquisition of control of the Company in a transaction not approved by the Omega Worldwide Board of Directors (the "Omega Worldwide Board"). See
                                 "Description of Omega Worldwide Capital Stock" and "Certain Antitakeover Provisions." The
                                 Rights Plan will also make more difficult an acquisition of control of the Company in a transaction not approved by the Omega Worldwide
                                 Board. The Rights Plan and certain provisions of the Charter will not apply to Omega and its affiliates. See "Certain Antitakeover
                                 Provisions -- Rights Plan."

Post-Distribution Dividend
Policy........................   The primary objective of the Company is to
                                 achieve long-term growth. The Company intends to use its available funds to pursue business opportunities and, so long as such opportunities exist, does not anticipate the payment of any cash dividends on Omega
                                 Worldwide Common Stock in the foreseeable future. The authorization of dividends will be subject to the discretion of the Omega
                                 Worldwide Board. See "Dividend Policy."

Interests of Executive
Officers......................   Essel W. Bailey, Jr., James P. Flaherty, F.
                                 Scott Kellman, Susan A. Kovach and David A.
                                 Stover are President and Chief Executive
                                 Officer, Vice President-International,
                                 Executive Vice President, Vice President and
                                 Secretary, and Vice President and Chief
                                 Financial Officer, respectively, of Omega and serve in similar executive officer capacities for the Company. Mr. Bailey is also a director of the Company and Omega. These officers have a significant interest in Omega and as such will receive shares of the Company.
                                 They will also receive options to acquire shares of the Company and they intend to purchase shares of the Company. See "Risk
                                 Factors -- Potential Conflicts of Interest" and
                                 "Certain Transactions."

Transfer Agent and
Registrar.....................   First Chicago Trust Company of New York will be
                                 the Transfer Agent and Registrar for the Company after the Distribution and the Offerings.

                              THE PRIMARY OFFERING

Securities Offered............   500,000 shares of Omega Worldwide Common Stock.

Omega Worldwide Common Stock
  outstanding after Primary
  Offering....................   11,250,000 shares (assuming consummation of the
                                 Secondary Offering, Rights Offering and
                                 Distribution).

Use of Proceeds...............   The Primary Offering is intended to provide
                                 funds to the Company for working capital and acquisitions and investments. See "Use of Proceeds."

                             THE SECONDARY OFFERING

Securities Offered............   2,300,000 shares of Omega Worldwide Common
                                 Stock.

Omega Worldwide Common Stock
  outstanding after Secondary
  Offering....................   11,250,000 shares (assuming consummation of the
                                 Primary Offering, Rights Offering and
                                 Distribution).

Trading Market................   There is currently no public market for Omega
                                 Worldwide Common Stock. The Omega Worldwide
                                 Common Stock has not been approved for listing on any national securities exchange, although application has been made to report the Omega
                                 Worldwide Common Stock on NASDAQ under the symbol "OWWI". See "Risk Factors -- Absence of a Public Market for Omega Worldwide Common
                                 Stock" and "The Distribution -- Listing and
                                 Trading of Omega Worldwide Common Stock."

Use of Proceeds...............   The Company will not receive any of the
                                 proceeds from the sale of the Omega Worldwide
                                 Common Stock in the Secondary Offering.

Rights Offering Obligation....   Shareholders of Omega as of the Record Date who
                                 purchase shares of Omega Worldwide Common Stock pursuant to the Secondary Offering will agree to exercise all Rights they may receive pursuant to the Rights Offering.

                              THE RIGHTS OFFERING

Securities Offered............   2,250,000 Rights, exercisable for an aggregate
                                 of 2,250,000 shares of Omega Worldwide Common
                                 Stock, with 1,000,000 Additional Shares
                                 authorized for issuance to ensure that the Rights Investors will have the right to purchase an aggregate of 1,000,000 Unsubscribed Shares.

Rights Record Date............   March   , 1998.

Subscription Right............   One Right, per every 4.0 shares of Omega
                                 Worldwide Common Stock, issued by the Company to each holder of Omega Worldwide Common Stock on the Rights Record Date. Each Right entitles the holder to purchase one share of Omega
                                 Worldwide Common Stock at the Subscription
                                 Price. See "The Rights Offering."

Oversubscription Privilege....   A holder of Omega Worldwide Common Stock on the
                                 Rights Record Date who validly exercises all of such shareholder's Rights may also oversubscribe, at the Subscription Price, for additional shares of Omega Worldwide Common
                                 Stock. Only holders of Omega Worldwide Common
                                 Stock on the Rights Record Date will be
                                 entitled to the Oversubscription Privilege. See
                                 "The Rights Offering -- Oversubscription
                                 Privilege."

Unsubscribed Shares...........   Certain directors and officers of Omega and
                                 their affiliates have agreed to acquire the Unsubscribed Shares at the Subscription Price and will be guaranteed the right to purchase an aggregate of 1,000,000 Unsubscribed Shares by the issuance of Additional Shares. See "The
                                 Rights Offering -- Unsubscribed Shares."

Expiration Date...............   March   , 1998 at 5:00 p.m., Eastern Standard
                                 Time, or such later date as the Company may determine in its sole discretion. After such time, the Rights will become void and have no value.

Subscription Price............   $       per share.

Method of Exercising
  Rights and Oversubscription
  Privilege...................   Holders of Omega Worldwide Common Stock must
                                 properly complete the Rights Certificate accompanying this Prospectus indicating the number of Rights being exercised and whether the Oversubscription Privilege is being exercised. Prior to the Expiration Date, the subscriber must mail or deliver the Rights
                                 Certificate and the full Subscription Price for the shares subscribed for pursuant to the exercise of the Rights to the Subscription
                                 Agent. If the subscriber has exercised the Oversubscription Privilege, the Company will send the subscriber a written confirmation of the number of shares of Omega Worldwide Common
                                 Stock allocated to the subscriber under the Oversubscription Privilege. Within four business days of receipt of the notice, the subscriber must deliver payment to the Subscription Agent for the shares of Omega
                                 Worldwide Common Stock subscribed for pursuant to the Oversubscription Privilege. See "The
                                 Rights Offering -- Method of Exercising Rights" and "The Rights Offering -- Oversubscription
                                 Privilege."

Transferability of Rights.....   The Rights are not transferable.

Subscription Agent............   First Chicago Trust Company of New York

Use of Proceeds...............   The Rights Offering is intended to provide
                                 funds to the Company for working capital and acquisitions and investments. See "Use of Proceeds."

Federal Income Tax
  Consequences................   A shareholder of the Company generally should
                                 not recognize any gain or loss upon the receipt of a Right, the exercise of a Right or the lapse of a Right. See "The Rights Offering --
                                 Federal Income Tax Consequences of the Rights
                                 Offering."

                                THE DISTRIBUTION

Distributing Company..........   Omega Healthcare Investors, Inc.

Shares to be Distributed......   Approximately 5,200,000 shares of Omega
                                 Worldwide Common Stock, all of which are held by Omega.

Distribution Ratio............   One share of Omega Worldwide Common Stock for
                                 every 3.77 Omega Common Shares. No certificates representing fractional shares of the Company will be issued in connection with the Distribution. In lieu of fractional shares, the Distribution Agent (as defined below) will aggregate and sell the fractional shares and distribute the cash proceeds on a pro rata basis to those holders otherwise entitled to a fractional interest. No payment need be made by, or will be accepted from, Omega shareholders for Omega Worldwide Common Stock to be received by them in the Distribution, nor will Omega shareholders be required to surrender or exchange Omega Common Shares, in order to receive Omega Worldwide Common Stock.
                                 See "The Distribution -- Manner of Effecting the Distribution."

Risk Factors..................   Shareholders should consider certain factors
                                 discussed under "Risk Factors," including risks associated with the assets that the Company will acquire and own, the Company's lack of operating history, potential conflicts of interest and the Company's dependence on Omega.

Background of and Reasons
  for the Distribution........   The Company will provide investment advisory
                                 and management services and hold equity and debt interests in companies engaged in providing sale/leaseback and other capital financing to healthcare service providers throughout the world.

                                 In connection with its management and other activities, the Company will operate under the Opportunity Agreement pursuant to which the Company and Omega will agree to provide each other with rights to participate in certain transactions and to make certain investments in parallel or jointly. In particular, the Company will have the right to pursue certain opportunities that Omega may determine it is unable to pursue (whether due to its status as a REIT or for other reasons) or that Omega may elect not to pursue. See "Business -- The Opportunity Agreement."

                                 The Distribution of Omega Worldwide Common
                                 Stock will provide Omega shareholders as of the Record Date with the ability to benefit from both the real estate operations of Omega and the business operations of the Company.

Federal Income Tax
  Consequences................   An Omega shareholder will be treated as
                                 receiving a distribution from Omega in an amount equal to the fair market value of the Omega Worldwide Common Stock received by such shareholder plus any cash received in lieu of fractional shares. Depending on an Omega shareholder's adjusted tax basis and the amount of Omega's current and accumulated earnings and profits, the Distribution will result in ordinary income, a tax-free return of capital, capital gain or a combination thereof.
                                 Management anticipates that for a typical Omega shareholder the Distribution likely will result in an increase in the shareholder's tax-free return of capital and capital gain, but this result cannot be assured. See "The Distribution
                                 -- Federal Income Tax Consequences of the
                                 Distribution."

Distribution Agent............   First Chicago Trust Company of New York

Record Date...................   February 1, 1998 (the "Record Date").

Distribution Date.............   March   , 1998 (the "Distribution Date").
                                 Commencing on or about the Distribution Date, the Distribution Agent will begin mailing account statements reflecting ownership of
                                 Omega Worldwide Common Stock to holders of
                                 Omega Common Shares on the Record Date. Omega shareholders will not be required to make any payment or to take any other action to receive the Omega Worldwide Common Stock to which they are entitled in the Distribution. See "The
                                 Distribution -- Manner of Effecting the
                                 Distribution."

Trading Market................   There is currently no public market for Omega
                                 Worldwide Common Stock. The Omega Worldwide
                                 Common Stock has not been approved for listing on any national securities exchange although application has been made to report the Omega
                                 Worldwide Common Stock on NASDAQ under the symbol "OWWI". See "Risk Factors -- Absence of a Public Market for Omega Worldwide Common
                                 Stock" and "The Distribution -- Listing and
                                 Trading of Omega Worldwide Common Stock."

                BENEFITS OF THE OFFERINGS TO SELLING SHAREHOLDER

     As a result of the sale of 2,300,000 shares of the Company by Omega in the
Secondary Offering, Omega will receive gross proceeds of $            (based on
an initial public offering price of $       per share). The Company will not
receive any proceeds from the sale of shares by Omega. Furthermore, Omega will
realize a gain of $            in connection with the sale of such shares. Omega
will, after the Offerings, own 1,000,000 shares of the Company valued at
$       (based on the initial public offering price of $       per share) and
would have an unrealized gain of $       . Omega may at any time after the
Offerings sell or distribute to its shareholders its remaining equity interests in the Company.

                        SUMMARY PRO FORMA FINANCIAL DATA

     The following table sets forth certain unaudited summary financial information for the Company on a combined pro forma basis. This summary information is qualified by, and should be read in conjunction with, the financial statements and notes thereto included elsewhere in this Prospectus.

     The pro forma information for the year ended November 30, 1997, assumes completion, in each case as of December 1, 1996 in determining operating data, and, in each case as of November 30, 1997, in determining balance sheet data, of the formation and capitalization of the Company, the related contribution of the Assets by Omega, and receipt of the proceeds of the Rights Offering.

     The pro forma financial information is not necessarily indicative of what the Company's financial position or results of operations would have been assuming the above events actually occurred as of the dates indicated, nor do they purport to project the Company's financial position or results of operations at any future date or for any future period.

                             OMEGA WORLDWIDE, INC.
                       CONDENSED PRO FORMA BALANCE SHEET
                               NOVEMBER 30, 1997
                                  (UNAUDITED)

                                                             PRO FORMA         AS ADJUSTED
                                            HISTORICAL    ADJUSTMENTS(A)     FOR PROCEEDS(B)      PRO FORMA
                                            ----------    --------------     ---------------      ---------
ASSETS
  Cash..................................    $   1,000       $   210,000        $16,125,000       $16,336,000
  Investment in Principal Healthcare
     Finance Limited....................
       Subordinated loan................                     23,805,000                           23,805,000
       Common stock.....................                      5,296,612                            5,296,612
  Omega (UK) Limited and other assets...                        150,000                              150,000
                                            ---------       -----------        -----------       -----------
TOTAL ASSETS............................    $   1,000       $29,461,612        $16,125,000       $45,587,612
                                            =========       ===========        ===========       ===========
SHAREHOLDER'S EQUITY
  Common stock..........................    $ 210,100       $   639,900        $   225,000       $ 1,075,000
  Paid-in Capital.......................          900        28,611,712         15,900,000        44,512,612
  Common stock subscription
     receivable.........................     (210,000)          210,000
                                            ---------       -----------        -----------       -----------
TOTAL LIABILITIES & EQUITY..............    $   1,000       $29,461,612        $16,125,000       $45,587,612
                                            =========       ===========        ===========       ===========

-------------------------
 (A) Payment of subscription receivable balance and contribution by Omega of investment in Principal, recorded at Omega's carrying value, in exchange for 8,499,000 fully paid shares of Omega Worldwide Common Stock. The Subordinated Loan earns interest at the rate of 11.83% with annual increases of 3%, and is due in December 2000. The common stock investment represents 33.375% of the outstanding voting stock of Principal. These investments are stated at Omega's original cost basis in pounds sterling as adjusted for translation to dollars. Omega has not previously recognized any writedowns or other adjustments to these investments. Based on circumstances at the date of the respective transactions, no values were ascribed to the warrants issued by Principal or the currency swap arrangement.
 (B) Proceeds of issuance of 2,250,000 shares of the company to its shareholders pursuant to the Rights Offering at $7.50 per share (less estimated offering and registration costs of $750,000).

                             OMEGA WORLDWIDE, INC.
                    CONDENSED PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED NOVEMBER 30, 1997
                                  (UNAUDITED)

                                                                HISTORICAL        PRO FORMA
                                                                ----------        ---------
Revenue
  Advisory fees.............................................        $            $ 1,764,000 (A
  Interest -- Subordinated Loan.............................                       2,843,000
                                                                                 -----------
     Total Revenues.........................................         0             4,607,000
Expenses
  Costs of Services Provided................................                       1,174,000 (B
  General and Administrative................................                         507,000 (C
                                                                    --           -----------
     Total Expenses.........................................         0             1,681,000
                                                                    --           -----------
                                                                     0             2,926,000
Equity in loss of Principal Healthcare
  Finance Limited...........................................                        (235,000)(D)
                                                                    --           -----------
Income before income taxes..................................         0             2,691,000
Provision for income taxes..................................         0              (915,000)
                                                                    --           -----------
Net income..................................................        $0           $ 1,776,000
                                                                    ==           ===========
Shares Outstanding..........................................                      11,250,000
Net income per share........................................                           $0.16

-------------------------
(A) Fees pursuant to management agreement at .9% of Principal's average net assets. Management believes that the assignment of the existing management contract by Omega to the Company will not materially affect the revenue producing activity or cost structure for services provided to Principal.

(B) Costs of services provided by Omega (UK) Limited.

(C) Comprises allocated share of costs of Omega Healthcare Investors, Inc. pursuant to the provisions of Service Agreement. The Company's general and administrative costs which are estimated to be approximately $650,000 to $700,000, are not factually supportable and therefore have been omitted.

(D) Represents the Company's share (33.375%) of loss of Principal for fiscal year ended August 31, 1997. The Company will account for its investment in Principal using the equity method of accounting, and at no time does the Company expect its ownership will be more than 50%.

                                  RISK FACTORS

     Shareholders should carefully consider and evaluate all of the information set forth in this Prospectus, including the risk factors listed below. The Company also cautions readers that, in addition to the historical information included herein, this Prospectus includes certain forward-looking statements and information that are based on management's beliefs as well as on assumptions made by and information currently available to management. When used in this Prospectus, the words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including but not limited to the following factors, which could cause the Company's future results and stockholder values to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Many of such factors are beyond the Company's ability to control or predict. Readers are cautioned not to put undue reliance on forward-looking statements. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

NO HISTORY OF OPERATIONS

     The Company is newly formed and has no operating history except as part of Omega. The financial information relating to the Principal Assets that is presented elsewhere in this Prospectus is not necessarily indicative of future operations of the Company.

HEALTHCARE INDUSTRY

     The Company will invest in entities which will own healthcare facilities principally outside of the United States. Accordingly, the Company will not diversify its investments to reduce the risks associated with investment in the healthcare industry. Future investments by the Company may be on terms or conditions less favorable than the terms applicable to the Company's initial investments. The operation of healthcare facilities is subject to substantial regulation. In addition to other laws and regulations with which the Company will be required to comply, the Company will be subject to laws that govern financial arrangements between healthcare providers. Any failure to comply with these laws or regulations could have an adverse effect on the operations of the Company.

     Healthcare is an area of extensive governmental regulation and frequent regulatory change. The lessees and mortgagors of Principal or similar companies in which the Company invests are and will continue to be subject to extensive regulation. Changes in laws or regulations or new interpretations of existing laws or regulations can have a dramatic effect on the healthcare industry with respect to methods of doing business, costs of doing business and revenues. Principal is attempting to develop and market a method of financing for healthcare properties which is not, at present, widely accepted in the United Kingdom or elsewhere, and the business of the Company may not develop and grow as the Company anticipates.

     The operating results of the healthcare facilities underlying the investments of Principal or similar companies in which the Company invests will depend on various factors over which the Company will have no control and which may affect the present or future cash flows of the Company. Those factors include, without limitation, general economic conditions, changes in supply of, or demand for, competing long-term healthcare facilities, changes in occupancy levels, the ability of the lessees and mortgagors of Principal or similar companies in which the Company invests through rate increases or otherwise to absorb increases in operating expenses, changes in governmental regulations and changes in planning (zoning) regulations.

     A significant portion of the revenues of the lessees and mortgagors of Principal or similar companies in which the Company invests will be dependent upon payments from third party payors, including private insurers and local and national governments. The levels of revenues and profitability of such lessees and mortgagors may be affected by the continuing efforts of third party payors to contain or reduce the cost of healthcare. Medical advances and changes in the method of providing long-term healthcare services may significantly change the healthcare needs of the elderly and thereby reduce the demand for long-term healthcare facilities. Likewise, such advances and changes may make obsolete the healthcare properties owned or financed by Principal or similar companies in which the Company invests.

     Although Principal plans to increase rapidly the number of healthcare operators it finances, currently all of Principal's income is derived from rent payments received from eight operators and over 50% of its revenues come from two operators, Tamaris plc and Ashbourne Healthcare plc. Thus, the results of operations and financial condition of Principal will be principally dependent upon the ability of Tamaris plc and Ashbourne Healthcare plc to meet their obligations under their agreements with Principal and, thus, upon the operating results of the facilities financed by Principal.

     Healthcare services, particularly those for the elderly outside the United States, often have been provided by government or by not-for-profit organizations, and the ability of the Company to extend its financing and investment activities is premised upon additional changes in the way in which healthcare services for the elderly will be provided in such countries as the Company may invest. While the United Kingdom has been advanced in permitting and encouraging the private for-profit sector to develop healthcare services, there is no assurance that such encouragement and permission will be available in other countries in which the Company may desire to invest.

     No assurance can be given that a lessee will exercise any option to renew its lease upon the expiration of its term. In such an instance, the Company may not be able to locate a qualified purchaser or qualified replacement tenant for the healthcare properties in question, and as a result it would lose a source of revenue while remaining responsible for payment of its obligations incurred in financing such properties.

COMPETITION

     The Company and Principal will be competing for additional healthcare facility investments with other healthcare investors, including commercial banks and other financial institutions. Many of the Company's and Principal's competitors have been established for a longer period of time and have financial resources far in excess of the Company.

INTERNATIONAL OPERATIONS AND EXCHANGE RATE FLUCTUATIONS

     The Company anticipates that international financing will account for a significant portion of its business. As a result, the Company will be subject to risks associated with international operations, including trade restrictions, overlapping or differing tax structures and legal systems, governmental fiscal policies and difficulties in staffing and managing international operations.

     The Company will experience foreign currency exchange gains and losses due to exchange rate fluctuations among a variety of currencies. Significant portions of the Company's revenues and expenses will be denominated in currencies other than the U.S. dollar, including the British pound, as Principal records its transactions and prepares its financial statements in pounds. Fluctuations in the values of foreign currencies may cause reported amounts to change from period to period, and may produce significant changes in the Company's financial condition and results of operations that do not necessarily reflect the Company's operating activities. While the Company plans to engage in foreign currency hedging transactions from time to time to moderate the overall effect of these currency movements, the Company expects that such fluctuations will occur, and there can be no assurance that exchange rate fluctuations will not have a material adverse effect on the Company's financial condition or results of operations, or cause significant fluctuations in quarterly results of operations.

LEVERAGE

     The Company intends to implement its international investment strategy by investing in entities utilizing a high degree of borrowing to fund its investments. For example, Principal was organized with a capital plan contemplating 60-70% senior debt, 10-20% subordinated unsecured debt and 10-20% equity.

RESTRICTIONS ON OMEGA WORLDWIDE'S OPPORTUNITIES

     Under the Opportunity Agreement, the Company has agreed not to acquire or make investments in real estate (which, for purposes of the Opportunity Agreement, includes the provision of services related to real estate) unless it has notified Omega of the acquisition or investment opportunity, and Omega has determined not to pursue such acquisition or investment. If approved by the Company's independent directors, the Company may make investments in certain transactions in order to assist Omega in structuring acquisitions or investments which Omega elects to pursue.

     While Omega must notify the Company of domestic investments which may be of interest to the Company, Omega is not required to offer the Company the opportunity to participate in domestic transactions, or make domestic investments, where Omega is able to pursue the entire transaction or investment. To the extent that Omega is obligated by the Opportunity Agreement to offer certain domestic transactions or investments to the Company, it is required to do so only if it has determined, in its sole discretion, that it is unable to pursue the entire transaction or investment. Because of the provisions of the Opportunity Agreement, the nature of the Company's business and the opportunities it may pursue are restricted.

GROWTH THROUGH NEW OPPORTUNITIES

     There is no assurance that any opportunities that Omega or the Company identifies will be within the Company's financial, operational or management parameters. In addition, there is no assurance that the Company will have sufficient capital resources or capabilities to pursue additional opportunities, or that opportunities it pursues will be integrated, perform as expected or contribute significant revenues or profits to the Company.

POTENTIAL CONFLICTS OF INTEREST

     Essel W. Bailey, Jr. is President and Chief Executive Officer of Omega and the Company, James P. Flaherty is Vice President -- International of Omega and the Company, F. Scott Kellman is Executive Vice President of Omega and Vice President of the Company, Susan A. Kovach is Vice President and Secretary of Omega and the Company and David A. Stover is Vice President and Chief Financial Officer of Omega and the Company. Although each of them is committed to the success of the Company, they are also committed to the success of Omega. None of Mr. Bailey, Mr. Flaherty, Mr. Kellman, Ms. Kovach or Mr. Stover is committed to spending a particular amount of time on the Company's affairs, nor will any of them devote his or her full time to the Company. It is anticipated that, except for Mr. Flaherty who will spend a substantial majority of his time on the Company's affairs, the officers will spend the majority of their time on Omega. The major factors affecting the time split between the two entities will be the pace of acquisition opportunities for the Company and the methods of financing. A majority (seven) of the members of the Omega Worldwide Board will initially be members of the Omega Board. In addition, the Omega Worldwide Board will be expanded after the consummation of the transactions set forth herein to include two members who are unaffiliated with Omega. Management and directors as a group presently own 1.8% of the outstanding Omega Common Shares but intend to acquire a greater percentage of shares of Omega Worldwide Common Stock and certain of them have committed to purchase all of the Unsubscribed Shares and have the right to acquire the Additional Shares.

     There is a risk that the common membership of management and members of the Boards of the Company and Omega will lead to conflicts of interest in connection with transactions between the two companies and opportunities presented to each of the companies. Although each of Omega and the Company will initially have at least 2 directors on its Board of Directors who are independent of the other company, no assurance can be made that this structure will continue in the future.

FUTURE CAPITAL REQUIREMENTS

     The Company has not received any commitment with respect to any additional borrowing. There is no assurance that the Company will have sufficient working capital to finance future investments. The Company expects to be able to access capital markets or to seek other financing, including financing from Omega or with

Omega's assistance, but there is no assurance that it will be able to do so at all or in amounts or on terms acceptable to the Company. Omega currently is not obligated to provide any funds to the Company or to assist it in obtaining financing.

ABSENCE OF A PUBLIC MARKET FOR OMEGA WORLDWIDE COMMON STOCK

     There is currently no public market for Omega Worldwide Common Stock. Although the Company has applied to report the Omega Worldwide Common Stock on NASDAQ, it has not yet been approved and there can be no assurance as to the prices at which trading in Omega Worldwide Common Stock will occur after the Distribution. Until the Omega Worldwide Common Stock is fully distributed and an orderly trading market develops, the prices at which trading in such stock occurs may fluctuate significantly. There can be no assurance that an active trading market in Omega Worldwide Common Stock will develop or be sustained in the future or as to the price at which the Omega Worldwide Common Stock may trade. Volatility in the market and other factors may materially adversely affect the market price of Omega Worldwide Common Stock.

CERTAIN ANTITAKEOVER PROVISIONS

     The MGCL, the Charter and Bylaws and the Rights Agreement contain several provisions that may make more difficult the acquisition of control of the Company without the approval of the Omega Worldwide Board or may make more difficult a change of control of the Company or other transaction that may involve a premium price for the Omega Worldwide Common Stock. Subtitle 6 of Title 3 of the MGCL (the "Business Combination Statute") restricts business combinations between the Company and any holder of 10% or more of the Omega Worldwide Common Stock, and Subtitle 7 of Title 3 of the MGCL (the "Control Shares Acquisition Statute") imposes certain restrictions on the voting rights of control shares acquired in a control share acquisition. Certain provisions of the Charter and the Bylaws, among other things: (i) classify the Omega Worldwide Board into three classes of directors who serve for staggered three-year terms;
(ii) provide that a director of the Company may be removed by the stockholders only for cause; (iii) provide that only the Chairman, the President, the Omega Worldwide Board or holders of 50% of the Omega Worldwide Common Stock may call special meetings of the stockholders; (iv) provide that the stockholders may take action only at a meeting of the Company stockholders, not by written consent; (v) provide that stockholders must comply with certain advance notice procedures in order to nominate candidates for election to the Omega Worldwide Board or to place stockholders' proposals on the agenda for consideration at meetings of the stockholders; (vi) provide that, under certain circumstances, the affirmative vote of the holders of 80% of the outstanding shares of stock of the Company entitled to vote generally in the election of directors is required to approve any merger or similar business combination involving the Company (the "business combination provision"); and (vii) provide that the stockholders may amend or repeal any of the foregoing provisions of the Charter only by a vote of 80% of the stock entitled to vote generally in the election of directors. The Rights Plan would cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved in advance by the Omega Worldwide Board. The Charter provides that the business combination provision, the Rights Plan, the Business Combination Statute and the Control Shares Acquisition Statute do not apply to Omega and its affiliates. Accordingly, Omega and its affiliates will be in a position to effect a business combination or other transaction with the Company in situations where others would be restricted from effecting a similar transaction. See "Description of Omega Worldwide Capital Stock" and "Certain Antitakeover Provisions."

                                  THE COMPANY

     The Company was incorporated in Maryland in November 1997. The Company will own the Assets contributed by Omega and will receive cash from the Rights Offering. Prior to the contribution of the Assets, the Company has had no operations. See "Business."

     The Company's executive offices are located at 905 West Eisenhower Circle, Suite 101, Ann Arbor, Michigan 48103 and its telephone number is (734) 747-9791. The Company will also have an office at 145 Cannon Street, London, England EC 4N5 BP, telephone number (171) 929-3444.

                              THE RIGHTS OFFERING

RIGHTS

     The Company is distributing, at no cost, to each holder of Omega Worldwide Common Stock of record as of the close of business on the Rights Record Date, one Right for every 4.0 shares of Omega Worldwide Common Stock held by such holder on such Record Date. Each Right entitles the holder thereof to purchase one share of Omega Worldwide Common Stock at the Subscription Price. The Rights are evidenced by nontransferable Rights certificates, which shareholders will receive with the delivery of this Prospectus. A holder of Rights may (i) subscribe for shares of Omega Worldwide Common Stock through the exercise of all of his or her Rights, thereby preserving approximately the same percentage ownership in the Company as he or she currently enjoys relative to the other shareholders of the Company, or (ii) allow part or all of his or her Rights to expire unexercised. In the latter case, after the Rights Offering and the Distribution the shareholder would own a smaller relative equity ownership and voting interest in the Company as he or she currently enjoys relative to the other shareholders of the Company. All shareholders of Omega as of the Record Date who purchase shares of Omega Worldwide Common Stock pursuant to the Secondary Offering will agree to exercise all Rights they may receive pursuant to the Rights Offering.

SUBSCRIPTION PRICE

     The Subscription Price for one share of Omega Worldwide Common Stock, which
may be purchased upon the exercise of one Right, is $     .

EXPIRATION DATE

     The Rights will expire and become void at 5:00 p.m., Eastern Standard Time,
on March   , 1998 or such later date as the Company may determine in its sole discretion. The Rights will thereafter have no value. Notice will be given to shareholders of record on the Rights Record Date, by mail or by publication in a newspaper of national circulation, of a new Expiration Date in the event the Company extends the period for the exercise of the Rights.

OVERSUBSCRIPTION PRIVILEGE

     A holder of Omega Worldwide Common Stock on the Rights Record Date who validly exercises all of the Rights initially issued to such holder to the extent possible will have the further right to exercise the Oversubscription Privilege for Unsubscribed Shares at the Subscription Price. Only holders of Omega Worldwide Common Stock on the Rights Record Date will be entitled to the Oversubscription Privilege. Holders of Omega Worldwide Common Stock so entitled to exercise the Oversubscription Privilege may oversubscribe for as many additional shares of Omega Worldwide Common Stock as desired (subject to the maximum number of shares of Omega Worldwide Common Stock offered in the Rights Offering (not including the Additional Shares) and certain other restrictions). If the demand for shares of Omega Worldwide Common Stock pursuant to the Oversubscription Privilege exceeds the number of shares of Omega Worldwide Common Stock available (not including the Additional Shares), holders of Omega Worldwide Common Stock on the Rights Record Date shall participate in the Oversubscription Privilege (up to, but not exceeding, the number of shares of Omega Worldwide Common Stock oversubscribed for by each such holder) pro rata based upon the number of Rights exercised by each such person (without regard to the number of shares of Omega Worldwide Common Stock oversubscribed for by each such person pursuant to the Oversubscription Privilege), with fractional shares of Omega Worldwide Common Stock adjusted in any manner the Company deems appropriate. Promptly after the Expiration Date, the Company will send each subscriber exercising the Oversubscription Privilege a written confirmation (the "Oversubscription Notice") of the number of shares of Omega Worldwide Common Stock allocated to such subscriber under the Oversubscription Privilege.

UNSUBSCRIBED SHARES AND THIRD PARTY SALES

     The Rights Investors have committed to purchase any Unsubscribed Shares and the Company has authorized the Additional Shares to ensure that the Rights Investors will have the right to purchase an aggregate of 1,000,000 Unsubscribed
Shares. On or promptly after March   , 1998, the business day after the
Expiration Date, the Subscription Agent will send each Rights Investor a written confirmation of the number of shares of Omega Worldwide Common Stock allocated
to such Rights Investor. On or prior to April   , 1998, the fourth business day
after the Expiration Date, the Rights Investors must deliver payment for the shares of Omega Worldwide Common Stock subscribed for to the Subscription Agent by wire transfer of immediately available funds, based upon such Rights Investor's prorated allocation of shares of Omega Worldwide Common Stock as notified by the Subscription Agent.

SUBSCRIPTION AGENT

     The Subscription Agent and escrow agent for the Rights Offering is First Chicago Trust Company of New York (the "Subscription Agent"). The address to which Rights Certificates, Notices of Guaranteed Delivery and payments should be mailed or delivered is:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

                                    By Mail:
                          First Chicago Trust Company
                                  of New York
                         Attention: Tenders & Exchanges
                           P.O. Box 2565, Suite 4660
                           Jersey City, NJ 07303-2565
                           By Facsimile Transmission:
                                 (201) 222-4720
                                       or
                                 (201) 222-4721
                                    By Hand:
                          First Chicago Trust Company
                                  of New York
                         Attention: Tenders & Exchanges
                               c/o THE DEPOSITORY
                                 TRUST COMPANY
                            55 Water Street, DTC TAD
                        Vietnam Veterans Memorial Plaza
                               New York, NY 10041

                             By Overnight Courier:
                          First Chicago Trust Company
                                  of New York
                         Attention: Tenders & Exchanges
                                 Suite 4680-EEG
                           14 Wall Street, 8th Floor
                               New York, NY 10005
                             Confirm By Telephone:
                                 (201) 222-4707

     Delivery of Rights Certificates, Notices of Guaranteed Delivery and payments (other than wire transfers) other than as set forth above will not constitute a valid delivery.

     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE METHOD OF SUBSCRIBING FOR SHARES OF OMEGA WORLDWIDE COMMON STOCK OR FOR ADDITIONAL COPIES
OF THIS PROSPECTUS SHOULD BE DIRECTED TO                AT                .

FRACTIONAL SHARES

     No fractional shares of Omega Worldwide Common Stock will be issued and the Company may adjust for fractional shares of Omega Worldwide Common Stock resulting from the exercise of the Oversubscription Privilege in any manner it deems appropriate. Rights Certificates may not be divided in such a manner as to create fractional Rights or permit holders to subscribe for a greater number of shares of Omega Worldwide Common Stock. Banks, trust companies, securities dealers and brokers that hold shares of Omega Worldwide

Common Stock as nominees for more than one beneficial owner may have a Rights Certificate divided by the Subscription Agent (see "-- Method of Transferring Rights"), or may, upon proper showing to the Subscription Agent, exercise their Rights Certificates on the same basis as if the beneficial owners were record holders on the Rights Record Date. The Company reserves the right to deny any division of Rights Certificates if in its opinion the result would be inconsistent with the intent of this privilege.

METHOD OF EXERCISING RIGHTS

     Shares of Omega Worldwide Common Stock may be subscribed for pursuant to the exercise of the Rights by properly completing and duly executing the Rights Certificate accompanying this Prospectus and mailing or delivering the Rights Certificate, together with payment of the full Subscription Price for each share of Omega Worldwide Common Stock subscribed for pursuant to the exercise of Rights to the Subscription Agent at the appropriate address set forth above. Upon receipt of the Oversubscription Notice, each subscriber exercising the Oversubscription Privilege must deliver payment to the Subscription Agent for the shares of Omega Worldwide Common Stock subscribed for pursuant to the Oversubscription Privilege on or prior to the fourth business day after receipt of the Oversubscription Notice. Banks, trust companies, securities dealers and brokers that hold shares of Omega Worldwide Common Stock as nominee for more than one beneficial owner may, upon proper showing to the Subscription Agent, exercise their Rights and the Oversubscription Privilege on the same basis as if the beneficial owners were record holders on the Rights Record Date. Payments must be made in United States currency by personal check, cashier's check, bank draft or money order payable to the order of "Omega Worldwide Rights Offering". In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), such Rights may be exercised by instructing DTC to transfer Rights from such holder's DTC account to the Subscription Agent's DTC account, together with payment of the full Subscription Price. EXCEPT AS DESCRIBED UNDER "-- LATE DELIVERY OF PAYMENT AND RIGHTS CERTIFICATES", TO BE ACCEPTED, THE PROPERLY COMPLETED AND DULY EXECUTED RIGHTS CERTIFICATE AND THE PAYMENT MUST BE RECEIVED BY THE SUBSCRIPTION AGENT PRIOR TO 5:00 P.M., EASTERN STANDARD TIME, ON THE EXPIRATION DATE. RIGHTS CERTIFICATES RECEIVED AFTER SUCH TIME WILL NOT BE HONORED.

     A holder of Rights who exercises fewer than all of the Rights represented by his or her Rights Certificate will receive from the Subscription Agent a new Rights Certificate representing such unexercised Rights. No new Rights
Certificates will be issued after                , 1998. Neither the Company nor
the Subscription Agent shall incur any liability if a Rights Certificate, furnished by the Subscription Agent or otherwise, is not received in time to be exercised, transferred or sold.

     The instruction letter accompanying the Rights Certificate should be read carefully and strictly followed. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO THE COMPANY. Except as described under the captions "-- Unsubscribed Shares and Third Party Sales" and "-- Late Delivery of Payments and Rights Certificates," no subscription will be deemed to have been received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full Subscription Price. The risk of delivery of all documents and payments is on subscribers, not the Company or the Subscription Agent. If the mail is used, it is recommended that insured, registered mail, return receipt requested, be used and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent before the Expiration Date.

LATE DELIVERY OF PAYMENTS AND RIGHTS CERTIFICATES

     If, prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, the Subscription Agent has received a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form accompanying this Prospectus (either by hand, mail, telegram or facsimile transmission) specifying the name of the holder of Rights and the number of shares of Omega Worldwide Common Stock subscribed for (stating separately the number of shares of Omega Worldwide Common Stock subscribed for pursuant to the exercise of the Rights and the Oversubscription Privilege) and guaranteeing that the properly completed and duly executed Rights Certificate and payment of the full Subscription Price for all shares of Omega Worldwide Common Stock subscribed for will be delivered to the Subscription Agent within three business days after the Expiration Date, such subscription may be accepted, subject to the Subscription Agent's withholding the certificates for the shares of Omega Worldwide Common Stock until receipt of the properly completed and duly executed Rights Certificate and payment of such amount within such time period. In the case of holders of Rights that are held of record through DTC, such Rights may be exercised by instructing DTC to transfer Rights from such holder's DTC account to the Subscription Agent's DTC account, together with payment of the full Subscription Price. The Notice of Guaranteed Delivery must be guaranteed by a commercial bank, trust company or credit union having an office, branch or agency in the United States or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP. Notices of Guaranteed Delivery and Payments should be mailed or delivered to the appropriate addresses set forth under "-- Subscription Agent".

VALIDITY OF SUBSCRIPTIONS

     All questions with respect to the validity and form of the exercise of any Rights or the Oversubscription Privilege, or third-party subscriptions for Unsubscribed Shares (including time of receipt and eligibility to participate in the Rights Offering) will be determined solely by the Company, which determination shall be final and binding. Once made, subscriptions and directions are irrevocable, and no alternative, conditional or contingent subscriptions or directions will be accepted. The Company reserves the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which, in the opinion of the Company's counsel, would be unlawful. Any irregularities in connection with subscriptions must be cured prior to the Expiration Date unless waived by the Company in its sole discretion. Neither the Company nor the Subscription Agent shall be under any duty to give notification of defects in such subscriptions or incur any liability for failure to give such notification. A subscription will be deemed to have been accepted (subject to the Company's right to withdraw or terminate the Rights Offering) only when a properly completed and duly executed Rights Certificate, any other required documents and payment of the full Subscription Price with respect to such subscription have been received by the Subscription Agent. The Company's interpretations of the terms and conditions of the Rights Offering shall be final and binding.

RIGHTS OF SUBSCRIBERS

     Subscribers will have no rights as shareholders of the Company with respect to shares of Omega Worldwide Common Stock subscribed for until certificates representing such shares of Omega Worldwide Common Stock are issued to them. Subscribers will have no right to revoke their subscriptions after delivery to the Subscription Agent of a completed Rights Certificate and any other required documents.

DELIVERY OF SHARES

     Certificates for shares of Omega Worldwide Common Stock purchased pursuant to the exercise of Rights will be mailed as soon as practicable after the receipt of all required documents and payment in full of the Subscription Price due for such shares of Omega Worldwide Common Stock. Certificates for shares of Omega Worldwide Common Stock purchased pursuant to the Oversubscription Privilege or third-party subscriptions for Unsubscribed Shares will be mailed as soon as practicable after the Expiration Date and the receipt of all required documents and payment in full of the Subscription Price due for such shares of Omega Worldwide Common Stock. In the case of shareholders whose shares of Omega Worldwide Common Stock are held through DTC and Rights Investors who arrange for delivery and payment through DTC, the appropriate participant account will be credited.

FEDERAL INCOME TAX CONSEQUENCES OF THE RIGHTS OFFERING

     The following is a summary of the material U.S. federal income tax consequences of the Rights Offering. To the extent this summary discusses matters of law, it is based on the opinion of Mayer, Brown & Platt. This summary is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, Treasury regulations, administrative pronouncements and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not purport to be a complete discussion of all U.S. federal income tax consequences relating to the Rights Offering. This summary does not address the tax consequences of the Rights Offering under state, local or non-U.S. tax laws.

In addition, this summary may not apply, in whole or in part, to particular categories of shareholders of the Company, such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, foreign taxpayers, individuals who acquired Rights pursuant to stock options, restricted stock programs or in other compensatory transactions, and other special status taxpayers. Finally, a tax ruling from the Internal Revenue Service has not been requested. THIS SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL SHAREHOLDERS OF THE COMPANY ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE RIGHTS OFFERING, INCLUDING ANY STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES.

     The Rights Offering should be treated for U.S. federal income tax purposes as a distribution, subsequent to the Distribution and the Secondary Offering, of the Rights by the Company to its shareholders. As such, the U.S. federal income tax consequences of the Rights Offering should be as follows.

     Taxation of Shareholder of the Company upon Receipt of Right. A Company shareholder will not recognize any gain or loss upon receipt of a Right.

     Taxation of Shareholder of the Company upon Exercise of Right. A shareholder of the Company generally will not recognize any gain or loss upon the purchase of a share of Omega Worldwide Common Stock pursuant to the exercise of a Right. The tax basis of shares of Omega Worldwide Common Stock purchased pursuant to the exercise of Rights will be equal to the sum of (a) the shareholder's tax basis in the Rights exercised and (b) the Subscription Price paid for such Omega Worldwide Common Stock. If a shareholder exercises a Right, the tax basis of such Right in the hands of the shareholder will be determined by allocating the shareholder's existing tax basis in his or her Omega Worldwide Common Stock with respect to which the Right was distributed ("Old Shares") between his or her Old Shares and the Right, in proportion to their relative fair market values on the date of distribution of the Rights. If, however, the fair market value of the Rights distributed to the shareholder (on the date of distribution) is less than 15% of the fair market value of his or her Old Shares, the tax basis of each Right will be deemed to be zero unless the shareholder affirmatively elects, by attaching an election statement to his or her federal income tax return for the year in which he or she receives his or her Rights, to compute the tax basis of his or her Rights in accordance with the preceding sentence. Once made, such an election is irrevocable. The Company expects that the fair market value of the Rights distributed to each shareholder will be less than 15% of the fair market value of his or her Old Shares. The holding period of the shares of Omega Worldwide Common Stock purchased pursuant to the exercise of Rights will commence on the date of exercise.

     Taxation of Shareholder of the Company upon Lapse of Right. A shareholder of the Company will not recognize any gain or loss upon the expiration of his or her Right since a Right will not be treated as having any tax basis if it lapses.

     Taxation of the Company on the Rights Offering. The Company will generally not recognize any gain or loss upon the issuance of Rights, the receipt of cash for Omega Worldwide Common Stock pursuant to the exercise of Rights or the lapse of Rights.

     Other Possible Characterizations. Although the Rights Offering should be treated for U.S. federal income tax purposes as a distribution (and both Omega and the Company intend to report the transaction on this basis), subsequent to the Distribution and the Secondary Offering, of the Rights by the Company to its shareholders, alternative characterizations of the Rights Offering are possible. For example, Omega could be treated as receiving Rights (as well as Omega Worldwide Common Stock) in exchange for the Assets, as distributing Rights (as well as Omega Worldwide Common Stock) to its shareholders in the Distribution, and as selling Rights (as well as Omega Worldwide Common Stock) to the purchasers in the Secondary Offering. Recipients of Rights are urged to consult their tax advisors with regard to possible alternative characterizations and the U.S. federal income tax consequences thereof.

LISTING AND TRADING OF OMEGA WORLDWIDE COMMON STOCK

     There is currently no public market for Omega Worldwide Common Stock. Although the Company has applied to report the Omega Worldwide Common Stock on NASDAQ, it has not yet been approved for listing, and there can be no assurance as to the prices at which trading in Omega Worldwide Common Stock will occur after the Distribution. Until Omega Worldwide Common Stock is fully distributed and an orderly trading market develops, the prices at which trading in such stock occurs may fluctuate significantly. There can be no assurance that an active trading market in Omega Worldwide Common Stock will develop or be sustained in the future.

     The prices at which Omega Worldwide Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the Company's performance and prospects, the depth and liquidity of the market for Omega Worldwide Common Stock, investor perception of the Company and of the industries in which the Company operates and economic conditions in general, the Company's dividend policy, and general financial and other market conditions. In addition, financial markets have experienced extreme price and volume fluctuations that have affected the market price of many stocks and that, at times, could be viewed as unrelated or disproportionate to the operating performance of such companies. Such fluctuations have also affected the share prices of many newly public issuers. Such volatility and other factors may materially adversely affect the market price of Omega Worldwide Common Stock.

     The Company will have approximately 3,000 stockholders of record and approximately 30,000 beneficial shareholders, based on the number of record holders of Omega Common Shares on the Record Date. The Transfer Agent and Registrar for the Omega Worldwide Common Stock will be First Chicago Trust Company of New York. For certain information regarding options and other equity-based employee benefit awards involving Omega Worldwide Common Stock that may become outstanding after the Distribution, see "Management."

                                THE DISTRIBUTION

BACKGROUND OF AND REASONS FOR THE DISTRIBUTION

     The Company will provide investment advisory and management services and hold equity and debt interests in companies engaged in providing sale/leaseback and other capital financing to healthcare service providers throughout the world. The Company will seek to leverage its management expertise in financing healthcare providers globally by providing seed equity and debt capital and investment advisory services to newly-formed or existing real estate and finance companies principally in countries other than the United States. Under the Opportunity Agreement, the Company and Omega will agree to provide each other with rights to participate in certain transactions and to make certain investments. In particular, the Company will have the right to pursue certain opportunities that Omega may determine it is unable to pursue (whether due to its status as a REIT for federal income tax purposes or for other reasons) or that Omega may elect not to pursue. See "Business -- The Opportunity Agreement." In addition, the Company intends to pursue additional opportunities with others in the future. The Distribution of Omega Worldwide Common Stock will provide Omega shareholders as of the Record Date with the opportunity to benefit from activities Omega elects not to pursue due to its REIT status or for other reasons. Concurrent with the effectiveness of the Company's Registration Statement of which this Prospectus is a part, Omega will contribute the Assets in exchange for 6,399,000 shares of Omega Worldwide Common Stock, of which 2,300,000 shares are being sold in the Secondary Offering and 5,200,000 shares are being distributed by Omega to its shareholders in connection with the Distribution. Omega will retain 1,000,000 shares of Omega Worldwide Common Stock.

     In connection with the Distribution, and to allow Omega to properly realize the value of its net contribution to the Company, the Company has agreed to issue up to 5,000,000 shares of Series B Preferred in connection with the contribution of the Assets. Pursuant to the Contribution Agreement, the Company will automatically issue 65,000 shares of Series B Preferred to Omega for each $0.0625 above $8.625 per share of Omega Worldwide Common Stock that more than 12,000 shares of Omega Worldwide Common Stock are traded on any single date
prior to April   , 1998. The Series B Preferred will receive a cumulative 8% per annum dividend which is payable annually based on a liquidation value of $10.00 per share. The Series B Preferred has no voting rights. Each share of Series B Preferred will convert into one share of Omega Worldwide Common Stock in the event Omega ever distributes the Series B Preferred to its shareholders or otherwise transfers the Series B Preferred to any unaffiliated third party.

MANNER OF EFFECTING THE DISTRIBUTION

     It is expected that the Distribution Date will be March   , 1998. At the
time of the Distribution, share certificates for Omega Worldwide Common Stock will be delivered to the Distribution Agent. Commencing on or about the date of the Distribution, the Distribution Agent will begin mailing account statements reflecting ownership of Omega Worldwide Common Stock to holders of Omega Common Shares as of the close of business on the Record Date. The Distribution will be made on the basis of one share of Omega Worldwide Common Stock for every 3.77 Omega Common Shares held on the Record Date. No certificates representing fractional shares of Omega will be issued in connection with the Distribution. In lieu of fractional shares, the Distribution Agent will aggregate and sell the fractional shares and distribute the cash proceeds to those holders otherwise entitled to a fractional interest in the amount of their pro rata share of the total sale proceeds. Proceeds from sales of fractional shares will be paid by the Distribution Agent based upon the average gross selling price per share of the Omega Worldwide Common Stock of all such sales. Omega will bear the cost of commissions incurred in connection with such sales. Such sales are expected to be made as soon as practicable after the Distribution Date. None of Omega, the Company or the Distribution Agent will guarantee any minimum sale price for the fractional shares of the Omega Worldwide Common Stock and no interest will be paid on the proceeds of such sales. All shares of Omega Worldwide Common Stock will be fully paid and nonassessable. See "Description of Omega Worldwide Capital Stock."

     Prior to the Distribution Date, inquiries relating to the Distribution
should be directed to the Distribution Agent at        ; or by telephone at
       ; Monday through Friday, 9 a.m. to 5 p.m. (Eastern time), toll-free at . After the Distribution Date, inquiries may be directed to the
Distribution Agent or Omega Worldwide Investor Relations, at           ; or by
telephone at             , Monday through Friday, 9 a.m. to 5 p.m. (Eastern
time).

     NO HOLDER OF OMEGA COMMON SHARES WILL BE REQUIRED TO MAKE ANY PAYMENT FOR THE SHARES OF OMEGA WORLDWIDE COMMON STOCK TO BE RECEIVED IN THE DISTRIBUTION OR TO SURRENDER OR EXCHANGE OMEGA COMMON SHARES OR TO TAKE ANY OTHER ACTION IN ORDER TO RECEIVE OMEGA WORLDWIDE COMMON STOCK TO WHICH THE HOLDER IS ENTITLED IN THE DISTRIBUTION.

EFFECT ON OMEGA

     The Board of Directors of Omega intends not to reduce the Omega dividend or alter Omega's dividend policy as a consequence of the Distribution of shares of Omega Worldwide Common Stock or the contribution of Assets of Omega to the Company.

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

     The following is a summary of the material U.S. federal income tax consequences of the Distribution. To the extent this summary discusses matters of law, it is based upon the opinion of Mayer, Brown & Platt. This summary is based upon the current provisions of the Code, its legislative history, Treasury regulations, administrative pronouncements and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not purport to be a complete discussion of all U.S. federal income tax consequences relating to the Distribution. This summary does not address the tax consequences of the Distribution under state, local or non-U.S. tax laws. In addition, this summary may not apply, in whole or in part, to particular categories of Omega shareholders, such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, foreign taxpayers, individuals who received Omega Worldwide Common Stock pursuant to stock options, restricted stock programs or in other compensatory transactions, and other special status taxpayers. Finally, a tax ruling from the Internal Revenue Service has not been requested. THIS SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL OMEGA SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE DISTRIBUTION, INCLUDING ANY STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES.

     Taxation of Omega on the Distribution. Omega will recognize gain on the Distribution to the extent the fair market value of the Omega Worldwide Common Stock distributed to the Omega shareholders exceeds Omega's adjusted tax basis in the Omega Worldwide Common Stock, which basis will depend on Omega's adjusted tax basis in the Assets. Furthermore, Omega will recognize gain on the sale of the Omega Worldwide Common Stock to the purchasers in the Secondary Offering to the extent the fair market value of the Omega Worldwide Common Stock sold to the purchasers in the Secondary Offering exceeds Omega's adjusted tax basis in the Omega Worldwide Common Stock, which basis will depend on Omega's adjusted tax basis in the Assets. Such gains will increase Omega's current earnings and profits.

     Taxation of Omega Shareholders on the Distribution. As a result of the Distribution, an Omega shareholder will be treated as receiving a distribution from Omega in an amount equal to the fair market value of the Omega Worldwide Common Stock received by such shareholder plus any cash received in lieu of fractional shares. Omega's distributions (including the Distribution) will be ordinary income to the extent of Omega's current and accumulated earnings and profits (unless designated as capital gain dividends), which will be increased by the amount of gain recognized by Omega as described above. Distributions of net capital gain designated by Omega as capital gain dividends will be taxed to such shareholders as long-term capital gain (to the extent they do not exceed Omega's actual net capital gain for the fiscal year) without regard to the period for which the shareholder has held its shares of Omega. However, corporate shareholders may be required to treat up to 20% of capital gain dividends as ordinary income. (If an Omega shareholder receives a capital gain dividend and holds his or her Omega Common Share for six months or less, any loss on the sale or exchange of such shareholder's Omega Common Share will be treated as a long-term capital loss.) To the extent that distributions (including the Distribution) will be in excess of current and accumulated earnings and profits, such distributions will be treated as a tax-free return of capital, reducing the tax basis in the shareholder's Omega Common Shares by the amount of the distribution (but not below zero). To the extent that distributions (including the Distribution) will be in excess of a shareholder's adjusted tax basis in Omega, such distributions will be capital gain (if the Omega Common Shares are held as a capital asset). An Omega shareholder will have a tax basis in the Omega Worldwide Common Stock equal to the fair market value of the Omega Worldwide Common Stock received on the Distribution Date. An Omega shareholder's holding period for the Omega Worldwide Common Stock received in the Distribution will begin on the Distribution Date.

     Based upon the above, management anticipates that, for a typical Omega shareholder, the Distribution likely will result in an increase in the shareholder's tax-free return of capital and capital gain, but this result cannot be assured.

     The following example illustrates the application of the above rules to a hypothetical Omega shareholder. (All of the facts in this paragraph are hypothetical and are assumed for purposes of illustration.) An Omega shareholder has a $20 adjusted tax basis in an Omega Common Share. Omega will make a distribution equal to or in excess of its 1998 earnings and profits from operations. In addition to Omega's earnings and profits from operations, the consummation of the transaction contemplated herein generates additional earnings and profits equal to $1.50 for each outstanding Omega Common Share. The fair market value of a share of Omega Worldwide Common Stock at the Distribution Date is $7.50 (the equivalent of $1.99 per Omega Common Share) which will be the tax basis of the share of Omega Worldwide Common Stock to the shareholder. Omega will designate the Distribution as a capital gain dividend. Based upon the above hypothetical facts, such shareholder would be treated as receiving a capital gain dividend equal to $1.42 and would have a tax-free return of capital equal to $0.57, which would reduce such shareholder's adjusted tax basis in its Omega Common Share from $20 to $19.43.

     Taxation of Non-U.S. Omega Shareholders on the Distribution. For purposes of this discussion a "non-U.S. holder" means any Omega shareholder who, for United States income tax purposes, is a foreign corporation, a nonresident alien, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership which has at least one member that is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust. Non-U.S. holders will be subject to U.S. withholding tax at a rate of 30%, or if applicable, a lower treaty rate, on the portion of the Distribution not attributable to capital gains unless the Distribution is effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder. In addition, under the Foreign Investment in Real Property Tax Act, any distribution made by Omega to a non-U.S. holder, to the extent attributable to USRPI Capital Gains, will be considered effectively connected with a U.S. trade or business of the non-U.S. holder and subject to U.S. income tax at the rates applicable to U.S. individuals or corporations. Omega will be required to withhold tax equal to 35% of the amount of the Distribution applicable to a non-U.S. holder to the extent it constitutes USRPI Capital Gains, without regard to the portion of the Distribution which Omega designates as a capital gain dividend. The portion of the Distribution which constitutes USRPI Capital Gains may also be subject to the 30% branch profits tax (unless reduced by treaty) in the case of a non-U.S. holder that is a foreign corporation.

     Any portion of the Distribution that exceeds both current and accumulated earnings and profits of Omega will not be taxed as either an ordinary dividend or a capital gain dividend. However, because Omega will not be able to determine at the time the Distribution is made whether or not the Distribution will be in excess of Omega's current and accumulated earnings and profits, the Distribution will be subject to full withholding. The non-U.S. holder may seek a refund of over-withholding from the Internal Revenue Service if it is subsequently determined that the Distribution was, in fact, in excess of Omega's current and accumulated earnings and profits. Under current Treasury Regulations, distributions paid to an address in a foreign country are presumed to be paid to a resident of that country (unless the payor has knowledge to the contrary) for foreign withholding purposes and, under the current interpretation of the Treasury Regulations, for purposes of determining the applicability of a tax treaty rate. In any case where a distribution is payable in any medium other than money, the withholding agent cannot release the property so distributed until the property has been converted into funds sufficient to enable the withholding agent to pay over in money the tax required to be withheld. For a discussion of the manner in which this withholding obligation will be satisfied by Omega in connection with the Distribution, see "Foreign Shareholders."

     Backup Withholding. Under the backup withholding rules of the Code (which generally impose a 31% withholding tax on certain persons who fail to furnish the information required under the U.S. federal tax reporting requirements), an Omega shareholder may be subject to backup withholding with respect to the receipt of Omega Worldwide Common Stock unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number and certifies under penalties of perjury that the taxpayer identification number is correct and that the holder is not currently subject to backup withholding because of a failure to report all dividend and interest income. The taxpayer identification number of an individual is his or her Social Security number. Any amount withheld under these rules will be credited against the shareholder's U.S. federal income tax liability.

     Information Reporting. Omega is required to report to its shareholders the value of the Omega Worldwide Common Stock issued in the Distribution on Form 1099-DIV for 1998.

SHARES AVAILABLE FOR FUTURE SALE

     Omega Worldwide Common Stock distributed in the Distribution and acquired pursuant to the Offerings (approximately 11,250,000 shares) will be freely transferable, except for securities received by persons who may be deemed to be "affiliates" of the Company under the Securities Act. Persons who may be deemed to be affiliates of the Company after the Distribution and the Offerings generally include individuals or entities that control, are controlled by, or are under common control with, the Company and may include certain officers and directors of the Company as well as principal stockholders of the Company, if any. Persons who are affiliates of the Company will be permitted to sell their shares of Omega Worldwide Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(2) of the Securities Act (relating to private sales) or by Rule 144 under the Securities Act. Neither Omega nor the Company is able to predict whether substantial amounts of Omega Worldwide Common Stock will be sold in the open market following the Distribution and the Offerings. Sales of substantial amounts of Omega Worldwide Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of Omega Worldwide Common Stock.

FOREIGN SHAREHOLDERS

     In the Distribution, shares of Omega Worldwide Common Stock will not be mailed immediately to Foreign Shareholders but instead will be held by the Distribution Agent for such shareholders' accounts. As described under the heading "-- Federal Income Tax Consequences of the Distribution -- Taxation of Non-U.S. Omega Shareholders on the Distribution," Omega is subject to a United States federal tax withholding obligation with respect to the shares of Omega Worldwide Common Stock to be distributed to Foreign Shareholders. On the Record Date, the Distribution Agent will mail a notice to each Foreign Shareholder announcing the Distribution as well as seeking instructions from the Foreign Shareholder electing between the following options: (i) providing a check to the Distribution Agent in the amount to be withheld and receiving the full amount of shares of Omega Worldwide Common Stock or (ii) having the Distribution Agent sell the number of shares of Omega Worldwide Common Stock necessary to satisfy the withholding obligations and receiving his or her remaining shares of Omega Worldwide Common Stock. Within ten business days after the Record Date, the Distribution Agent will mail an additional notice to each Foreign Shareholder setting forth the amount of the withholding obligation. A Foreign Shareholder must deliver to the Distribution Agent his or her instructions and, if option
(i) is elected, a check in the proper amount of the withholding must be received by the Distribution Agent within 20 business days of the Record Date. If no instructions are received from a Foreign Shareholder by the end of such period, the Distribution Agent will take the actions specified in option (ii) in satisfying the withholding obligations with respect to such shareholder.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 2,750,000 shares of Omega Worldwide Common Stock pursuant to the Rights Offering and Primary Offering will be $19,875,000, after deducting the expenses. The Company intends to use the net proceeds for general corporate purposes, including additional investments in Principal, working capital requirements and possible acquisitions. Pending the above uses, the Company intends to invest the net proceeds to the Company in short-term, investment grade, interest bearing securities. The Company will not receive any proceeds from the Secondary Offering or the Distribution.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of November 30, 1997 on a historical basis, as adjusted for the contribution of the Assets by Omega, and assumed completion as of November 30, 1997 of the formation and capitalization of the Company.

                                                                        NOVEMBER 30, 1997
                                                            -----------------------------------------
                                                                              AS
                                                            HISTORICAL    ADJUSTED(A)    PRO FORMA(B)
                                                            ----------    -----------    ------------
Shareholders' Equity
  Preferred stock, $1.00 par value per share; 10,000,000
     shares authorized..................................
  Common stock, $0.10 par value per share; 50,000,000
     shares authorized; 2,101,000 issued and outstanding
     (historical); 8,500,000 issued and outstanding (as
     adjusted); 11,250,000 issued and outstanding (pro
     forma).............................................    $ 210,100     $   850,000    $ 1,125,000
  Additional paid-in capital............................          900      28,612,712     48,212,612
  Common stock subscription receivable..................     (210,000)              0              0
                                                            ---------     -----------    -----------
     Total shareholders' equity.........................        1,000      29,462,712     49,337,612
                                                            ---------     -----------    -----------
     Total capitalization...............................    $   1,000     $29,462,712    $49,337,612
                                                            =========     ===========    ===========

-------------------------
(a) Reflects contribution by Omega Healthcare Investors, Inc of the net carrying amount of its investment in Principal, the issuance of an additional 6,399,000 shares of the Company's common stock in exchange for the assets contributed, and the collection of the balance of the subscription receivable related to the 2,100,000 shares, resulting in a total of 8,500,000 shares issued to Omega following the contribution.

(b) Reflects net proceeds of issuance of 2,250,000 shares and 500,000 shares of the Company to its shareholders pursuant to this Rights Offering and Primary
    Offering, respectively, at $[   ] per share (less estimated offering and
    registration costs of $750,000).

                                DIVIDEND POLICY

     The primary objective of the Company is to achieve long-term growth. The Company intends to use its available funds to pursue investment and business opportunities and, so long as such opportunities exist, does not anticipate the payment of any cash dividends on Omega Worldwide Common Stock in the foreseeable future. Payment of dividends on Omega Worldwide Common Stock also may be subject to limitations under the proposed credit facility from a financial institution and will also be subject to such limitations as may be imposed by any other credit facilities that the Company may obtain from time to time. The authorization of dividends will be subject to the discretion of the Omega Worldwide Board.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     Omega Worldwide's Assets may not be readily marketable and their values may be affected by general market conditions in the United States and the United Kingdom. Nevertheless, the Company believes that its capital and revenues will be sufficient to fund the Company's anticipated investments and proposed operations.

LIQUIDITY AND CAPITAL RESOURCES

     Subsequent to the formation and capitalization of the Company, the Company may obtain a line of credit from a financial institution. The Company anticipates that the line of credit if entered into would have a three-year term, would be in the approximate amount of $25,000,000 and would be guaranteed by Omega on commercially reasonable terms. The proceeds of the line of credit, if obtained, are expected to be used to pursue investment and financing opportunities.

     As a result of the transactions contemplated hereby, the Company will receive approximately $19,875,000 of net proceeds which will be sufficient to fund operations of the Company for the foreseeable future as the Company currently has no obligations to fund additional investments other than those related to Principal. To the extent funds are not available from retained earnings, the Company from time to time intends to raise additional capital from the public markets to fund operations.

     Pursuant to a ten-year British pound currency swap agreement, the Company will have the right to exchange L20,000,000 (approximately $32,000,000) for $31,740,000 on October 15, 2007. On that date, the Company will either receive the proceeds from the sale of its interests in any United Kingdom ventures or will extend the swap arrangement. The swap contract is solely to reduce the effect on the Company of fluctuations in currency exchange rates and the Company may enter into additional hedge transactions with respect to revenues from operations received in pounds Sterling. Management believes that given the long-term stability of the pound (See "Business -- Exchange Rate History"), fluctuations in exchange rates will not materially affect results of operation or liquidity.

RESULTS OF OPERATIONS

     Principal is highly leveraged and has incurred losses since its inception. Notwithstanding these losses, revenues from operations totaled $10,370,000 for the fiscal quarter ended November 30, 1997. Principal's investments are concentrated in two operators -- Tamaris Plc (approximately 35%) and, Ashbourne plc (24%). Each of these operators is a public reporting company in the United Kingdom. See Note 4 to Principal's Consolidated Financial Statements. Principal has never experienced or declared a payment default from any of its tenants.

     The Company has no external sources of financing except as described above in "Liquidity and Capital Resources." The Company is not aware of any known trends or uncertainties which have had or which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of the Assets and operations of its business, other than those referred to in this Prospectus.

CAPITAL RESOURCES -- LONG-TERM CASH GENERATION

     As of the date of this Prospectus, the Company has no commitments to purchase any assets except as may be made to maintain its current ownership interest in Principal. The purchase of additional assets will be contingent upon securing adequate funding on terms acceptable to the Company. The Company is not aware of any material unfavorable trends in either capital resources or the outlook for long-term cash generation, nor does it expect any material changes in the availability and relative cost of such capital resources.

                                    BUSINESS

OVERVIEW

     The Company will provide investment advisory services to and hold equity and debt interests in companies engaged in providing sale/leaseback and other capital financing to healthcare service providers throughout the world. The Company will seek to leverage its management expertise in financing healthcare providers by providing seed equity and debt capital and investment advisory services to newly-formed or existing real estate and finance companies principally in countries other than the United States. Private healthcare and its finance, particularly for the aging population in developed countries, represents a growing priority in which capital is a major consideration. Based upon management's experience in establishing Principal, the Company will seek to extend its investments in healthcare finance on a global basis. The Company may also consider investment in other actively managed real estate opportunities. The Company will use its and Omega's extensive resources to identify, develop and structure attractive opportunities to invest in healthcare real estate ownership and finance. The Company intends to invest its capital in two principal ways: first, to increase its existing investment in Principal, as needed to establish its dominant position in private healthcare finance in the United Kingdom; and second, to establish similar relationships with existing or newly-formed entities in other suitable developed countries. The Company also will coordinate and integrate its investment activity with Omega so as to take advantage of investment opportunities which would not be suitable for Omega due to its REIT status. The Company does not intend to operate property or businesses in the healthcare or any other industry but may perform advisory services and invest in less than majority positions in healthcare operating firms, healthcare services or otherwise.

     A substantial portion of the firms the Company develops and to which it provides seed capital will ultimately consist of companies which have the potential for public trading in the markets in which they operate. The Company will own the Assets contributed by Omega and will receive cash from the Rights Offering and the Primary Offering. Prior to the contribution of Assets by Omega, the Company will have had no operations. The Company will enter into the Opportunity Agreement with Omega, pursuant to which the Company and Omega have agreed to provide each other with rights to participate in certain transactions and to make certain investments.

     The Company has assessed its current computer software for proper functionality with respect to dates in the Year 2000 and thereafter. The Year 2000 and related costs are not expected to have a material impact on the Company's operations.

BUSINESS STRATEGY

     The Company intends to provide investment advisory services to Principal pursuant to the Management Agreement and to develop additional opportunities in healthcare finance. The Company believes that it has, or will have access to, sufficient management expertise to identify investment opportunities, evaluate risks and possible returns, fund investments and thus manage the Assets successfully. The Company intends to enter into agreements similar to the Management Agreement with other entities engaged in activities similar to Principal. The Company will also establish and invest in other entities like Principal conducting real estate investment and financing activities for the healthcare industry in European and Pacific Rim countries. Furthermore, to pursue additional opportunities, the Company plans to capitalize on its relationship with Omega and Omega's ability to structure investment transactions creatively.

     The Distribution of Omega Worldwide Common Stock and the Rights Offering will provide Omega shareholders as of the Record Date with the opportunity to benefit from activities Omega elects not to pursue due to its REIT status, or for other reasons.

     The Company intends to invest in entities that are organized outside the United States and that acquire or establish portfolios of income-producing healthcare facilities or participating mortgages, with a primary focus on nursing home facilities or other facilities that provide institutional services to the elderly. The Company will also enter into management agreements with those entities. In deciding in which entities and countries to invest, the Company will consider such factors as the demand and opportunity to provide private sector financing to healthcare facilities for the elderly; the healthcare reimbursement/payment system; the ability to have enforceable legal rights; and the ability to repatriate earnings. In advising and making recommendations concerning potential investments by such entities, the Company will consider such factors as: the quality and experience of management and the creditworthiness of the operator of the facility; the facility's historical, current and forecast cash flow and its adequacy to meet operational needs, capital expenditures and lease or debt service obligations, while providing a competitive return on investment to the Company; the construction quality, condition and design of the facility; the geographic area and type of facility; the growth and regulatory environment of the community in which the facility is located; the occupancy and demand for similar healthcare facilities in the same or nearby communities; and the mix of private and publicly-funded patients.

     In pursuing investments, the Company intends to focus on established and creditworthy healthcare operators who meet the Company's standards for quality and experience of management. Each of the entities in which the Company invests will seek to diversify its investments in terms of geographic location and operators. Additionally, one of their fundamental investment strategies will be to obtain contractual rent escalations under long-term, non-cancelable net leases or to obtain revenue participations through participating mortgage loans.

     Each of the entities in which the Company invests will seek to require that a healthcare operator enter into a master lease or a series of cross-collateralized, cross-defaulted, cross-guaranteed leases covering properties leased by the Company to that operator, with careful attention to financial and operational covenants from the operator. Each of the entities in which the Company invests will seek to develop and use effective security devices to protect its position which, depending on local law and business custom, may include cash deposits, corporate guarantees, letters of credit, financial performance covenants and security interests in accounts receivable and property.

THE OPPORTUNITY AGREEMENT

     The Company and Omega have entered into the Opportunity Agreement to provide each other with rights to participate in certain transactions and make certain investments. The Opportunity Agreement provides, subject to certain terms, that Omega will provide the Company with a right of first refusal (i) to become the manager with respect to any real property assets identified by Omega in markets outside of the United States and (ii) to participate in transactions or make investments in markets where Omega is unable to pursue the entire transaction or investment. Omega may, but will not be required to, offer the Company the opportunity to participate in transactions, or make investments, where Omega is able to pursue the entire transaction or investment. Under the Opportunity Agreement, the Company has agreed not to acquire or make investments in real estate (which, for purposes of the Opportunity Agreement, includes the provision of services related to real estate) in the United States unless it has notified Omega of the acquisition or investment opportunity, and Omega has determined not to pursue such acquisitions or investments. If approved by the Company's independent directors, the Company may make investments in certain transactions in order to assist Omega in structuring acquisitions or investments which Omega elects to pursue. Omega, in its sole discretion through its independent directors and after consultation with independent advisors as appropriate, will make all decisions as to its ability or inability to pursue transactions or investments. In addition, Omega and the Company each agree to notify the other of, and make available to the other, investment opportunities developed by such party or of which such party becomes aware but is unable or unwilling to pursue. The Opportunity Agreement has a term of ten years and automatically renews for successive five-year terms unless terminated.

EXCHANGE RATE HISTORY

     As Principal's revenues are denominated in pounds sterling, the following table sets forth the average exchange rate of dollars to pounds sterling by calendar quarter for the five most recent years.

                                                 AVERAGE EXCHANGE RATE ($/POUND STERLING)
                         THREE MONTHS ENDING    THREE MONTHS ENDING    THREE MONTHS ENDING    THREE MONTHS ENDING
                              MARCH 31,              JUNE 30,             SEPTEMBER 30,          DECEMBER 31,
                         -------------------    -------------------    -------------------    -------------------
1993.................          $1.4774                $1.5344                $1.5045                $1.4925
1994.................          $1.4886                $1.5049                $1.5513                $1.5836
1995.................          $1.5830                $1.5962                $1.5734                $1.5606
1996.................          $1.5318                $1.5314                $1.5544                $1.6369
1997.................          $1.6327                $1.6355                $1.6262                $1.6597

THE PRINCIPAL ASSETS

     Principal's shareholders recently approved a recapitalization to convert the outstanding Class B ordinary shares which are currently non-voting into Class A ordinary shares which are voting shares. As a consequence of the recapitalization, the Company will own 3,337,500 shares of Class A voting ordinary shares of Principal (representing 33.375% of the outstanding shares) and warrants with respect to a total of 10,554,583 shares of Class A voting ordinary shares.

     Principal was established in 1995 to provide capital and medium-term finance on a stable, continuing basis to the private-sector healthcare industry in the United Kingdom. Principal does not build or operate nursing homes or other long-term care facilities itself; the role of Principal is to acquire and lease back to experienced operators or to finance through medium-term or long-term participating mortgage loans existing and newly-built nursing homes or residential care facilities for the elderly, disabled, elderly mentally infirm and subacute medical patients. Principal currently owns and leases 155 facilities (7,200 beds) in the United Kingdom. Principal has grown rapidly since inception with gross real estate assets increasing from approximately L40,000,000 at August 31, 1995 to (Pound) 70,000,000 at August 31, 1996,
(Pound) 173,000,000 at August 31, 1997 and (Pound) 215,000,000 at November 30,
1997.

     Pursuant to the existing Management Agreement, the Company (in such capacity, the "Manager") will provide various services to Principal and will receive an annual fee equal to 0.9% of the book value of Principal's invested assets (as defined therein). The Manager will be able to earn an additional incentive fee if it is able to achieve at least a 20% earnings growth from one year to the next. The term of the Management Agreement expires December 31, 2001, but automatically extends for 1 year periods unless terminated. The Management Agreement may be terminated by Principal in the event of a change of control of Manager.

     The long-term healthcare industry in the United Kingdom encompasses a broad range of nursing and residential care home services provided to elderly people and to other client groups, including younger, physically-handicapped people, those with a chronic mental illness and people with learning disabilities, who do not need the level of medical supervision provided in an acute care hospital. Both nursing homes and residential homes provide 24-hour support and the majority of residents are over 80 years of age in each type of home. The main difference between the two types of care homes is that nursing homes provide nursing care, with qualified nurses on site at all times, whereas residential homes offer personal care only, i.e., help with dressing, eating, hygiene and mobility; residential homes do not need to employ qualified nurses. Nursing homes are typically larger than residential homes, their residents are typically more dependent and their revenue per bed is greater. Most major providers who have invested in the long-term healthcare sector in the United Kingdom have concentrated their investment in nursing homes.

     The long-term healthcare industry in the United Kingdom is undergoing significant change at present. The Company believes that demand for private sector long-term care facilities will increase substantially during the next decade. Demographies will continue to be the principal driving force for the dominant elderly client group. The other major factor, which applies to all client groups, is the substantial cost advantage of private care homes over public sector provision, whether by local authorities or the National Health Service ("NHS"). This cost advantage is likely to ensure that the decline in public sector provision over the last 20 years will not be reversed, though it may slow under the new Labor government.

     In the United States, where the private nursing home industry has expanded dramatically over the past 20 years, there is a recognition among investment managers and advisors that the nursing home industry is primarily a service business. The break with the concept of nursing homes as residential property investments occurred 20 years ago; today, the growing focus on operations and, in particular, operating revenues and profits, has led the financial markets to dissociate the "bricks and mortar" element from the operating activity. Accordingly, management believes that approximately 50% of all nursing homes in the United States are not owned by the entity which holds the licence and operates them. This has attracted to the nursing home industry significant capital and has enabled the United States nursing home industry to grow and prosper by focusing on an expanded range of care and medical activities, with a corresponding growth in revenues and profits, rather than focusing on the necessity to raise equity capital for investment in bricks and mortar.

     This same trend has now become evident in the United Kingdom nursing home industry where several companies, some of which are subsidiaries of or affiliated with North American public companies, have focused on new purpose-built facilities to replace the existing stock of converted properties and have begun to offer an expanded range of care services. The opportunity afforded to operators with access to capital will be to consolidate small operators who do not have the capital to sustain the overhead associated with increasingly complex medical conditions and who do not have the management skills and abilities to take advantage of the economies of scale offered by such growth and concentration. As United Kingdom healthcare operators grow and consolidate, economies of scale will be derived from reduced overheads, allowing profitability to be increased in line with operating margins.

     Principal is committed to acquiring a diversified group of investment assets, subject to long-term master leases. Because of its recent formation, it currently has a relatively high concentration of investments which are managed by Ashbourne plc (25%), Tamaris plc (38%), and Baneberry Healthcare Ltd. (18%). Ashbourne is a wholly owned subsidiary of Sun Healthcare Group, Inc., a NYSE listed, US healthcare firm with annualized revenues of approximately $3 billion and a market capitalization in excess of $1 billion. Tamaris is a publicly quoted company on the London Stock Exchange with a market capitalization of L25 million. Tamaris operates 86 homes containing 4,633 registered beds in 86 communities across England, Scotland and Northern Ireland. Its revenues for its most recent fiscal year ending March 31, 1997, were L19.124 million and its profits before tax were L2.652 million. Baneberry is a private company, whose management had previously been employed at Ashbourne. Baneberry operates 40 nursing homes in Northern Ireland and one in Wales. On an interim basis, Principal has taken a majority stock interest in Baneberry.

     Principal's leases are typically thirty-year, non-cancelable operating leases that permit breaks by tenants at the tenth and twentieth years. The leases generally include security interests in accounts and personal property, and require liquidity deposits and cross-default and cross-collateralization of assets operated by a single operating firm. Its assets are located in England (75%), Northern Ireland (20%) and Scotland (5%).

     Acting on behalf of Principal, Omega arranged an initial fixed five-year syndicated senior debt facility of L40,000,000 with one of the leading providers of debt financing to the healthcare industry in the United Kingdom. As of this date, the outstanding principal under this facility is L5,000,000. All advances are repayable on August 25, 2000. The financial institution holds a first mortgage on certain real property of Principal and a fixed and/or floating charge over certain other assets of Principal.

     In addition to this senior debt, Omega has provided L15,000,000 and an institutional investor in the United Kingdom has provided L5,000,000 of subordinated debt due December 31, 2000. The Company will assume the rights and obligations of Omega with respect to the subordinated debt. In consideration for providing the subordinated debt, Principal issued to Omega warrants to purchase 10,000,000 Class B ordinary shares of Principal (or Class A voting shares if the warrant is exercised by an entity other than Omega) at L1.50 per share and to the financial institutional investor warrants to purchase 3,333,333 Class A ordinary shares at L1.50 per share. Omega will transfer the warrants to purchase 10,000,000 Class B ordinary shares to the Company in connection with the transfer of the subordinated debt. The Company will be allowed Class A shares upon exercise of the warrant. The warrants will expire on June 30, 2001.

     On December 12, 1997, Principal completed a securitization of a significant portion of its assets through the issuance of L150,000,000 of first mortgage bonds which are listed for trading on the Luxembourg Stock Exchange. This transaction enabled Principal to fix its cost of these borrowings for a 28-year period at a coupon interest rate of approximately 7.52%. Principal may use securitization, mortgage debt and unsecured debt along with other similar techniques in the financing of its long term care facilities. In connection with the securitization, Omega (UK) executed an Asset Management Agreement pursuant to which, for a fee of L105,000 annually, Omega (UK) will monitor and administer the assets committed to the transaction for the benefit of the bondholders and a subsidiary of Principal as residual owner.

     In connection with the securitization, a financial institution has agreed to provide Principal with a three-year revolving credit facility of up to L150,000,000 (the "Credit Facility") to permit the accumulation of investments with the objective of repaying sums borrowed under the line pursuant to subsequent securitization transactions. The Credit Facility matures October 2, 2000 and bears interest at 2.0% per annum above LIBOR for 1 month advances. The financial institution will receive a first mortgage on the real property of Principal financed by the Credit Facility.

OPERATIONS

     Omega has established detailed and comprehensive underwriting standards as well as monitoring procedures for reviewing on a monthly basis the performance of nursing home and long-term care facility operators to which Principal leases properties or for which Principal provides participating mortgage lending. Pursuant to the existing Management Agreement, Omega provides the following services to Principal: marketing of its services; identification and evaluation of potential investments; administration of the business and day-to-day affairs of Principal; monitoring and evaluation of the financial and operational performance of the healthcare operating organizations financed by Principal; and developing new products and services. Omega also provided advice upon and arranged credit facilities for Principal. These services were provided in part by Omega (UK) Limited, a United Kingdom corporation ("Omega (UK)"), with a staff of eight skilled healthcare employees in the United Kingdom. Omega (UK) is currently a wholly-owned subsidiary of Omega but the shares of Omega (UK) will be transferred to the Company prior to the consummation of the Offerings and the Distribution. In consideration for the services to be provided under the Management Agreement, Principal currently pays the Manager an annual fee equal to 0.9% of the book value of Principal's assets (as defined therein). Additionally in connection with the securitization, Principal and the Trustee for the bondholders agreed to pay Omega (UK) L105,000 annually to monitor and administer the properties that are subject to the securitization.

PROPERTY

     The Company maintains its corporate office in Ann Arbor, Michigan, which it occupies jointly with Omega pursuant to the Services Agreement. The Services Agreement extends for 2 years and the Company reimburses Omega for a portion of Omega's allocable overhead expenses based on assets managed by the Company in relation to the total of assets of Omega and assets managed by the Company measured at the end of each fiscal quarter. The space consists of approximately 5,823 square feet of office space. Omega (UK) occupies 3,000 square feet at 145 Canon Street, London, England. The Company believes that its facilities are adequate to meet its expected requirements for the coming year.

EMPLOYEES

     By the Distribution Date, the Company will have 8 employees in the United Kingdom who are all former employees of Omega (UK). The Company has executed a Services Agreement with Omega pursuant to which Omega will provide management and other employees and administrative services to the Company on a shared cost basis.

LEGAL PROCEEDINGS

     There are currently no legal proceedings involving the Assets or the Company.

                  TAXATION OF THE COMPANY AND ITS SHAREHOLDERS

     The following is a summary of the material U.S. federal income tax consequences of owning Omega Worldwide Common Stock. To the extent this summary discusses matters of law, it is based upon the opinion of Mayer, Brown & Platt. This summary is based upon the current provisions of the Code, its legislative history, Treasury regulations, administrative pronouncements and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not purport to be a complete discussion of all U.S. federal income tax consequences relating to owning Omega Worldwide Common Stock. This summary does not address the tax consequences of owning Omega Worldwide Common Stock under state, local or non-U.S. tax laws. In addition, this summary may not apply, in whole or in part, to particular categories of Company shareholders, such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, individuals who receive Omega Worldwide Common Stock pursuant to stock options, restricted stock programs or in other compensatory transactions, and other special status taxpayers. Finally, a tax ruling from the Internal Revenue Service has not been requested. THIS SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL COMPANY SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF OWNING OMEGA WORLDWIDE COMMON STOCK, INCLUDING ANY STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES.

TAXATION OF THE COMPANY

     The Company is a Subchapter C corporation subject to applicable federal and state tax on its taxable income at regular corporate rates. As a result, it is under no obligation to make any distributions to shareholders. If distributions are made by the Company, shareholders will recognize ordinary income to the extent of current and accumulated earnings and profits of the Company and any amounts distributed in excess of current and accumulated earnings and profits will be considered a tax-free return of capital, reducing the tax basis in the shareholder's Omega Worldwide Common Stock by the amount of such distribution (but not below zero), with distributions in excess of the shareholder's tax basis taxable as capital gains (if the Omega Worldwide Common Stock is held as a capital asset). In general, any gain or loss upon a sale or other disposition of Omega Worldwide Common Stock by a shareholder will be considered short-term, mid-term (i.e., more than 12 months but not more than 18 months) or long-term capital gain depending upon the period of time the Omega Worldwide Common Stock was held by the shareholder.

UNITED STATES TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF OMEGA WORLDWIDE COMMON STOCK

     For purposes of this discussion, a "U.S. person" means a citizen or resident of the United States, a corporation or partnership created or organized in the United States or under the laws of the United States or of any State or political subdivision of the foregoing, any estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or a "United States Trust". A United States Trust is any trust if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust.

     U.S. Income and Estate Tax Consequences. Dividends paid to a beneficial owner of Omega Worldwide Common Stock that is not a U.S. person (a "non-U.S. holder") are subject to U.S. withholding tax at a 30% rate, or if applicable, a lower treaty rate, unless the dividend is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder (and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by such non-U.S. holder). A dividend that is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder (and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by such non-U.S. holder) will be exempt from the withholding tax described above and subject instead (i) to the U.S. federal income tax on net income that applies to U.S. persons and
(ii) with respect to corporate holders under certain circumstances, a 30% (or, if applicable, lower treaty rate) branch profits tax that in general is imposed on its "effectively connected earnings and profits" (within the meaning of the Code) for the taxable year, as adjusted for certain items.

     Under Treasury Regulations currently in effect, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country (unless the payor has knowledge to the contrary) for purposes of the withholding discussed above and for purposes of determining the applicability of a tax treaty rate. Under recently enacted withholding tax regulations (the "Final Regulations") which will be effective for payments made after 1998, however, a non-U.S. holder of Omega Worldwide Common Stock who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification and other requirements. Such certification generally will be made on Internal Revenue Service Form W-8, although non-U.S. holders who own Omega Worldwide Common Stock in an offshore account may provide alternate forms of certification. In the case of a foreign partnership, the certification requirement would generally be applied to the partners of the partnership unless the foreign partnership is a qualified intermediary. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amount withheld by filing an appropriate claim for refund with the IRS.

     A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized on a sale or other disposition of a share of Omega Worldwide Common Stock unless (i) the Company is or has been during the five-year period ending on the date of disposition a "United States real property holding corporation" for U.S. federal income tax purposes (which the Company does not believe that it has been or is currently and does not anticipate becoming), (ii) the gain is effectively connected with the conduct of a trade or business within the United States of the non-U.S. holder (and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by the nonU.S. holder), (iii) the gain is not described in clause (ii) above, the non-U.S. holder is an individual who holds the share as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and either (a) such individual has a "tax home" (as defined for U.S. federal income tax purposes) in the United States or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual, or (iv) the non-U.S. holder is subject to tax pursuant to the Code provisions applicable to certain U.S. expatriates. In the case of a non-U.S. holder that is described under clause
(ii) above, its gain will be subject to the U.S. federal income tax on net income that applies to U.S. persons and, in addition, if such non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax as described in the second preceding paragraph. An individual non-U.S. holder that is described under clause (iii) above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. capital losses (notwithstanding the fact that he or she is not considered a resident of the United States). Thus, individual non-U.S. holders who have spent 183 days or more in the United States in the taxable year in which they contemplate a sale of the Omega Worldwide Common Stock are urged to consult their tax advisers as to the tax consequences of such sale.

     Omega Worldwide Common Stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for United States federal estate tax purposes) of the United States at the date of death, or Omega Worldwide Common Stock subject to certain lifetime transfers made by such an individual, will be included in such individual's estate for United States federal estate tax, unless an applicable estate tax treaty provides otherwise.

     Backup Withholding and Information Reporting -- Dividends. Except as provided below, the Company must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to and the tax withheld with respect to such holder. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these information returns may also be available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides. In general, backup withholding at a rate of 31% and additional information reporting will apply to dividends paid on shares of Omega Worldwide Common Stock to holders that are not "exempt recipients" and that fail to provide in the manner required certain identifying information (such as the holder's name, address and taxpayer identification number). Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. However, dividends that are subject to U.S. withholding tax at the 30% statutory rate or at a reduced tax treaty rate are exempt from backup withholding of U.S. federal income tax and such additional information reporting.

     Backup Withholding and Information Reporting -- Broker Sales. If a non-U.S. holder sells shares of Omega Worldwide Common Stock through a U.S. office of a U.S. or foreign broker, the broker is required to file an information return and is required to withhold 31% of the sale proceeds unless the non-U.S. holder is an exempt recipient or has provided the broker with the information and statements, under penalties of perjury, necessary to establish an exemption from backup withholding. If payment of the proceeds of the sale of a share by a non-U.S. holder is made to or through the foreign office of a broker, that broker will not be required to backup withhold or, except as provided in the next sentence, to file information returns. In the case of proceeds from a sale of a share by a non-U.S. holder paid to or through the foreign office of a U.S. broker or a foreign office of a foreign broker that is (i) a controlled foreign corporation for U.S. tax purposes or (ii) a person 50% or more of whose gross income for the three-year period ending with the close of the taxable year preceding the year of payment (or for the part of that period that the broker has been in existence) is effectively connected with the conduct of a trade or business within the United States (a "Foreign U.S. Connected Broker"), information reporting is required unless the broker has documentary evidence in its files that the payee is not a U.S. person and certain other conditions are met, or the payee otherwise establishes an exemption. Under the Final Regulations, certification on IRS Form W-8 or other certification in the case of Omega Worldwide Common Stock held in an offshore account will be required if (i) the sale occurs within the United States or (ii) the sale is made through a Foreign U.S. Connected Broker.

     Backup Withholding and Information Reporting -- Refunds. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF OMEGA WORLDWIDE

     As of November 13, 1997, Essel W. Bailey, Jr. was the sole director of the Company and served as its President and Chief Executive Officer. David A. Stover has served as Vice President and Chief Financial Officer, F. Scott Kellman has served as a Vice President and James P. Flaherty has served as Vice President -- International since November 13, 1997 and Susan A. Kovach has served as Vice President and Secretary since December 1, 1997. The following table sets forth certain information concerning these employees as well as those persons who have agreed to serve as directors of the Company commencing upon effectiveness of the Registration Statement of which this Prospectus is a part and prior to the consummation of the Offerings and the Distribution.

                                               TERM
                   NAME                       EXPIRES    AGE                     POSITION
                   ----                       -------    ---                     --------
Essel W. Bailey, Jr.......................               53     Chairman of the Board of Directors,
                                                                President and Chief Executive Officer
James E. Eden.............................               60     Director
James P. Flaherty.........................               50     Vice President -- International
Thomas F. Franke..........................               68     Director
F. Scott Kellman..........................               41     Vice President
Harold J. Kloosterman.....................               55     Director
Bernard J. Korman.........................               66     Director
Susan A. Kovach...........................               38     Vice President and Secretary
Edward Lowenthal..........................               53     Director
Robert L. Parker..........................               63     Director
David A. Stover...........................               52     Vice President and Chief Financial Officer

     After the consummation of the Offerings and the Distribution, the Company will add 2 independent directors and designate the expiration date of each director's term.

     Mr. Bailey has been President, Chief Executive Officer and Secretary of Omega, as well as a Director, since its formation in 1992 and Chairman of the Board since July 1995. It is anticipated that Mr. Bailey will spend a majority of his time on the affairs of Omega. Prior to that he was a Managing Director of Omega Capital, a healthcare investment partnership, from 1986 to 1992. Mr. Bailey is formerly a Director of Evergreen Healthcare, Inc., which was a NYSE listed company engaged in the operation of long-term healthcare facilities, and is currently a Managing Director of Principal and a Director of Vitalink Pharmacy Services, Inc., a NYSE listed company and the fourth largest institutional pharmacy serving the long-term care industry in the United States.

     Mr. Eden is President and principal owner of Eden & Associates, Inc., which provides consulting services to the senior housing and long-term care industries. From 1992 to present, Mr. Eden has served as Chairman and Chief Executive Officer of Oakwood Living Centers, Inc., which owns and operates nursing homes. From 1976 to 1992, he held various positions in healthcare, ultimately as Executive Vice President of Marriott Corporation and General Manager of its Senior Living Services Division. Mr. Eden is also a director of Omega, the Alliance for Aging Research and United Vanguard Homes.

     Mr. Flaherty joined Omega in 1996 and was appointed Vice President-International and Managing Director of Omega (UK) Limited in January 1997. Mr. Flaherty expects to spend the substantial majority of his time on the Company's business matters. Before he joined Omega, he was Chairman of Black Rock Capital Corporation, a leasing and merchant banking firm he founded in 1994. From April 1991 until December of 1993 Mr. Flaherty was Managing Partner of Pareto Partners, a London based investment management firm. Prior to 1991, he was employed by American Express Bank Ltd. in London and Geneva in a number of senior management capacities and by State National Bank of Connecticut and its successor, The Connecticut Bank & Trust Co.

     Mr. Franke is Chairman and principal owner of Cambridge Partners, Inc., an owner, developer and manager of multifamily housing in Grand Rapids and Ann Arbor, Michigan. He is also the principal owner of private healthcare firms operating in the United States and the United Kingdom and a private hotel firm in the United Kingdom. Since its formation in 1992, Mr. Franke has been a Director of Omega and, since its formation in 1995, Mr. Franke has been a Director of Principal.

     Mr. Kellman joined Omega as Senior Vice President-Acquisitions in August 1993, and was appointed Executive Vice President in August 1994. It is anticipated that Mr. Kellman will spend a majority of his time on the affairs of Omega. From 1986 to 1989, he was Vice President of Meritor Savings Bank, the last years as director of the healthcare lending unit. From 1989 to 1991, he served as Vice President of Van Kampen Merritt, Inc., an investment banking subsidiary of Xerox. From September 1991 to December 1992, he was employed by Philadelphia First Group, and from January 1993 through August of 1993 he was an officer of Medical REIT.

     Mr. Kloosterman was a managing director of Omega Capital from 1986 to 1992 and has been a Director of Omega since its formation in 1992. Mr. Kloosterman has been involved in the acquisition, development and management of commercial and multi-family properties since 1978. He has been a senior officer of LaSalle Partners, Inc. and formed Cambridge Partners, Inc. in 1985 where he serves as President. At Cambridge, he has been involved in the development and management of commercial, apartment and condominium projects in Grand Rapids and Ann Arbor, Michigan and the Chicago area.

     Mr. Korman is Chairman of the Board of Directors of Graduate Health System, Inc., a not-for-profit health care system, and of NutraMax Products, Inc., a public consumer health care products company. He formerly was President, Chief Executive Officer and Director of MEDIQ (health care services) from 1977 to 1995. Mr. Korman has been a Director of Omega since 1993 and also is a Director of the following public companies: The New America High Income Fund (financial services), The Pep Boys, Inc. (auto supplies), Today's Man, Inc. (retail men's clothing sales), InnoServe Technologies, Inc. (medical equipment support services) and Kapson Senior Quarters Corp. (assisted living services).

     Ms. Kovach joined Omega in December 1997 as Vice President and Secretary. Ms. Kovach expects to spend a majority of her time on work relating to Omega. Prior to that she was a lawyer with Dykema Gossett PLLC in Detroit, Michigan for 12 years, the last three years as a senior member of the firm.

     Mr. Lowenthal is President and Chief Executive Officer of Wellsford Real Properties, Inc. and President of the predecessor of Wellsford Real Properties, Inc. since 1986. Mr. Lowenthal has been a Director of Omega since 1995 and also serves as a Director of United American Energy Corporation, a developer, owner and operator of energy facilities, a Director of Corporate Renaissance Group, Inc., a mutual fund, and as a Director of Equity Residential Properties Trust and Great Lakes REIT, Inc., which are REITs.

     Mr. Parker is a consultant, formerly Chairman of Omega from 1992 to 1995 and Managing Director of Omega Capital from 1986 to 1992. From 1972 through 1983, Mr. Parker was a senior officer of Beverly Enterprises, the largest operator of long-term care facilities in the United States. At the time of his retirement in 1983, Mr. Parker was Executive Vice President of Beverly Enterprises. Mr. Parker is a registered architect, licensed in California and Oklahoma. He has been a Director of Omega since 1992 and also served as a Director of GranCare, Inc., a public company engaged in the operation of long-term care facilities from 1995 to 1997, and of Vitalink Pharmacy Services Inc., a publicly-traded institutional pharmacy during 1997, of Principal from 1995, and of First National Bank of Bethany, Oklahoma.

     Mr. Stover has been Vice President and Chief Financial Officer of Omega since September 1994. Mr. Stover anticipates spending most of his time on Omega's business affairs. Mr. Stover is a Certified Public Accountant and has 23 years' experience with the international accounting firm of Ernst & Young LLP and its predecessor firms. From 1981 through 1990, he was an audit, tax and consulting partner, spending the last of those years as area partner-in-charge of services for the firm's healthcare clients in Western Michigan. From

1992 to 1994, Mr. Stover was principal of his own consulting firm and, from 1990 to 1992, he was Chief Financial Officer of International Research and Development Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Omega Worldwide Board has standing Audit, Compensation and Nominating Committees. The Audit Committee consists of Messrs. Kloosterman and Korman and an additional member to be designated, the Compensation Committee consists of Messrs. Lowenthal and Franke and an additional member to be designated and the Nominating Committee consists of Messrs. Parker, Eden and Bailey. The Audit Committee makes recommendations concerning the engagement of independent public accountants, approves the compensation to be paid to such accountants and reports to the Board concerning the scope of audit procedures. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's officers and administering the Company's stock option plans. The Nominating Committee reviews suggestions of candidates for director made by directors, shareholders, management and others, and makes recommendations to the Board of Directors regarding composition of the Board of Directors and nomination of individual candidates for election to the Board of Directors.

COMPENSATION OF DIRECTORS

     Each director other than employees of the Company will receive from the Company an annual fee of $10,000, 1,000 shares of Omega Worldwide Common Stock and a meeting fee of $500 for each Omega Worldwide Board or Committee meeting attended and reimbursement of expenses incurred in attending meetings. The Chairman of the Board and of the Compensation and Audit Committees will receive an additional retainer of $1,000 per year. The directors are also eligible to receive Omega Worldwide Common Stock as set forth in the Stock Option and Restricted Stock Plan. Certain directors intend to invest in the ownership of the Company. See "Management -- Omega Worldwide Stock Option and Restricted Stock Plan."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Executive officers and directors of the Company will receive shares of Omega Worldwide Common Stock in the Distribution in respect of Omega Common Shares held by them on the Record Date. Omega Worldwide Common Stock issued with respect to outstanding but not yet vested shares of Restricted Stock of Omega issued under the Omega Stock Option and Restricted Stock Plan of 1993, as amended, will be released at the same time as the Omega Restricted Stock is released; however, Rights issued with respect to unvested Omega Restricted Stock shall be immediately exercisable in accordance with their terms and any Omega Worldwide shares issued pursuant to such exercise shall be free of any vesting requirement. See "Principal and Selling Shareholders" for further description of the shares owned by management.

EXECUTIVE COMPENSATION

     The Company was recently formed. None of the Company's executive officers has received compensation from or on behalf of the Company since its formation. None of the executive officers other than James P. Flaherty will be direct employees of the Company. The executive officers will provide services for the Company pursuant to a Services Agreement that will be executed between the Company and Omega. The Services Agreement extends for 2 years and the Company reimburses Omega for a portion of Omega's allocable overhead expenses based on assets managed by the Company in relation to the total of assets of Omega and assets managed by the Company measured at the end of each fiscal quarter.

     The Company has not granted any options to the Company's named executive officers and the Stock Plan does not allow for the grant of SARs.

OMEGA WORLDWIDE STOCK OPTION AND RESTRICTED STOCK PLAN

     Omega Worldwide's Stock Option and Restricted Stock Plan (the "Stock Plan") was adopted by the Company and approved by Omega, its sole shareholder, prior to the Offerings and the Distribution. Under the

Stock Plan, the Company reserved 750,000 shares of common stock for grants to be issued during a period of up to 10 years. Directors, officers and key employees are eligible to participate in the Stock Plan. The following summary of the Stock Plan is qualified by the full text of the Stock Plan, a copy of which is an Exhibit to the Registration Statement of which this Prospectus is a part.

     The Stock Plan is administered by the Compensation Committee. The Compensation Committee may grant Restricted Stock and/or Stock Options to non-employee directors, employee directors and non-director employees at such times and in such amounts and on such terms and conditions as it deems advisable and specifies in the respective grants except as set forth below for non-employee directors. The exercise price of Stock Options shall be determined by the Compensation Committee at the date of the grant, except that the exercise price of any Stock Option which is designated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, shall be 100% of the fair market value of the common stock on the date of the grant. Each non-employee director will be awarded options with respect to 10,000 shares, and each non-employee director is to be granted an additional option grant with respect to 1,000 shares on or after each anniversary of the initial grant. All option grants to non-employee directors have been and are to be at an exercise price equal to 100% of the fair market value of the Company's common stock on the date of the grant. At the discretion of the Committee, each non-employee director also is annually awarded shares of Restricted Stock.

     Subject to compliance with the terms, conditions and restrictions set forth in the Stock Plan, the Compensation Committee has the exclusive right, in its sole and absolute discretion, to establish the terms and conditions of all Stock Options and Restricted Stock granted under the Stock Plan and to prescribe and amend the terms, provisions and form of each instrument and agreement setting forth the terms and conditions of Stock Options and Restricted Stock granted thereunder. The Compensation Committee has the authority to construe and interpret the Stock Plan, to define the terms used therein, to prescribe, amend, and rescind rules and regulations relating to the administration of the Stock Plan, and to make all other determinations necessary or advisable for administration of the Stock Plan. Determinations of the Compensation Committee on matters referred to above are final and conclusive so long as the same are not inconsistent with the terms of the Stock Plan.

     Under the Stock Plan, in the event of a Change of Control (as defined therein), all shares of the Company's Restricted Stock shall immediately vest (but not prior to six months after the date of grant) and all outstanding Stock Options shall be immediately exercisable in full (but not prior to one year after the date of grant with respect to incentive stock options and not prior to six months after the date of grant with respect to nonqualified options).

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

     The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer or (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or

(ii) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     The Charter also specifically authorizes the Company, or a subsidiary or an affiliate of the Company, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or who, while a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, real estate investment trust, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Company would have the power to indemnify against such liability under the provisions of Section 2-418 of the MGCL.

     The Company has entered into indemnification agreements with each of it officers and directors. The indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that the indemnification is not permitted. The Company also must indemnify and advance expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements and cover officers and directors under the Company's directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Charter and Bylaws, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to alter, limit or eliminate the rights they provide.

     The Charter provides that no future amendment to the Charter shall affect any right of any person under these provisions based on any event, omission or proceeding prior to such amendment.

                       PRINCIPAL AND SELLING SHAREHOLDERS

     The following table sets forth the number of shares of Omega Worldwide Common Stock owned by Omega, as the selling shareholder, and by each person agreeing to serve as an executive officer and director of the Company, all such executive officers and directors of the Company as a group, and persons or entities owning 5% or more of the outstanding shares of Omega Worldwide Common Stock.

                              BENEFICIAL OWNERSHIP

                                                             NUMBER OF
                                                            SHARES AFTER
                                                            DISTRIBUTION      PERCENT OF
         NAME AND ADDRESS OF BENEFICIAL OWNER             AND OFFERINGS(1)      SHARES
         ------------------------------------             ----------------    ----------
Selling Shareholder
  Omega Healthcare Investors, Inc. ...................       1,000,000            8.9%
                                                             =========          =====
Executive Officers
  Essel W. Bailey, Jr. ...............................
  James P. Flaherty...................................
  F. Scott Kellman....................................
  Susan A. Kovach.....................................
  David A. Stover.....................................
                                                             ---------          -----
Directors
  James E. Eden.......................................
  Thomas F. Franke....................................
  Harold Kloosterman..................................
  Bernard J. Korman...................................
  Edward Lowenthal....................................
  Robert L. Parker....................................
                                                             ---------          -----
  Directors and executive officers as a group (11)
     persons..........................................       1,162,256          10.33%
                                                             =========          =====

-------------------------
(1) Assumes full exercise of the Rights by the executive officers and directors and that all shares offered in the Secondary Offering are sold by, and that no Rights are exercised by, Omega Healthcare Investors, Inc. Also assumes no shares are acquired by the officers and directors in the Primary Offering or Secondary Offering and assumes an aggregate of 1,000,000 Unsubscribed Shares were purchased by the officers and directors who are Rights Investors.

 *  Less than 1%.

     The business address of all the above persons is 905 W. Eisenhower Circle, Suite 101, Ann Arbor, Michigan 48103.

                              CERTAIN TRANSACTIONS

     In connection with the formation and capitalization of the Company, Omega will remit $210,000 for 2,100,000 outstanding shares of Omega Worldwide Common Stock and will contribute the Assets in exchange for 6,399,000 of the outstanding shares of Omega Worldwide Common Stock and the right to receive up to 5,000,000 shares of Series B Preferred.

     Pursuant to the Management Agreement, Principal pays Omega an annual fee equal to 0.9% of Principal's assets (as defined in the Management Agreement) and, if earned, an additional incentive fee. Upon transfer of the Management Agreement from Omega to the Company, Principal will pay these fees to the Company.

     The Opportunity Agreement sets forth the basis on which the Company and Omega will refer opportunities to one another. See "Business -- The Opportunity Agreement."

     Omega and the Company will enter into a Services Agreement in connection with the Distribution pursuant to which Omega will provide management and other employees, office space and administrative services to the Company. The Company reimburses Omega for a portion of Omega's allocable overhead expenses based on assets managed by the Company in relation to the total assets of Omega and assets managed by the Company as measured at the end of each fiscal quarter. Had the Services Agreement been in effect on November 30, 1997, the Company would
have reimbursed Omega $            .

     In connection with the Rights Offering, certain officers and directors of Omega and their affiliates have agreed to acquire the Unsubscribed Shares at the Subscription Price.

                      DESCRIPTION OF OMEGA WORLDWIDE STOCK

     The following summary of certain provisions of the Charter and Bylaws does not purport to be complete and is subject to and qualified by reference to the Charter and Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Available Information."

AUTHORIZED STOCK

     The Company's authorized stock consists of 10,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), and 50,000,000 shares of Omega Worldwide Common Stock. Immediately following the Primary Offering, the Secondary Offering, the Distribution and the Rights Offering, approximately 11,250,000 shares of Omega Worldwide Common Stock will be outstanding. All of the shares of Omega Worldwide Common Stock that will be outstanding immediately following the Primary Offering, the Secondary Offering, the Distribution and the Rights Offering will be validly issued, fully paid and nonassessable. Certain provisions of the MGCL and of Omega Worldwide's Charter and Bylaws may make more difficult an acquisition of control of the Company in a transaction not approved by the Board. See "Certain Antitakeover Provisions."

COMMON STOCK

     The holders of Omega Worldwide Common Stock will be entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as provided with respect to any series of Preferred Stock, the holders of such shares will possess all voting power. The Charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Preferred Stock created by the Omega Worldwide Board from time to time, the holders of Omega Worldwide Common Stock will be entitled to such dividends as may be authorized from time to time by the Omega Worldwide Board from funds available therefor, and upon liquidation will be entitled to receive pro rata all assets of the Company available for distribution to such holders.

PREFERRED STOCK

     The Charter authorizes the Omega Worldwide Board to establish one or more series of Preferred Stock and to determine, with respect to any series of Preferred Stock, the terms and rights of such series, including (i) the number of shares constituting such series and the distinctive designation thereof; (ii) the voting rights, if any, of such series; (iii) the rate of dividends payable on such series, the time or times when such dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative; (iv) whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund; (v) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Company; (vi) the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or any other series of the same or of any other class or classes of stock of the Company, the price or prices or rate or rates of exchange, with such adjustments as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or the Company or upon the happening of a specified event, and any other terms or conditions of such conversion or exchange; and (vii) any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

     The Company believes that the ability of the Omega Worldwide Board to issue one or more classes or series of Preferred Stock will provide it with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. The authorized shares of Preferred Stock, as well as shares of Omega Worldwide Common Stock, will be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. If the approval of the Company's stockholders is not required for the issuance of shares of Preferred Stock or Omega Worldwide Common Stock, the Omega Worldwide Board may determine not to seek stockholder approval.

     Although the Omega Worldwide Board has no intention at the present time of doing so, it could issue a class or series of Preferred Stock having terms that could delay, defer or prevent a change in control of the Company or other transaction that some, or a majority, of the Company's stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then-current market price of such stock. The Omega Worldwide Board will make any determination to issue such shares based on its judgment as to the best interests of the Company.

     The Company has authorized the Series B Preferred (as described below in "-- Series B Preferred") and expects to reserve Junior Preferred Shares (as described in "Certain Antitakeover Provisions -- Rights Plan") for issuance upon exercise of the Preferred Share Purchase Rights.

SERIES B PREFERRED

     Ranking. The Series B Preferred will rank on parity with all other series of the Company's preferred stock (whether with or without par value) as to the payment of dividends and the distribution of assets, unless the terms of any such series provide otherwise.

     Dividends. Subject to the prior and superior rights of the holders of any shares of any class or series of preferred shares of the Company ranking prior and superior to the Series B Preferred with respect to dividends, the holders of Series B Preferred will be entitled to receive, when, as and if authorized by the Board of Directors out of funds legally available for the purpose, annual dividends payable in cash to holders of record on the last business day of February in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share of Series B Preferred in an amount per share (rounded to the nearest cent) equal to 8.0% per annum of the Series B Liquidation Value (as defined below). The dividend will be calculated on the basis of a year of 360 days consisting of twelve 30-day months. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of the dividends.

     The Company will authorize a dividend or distribution on the Series B Preferred at the time it authorizes a dividend or distribution on the Omega Worldwide Common Stock (other than a dividend payable in Omega Worldwide Common Stock). No dividend or distribution (other than a dividend or distribution payable in Omega Worldwide Common Stock) will be paid or payable to the holders of Omega Worldwide Common Stock unless, prior thereto, all accrued but unpaid dividends to the date of that dividend or distribution have been paid to the holders of Series B Preferred.

     Dividends will begin to accrue and be cumulative on outstanding Series B Preferred shares from the Dividend Payment Date next preceding the date of issuance of such Series B Preferred shares, unless the date of issuance of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares will begin to accrue and be cumulative from the date of issuance of such shares, or unless the date of issuance is a Dividend Payment Date or is a date after the record date for the determination of holders of Series B Preferred entitled to receive an annual dividend and before such Dividend Payment Date, in either of which events such dividends will begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends will not bear interest. Dividends paid on the Series B Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     Whenever any annual dividends or other dividends or distributions payable on the Series B Preferred are in arrears, then, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred outstanding have been paid in full, the Company may not:

          (i) authorize or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred, other than dividends paid or payable in such junior shares;

          (ii) authorize or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred, except dividends paid ratably on the Series B Preferred and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

          (iii) redeem or purchase or otherwise acquire for consideration shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred, provided that the Company may at any time redeem, purchase or otherwise acquire any such parity shares in exchange for shares of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred.

     Voting Rights. The holders of Series B Preferred shares will have no voting rights except as indicated below or as required by Maryland law.

     Neither the Charter, nor any Articles Supplementary relating to the Series B Preferred, may be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred so as to affect the holders of Series B Preferred adversely without the affirmative vote of the holders of a majority or more of the outstanding Series B Preferred, voting separately as a class.

     Redemption. The shares of Series B Preferred are not redeemable by the Company. The Company, however, is not limited in its ability to purchase or otherwise deal in the Series B Preferred shares to the extent permitted by law.

     Liquidation Preference. Upon any voluntary liquidation, dissolution or winding up of the Company, no distribution will be made to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred unless, prior thereto, the holders of Series B Preferred have received an amount in cash equal to the aggregate Series B Liquidation Value of all shares held by such holders, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Accrued Dividend Amount"). Following the payment of the full amount of the Series B Liquidation Value and the Accrued Dividend Amount, no additional distributions will be made to the holders of Series B Preferred. "Series B Liquidation Value" means $10.00 per share.

     In the event that there are not sufficient assets available to permit payment in full of the Series B Liquidation Value and the Accrued Dividend Amount and the liquidation preferences of all other series of preferred shares, if any, which rank on a parity with the Series B Preferred, then such remaining assets will be distributed ratably to the holders of the Series B Preferred and such parity shares in proportion to their respective liquidation preferences.

     In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise, is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series B Preferred will not be added to the Company's total liabilities.

     Conversion. Each share of Series B Preferred sold, transferred, distributed or otherwise disposed of by Omega, to any unaffiliated third party the initial holder of the Series B Preferred, will automatically convert into one share of Omega Worldwide Common Stock.

                        CERTAIN ANTITAKEOVER PROVISIONS

     The MGCL, the Charter and Bylaws and the Rights Agreement contain certain provisions that may have the effect of delaying, deferring or preventing a change of control of the Company or other transaction that may involve a premium price for the Omega Worldwide Common Stock. The following summary of these provisions does not purport to be complete and is subject to and qualified by reference to the MGCL, the Charter and Bylaws and the Rights Agreement.

STAGGERED BOARD OF DIRECTORS

     The Charter and the Bylaws provide that the Omega Worldwide Board will be divided into three classes of directors, each class constituting approximately one-third of the total number of directors, with the classes serving staggered three-year terms. The classification of the Omega Worldwide Board will have the effect of making it more difficult for stockholders to change the composition of the Omega Worldwide Board, because only a minority of the directors are up for election, and the Omega Worldwide Board may not be replaced by vote of the stockholders, at any one time. The Company believes, however, that the longer terms associated with the classified Omega Worldwide Board will help to ensure continuity and stability of the Company's management and policies.

     The classification provisions also could have the effect of discouraging a third party from accumulating a large block of Omega Worldwide Common Stock or attempting to obtain control of the Company even though such an attempt might be beneficial to the Company and some, or a majority, of its stockholders. Accordingly, under certain circumstances stockholders could be deprived of opportunities to sell their shares of Omega Worldwide Common Stock at a higher price than might otherwise be available.

BUSINESS COMBINATION SUPERMAJORITY APPROVAL

     The Charter requires the affirmative vote of the holders of not less than 80% of the outstanding shares of "voting stock" of the Company for the approval or authorization of any "Business Combination" of the Company with any "Related Person." However, such 80% voting requirement is not applicable if: (i) the board of directors by unanimous vote or written consent expressly approves in advance the acquisition of outstanding shares of voting stock of the Company that cause the Related Person to become a Related Person or have approved the Business Combination prior to the Related Person involved in the Business Combination becoming a Related Person; or (ii) the Business Combination is solely between the Company and another corporation, 100% of the voting stock of which is owned directly or indirectly by the Company.

     The term "Business Combination" means (i) any merger or consolidation of the Company with or into a Related Person, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" of the assets of the Company (including without limitation any voting securities of a subsidiary) to a Related Person, (iii) any merger or consolidation of a Related Person with or into the Company, (iv) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Company,
(v) the issuance of any securities (other than by way of pro rata distribution to all shareholders) of the Company to a Related Person, and (vi) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

     The term "Related Person" means and includes any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 under the Securities Exchange Act of
1934), "Beneficially Owns" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 10% or more of the outstanding voting stock of the Company, and any Affiliate or Associate of the Company.

     The term "Substantial Part" means more than 10% of the book value of the total assets of the Company as of the end of its most recent fiscal year ending prior to the time the determination is being made.

     The term "voting stock" means the outstanding shares of stock of the Company entitled to vote generally in the election of Directors. In a vote required by or provided for herein, each share of voting stock shall have the number of votes to which it is entitled generally in the election of directors.

     Without limitation, any shares of common stock of the Company that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

     Under certain circumstances, the Charter makes it more difficult for a person who would be a Related Person to effect various Business Combinations with the Company. The Charter may encourage persons interested in acquiring the Company to negotiate in advance with the Omega Worldwide Board, because the stockholder approval requirement would be avoided if the directors then in office unanimously approve either the Business Combination or the transaction which results in any such person becoming a Related Person. It is possible that such a provision could make it more difficult to accomplish transactions which the Company's stockholders may otherwise deem to be in their best interests.

NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

     The Charter provides that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances ("Preferred Holders' Rights"), the number of directors will be fixed by the Bylaws. The Bylaws provide that, subject to any Preferred Holders' Rights, the number of directors will be fixed by the Omega Worldwide Board, but must not be more than nor less than the minimum number required by the MGCL. In addition, the Bylaws provide that any vacancies (other than vacancies created by an increase in the total number of directors) will be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, and any vacancies created by an increase in the total number of directors may be filled by a majority of the entire Omega Worldwide Board. Accordingly, the Omega Worldwide Board could temporarily prevent any stockholder from enlarging the Omega Worldwide Board and then filling the new directorship with such stockholder's own nominees.

     The Charter provides that, subject to any Preferred Holders' Rights, directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the votes entitled to be cast generally in the election of directors, voting together as a single class.

NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

     The Bylaws provide that any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any Preferred Stock, special meetings of stockholders of the Company for any purpose or purposes may be called only by the Chairman, President, the Omega Worldwide Board or holders of 50% of the outstanding shares entitled to vote on the business proposed to be transacted at the meeting pursuant to a resolution stating the purpose or purposes thereof. No business other than that stated in the notice shall be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the Chairman, President, the Omega Worldwide Board or holders of 50% of the outstanding shares entitled to vote on the business proposed to be transacted at the meeting.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for directors or bring other business before an annual meeting of stockholders of the Company (the "Stockholder Notice Procedure").

     The Stockholder Notice Procedure provides that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors may be made only (i) pursuant to the Company's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws.

     The purpose of requiring stockholders to give the Company advance notice of nominations and other business is to afford the Omega Worldwide Board a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by the Omega Worldwide Board, to inform stockholders and make recommendations about such nominees or business, as well as to ensure an orderly procedure for conducting meetings of stockholders. Although the Bylaws do not give the Omega Worldwide Board power to block stockholder nominations for the election of directors or proposal for action, they may have the effect of discouraging a stockholder from proposing nominees or business, precluding a contest for the election of directors or the consideration of stockholder proposals if procedural requirements are not met, and deterring third parties from soliciting proxies for a non-management slate of directors or proposal, without regard to the merits of such slate or proposal.

AMENDMENT

     The Bylaws provide that the Omega Worldwide Board has the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new bylaws. The Charter provides that the provisions of the Charter relating to business combinations, the number, election term and removal of the Company's directors, the applicability of elective statutes and the applicability of the Rights Agreement to Omega may be amended only by the affirmative vote of the holders of at least 80% of the outstanding shares of voting stock of the Company, voting together as a single class. In all cases, the MGCL requires that the Omega Worldwide Board first determine that the proposed amendment to the Charter is advisable.

RIGHTS AGREEMENT

     The Omega Worldwide Board currently expects to authorize a rights plan on or prior to the Distribution Date. Pursuant to the rights plan, the Omega Worldwide Board will cause to be issued one Preferred Share Purchase Right for each outstanding share of Omega Worldwide Common Stock. Each Preferred Share Purchase Right will entitle the registered holder to purchase from the Company one-hundredth of a share of a new series of junior preferred stock, par value $.01 per share (the "Junior
Preferred Shares"), of the Company at a price of $       (the "Purchase Price"),
subject to adjustment. The description and terms of the Preferred Share Purchase Rights will be set forth in a Rights Agreement (the "Rights Agreement"), between the Company and the designated Rights Agent (the "Rights Agent"). The description set forth below is intended as a summary only and is qualified in its entirety by reference to the form of the Rights Agreement, which will be filed as an exhibit to the Registration Statement. See "Available Information."

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 10% or more of the outstanding shares of Omega Worldwide Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Omega Worldwide Board prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of such outstanding shares of Omega Worldwide Common Stock (the earlier of such dates being called the "Rights Distribution Date"), the Preferred Share Purchase Rights will be evidenced by the certificates representing the Omega Worldwide Common Stock.

     The Rights Agreement will provide that, until the Rights Distribution Date (or earlier redemption or expiration of the Preferred Share Purchase Rights), the Preferred Share Purchase Rights will be transferred with and only with the Omega Worldwide Common Stock. Until the Rights Distribution Date (or earlier redemption or expiration of the Preferred Share Purchase Rights), the Omega Worldwide Common Stock certificates will contain a notation incorporating the Rights Agreement by reference. As soon as practicable following the Rights Distribution Date, separate certificates evidencing the Preferred Share Purchase Rights (the "Right Certificates") will be mailed to holders of record of the Omega Worldwide Common Stock as of the close of business on the Rights Distribution Date and such separate Right Certificates alone will evidence the Preferred Share Purchase Rights.

     The Preferred Share Purchase Rights will not be exercisable until the Rights Distribution Date. The Preferred Share Purchase Rights will expire on the tenth anniversary of the date of issuance (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Preferred Share Purchase Rights are earlier redeemed or exchanged by the Company in each case, as summarized below.

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Preferred Share Purchase Right, other than Preferred Share Purchase Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Omega Worldwide Common Stock having a market value of two times the exercise price of the Preferred Share Purchase Right. In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Preferred Share Purchase Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Preferred Share Purchase Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Preferred Share Purchase Right.

     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding Omega Worldwide Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Omega Worldwide Common Stock, the Omega Worldwide Board may exchange the Preferred Share Purchase Rights (other than Preferred Share Purchase Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Omega Worldwide Common Stock, or one-hundredth of a Junior Preferred Share (or of a share of a class or series of the Preferred Stock having equivalent rights, preference and privileges) per Preferred Share Purchase Right (subject to adjustment).

     At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding Omega Worldwide Common Stock, the Omega Worldwide

Board may redeem the Preferred Share Purchase Rights in whole, but not in part, at a price of $.01 per Preferred Share Purchase Right (the "Redemption Price"). The redemption of the Preferred Share Purchase Rights may be made effective at such time on such basis and with such conditions as the Omega Worldwide Board, in its sole discretion, may establish. Immediately upon any redemption of the Preferred Share Purchase Rights, the right to exercise the Preferred Share Purchase Rights will terminate and the holders of the Preferred Share Purchase Rights then will be eligible to receive only the Redemption Price.

     The terms of the Preferred Share Purchase Rights may be amended by the Omega Worldwide Board without the consent of the holders of the Preferred Share Purchase Rights; provided, however, that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Preferred Share Purchase Rights.

     Until a Preferred Share Purchase Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company including, without limitation, the right to vote or to receive dividends.

     The number of outstanding Preferred Share Purchase Rights and the number of one-hundredths of a Junior Preferred Share issuable upon exercise of each Preferred Share Purchase Right also will be subject to adjustment in the event of a split of the Omega Worldwide Common Stock, or a stock dividend on the Omega Worldwide Common Stock payable in Omega Worldwide Common Stock or subdivisions, consolidations or combinations of the Omega Worldwide Common Stock occurring, in any such case, prior to the Rights Distribution Date.

     The Purchase Price payable, and the number of Junior Preferred Shares or other securities or property issuable, upon exercise of the Preferred Share Purchase Rights will be subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Shares, (ii) upon the grant to holders of the Junior Preferred Shares of certain rights or warrants to subscribe for or purchase Junior Preferred Shares at a price, or securities convertible into Junior Preferred Shares with a conversion price, less than the then-current market price of the Junior Preferred Shares or (iii) upon the distribution to holders of the Junior Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Junior Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent in such Purchase Price. No fractional Junior Preferred Shares will be issued (other than fractions which are integral multiples of one-hundredth of a Junior Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Junior Preferred Shares on the last trading day prior to the date of exercise.

     Junior Preferred Shares purchasable upon exercise of the Preferred Share Purchase Rights will not be redeemable. Each Junior Preferred Share will be
entitled to a minimum preferential quarterly dividend payment of $     per share
but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Omega Worldwide Common Stock. In the event of liquidation, the holders of the Junior Preferred Shares will be entitled to a minimum
preferential liquidation payment of $     per share but will be entitled to an
aggregate payment of 100 times the payment made per share of Omega Worldwide Common Stock. Each Junior Preferred Share will have 100 votes voting together with the Omega Worldwide Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Omega Worldwide Common Stock are exchanged, each Junior Preferred Share will be entitled to receive 100 times the amount received per share of Omega Worldwide Common Stock. These rights are protected by customary antidilution provisions.

     Due to the nature of the Junior Preferred Shares' dividend, liquidation and voting rights, the value of the one-hundredth interest in a Junior Preferred Share purchasable upon exercise of each Preferred Share Purchase Right should approximate the value of one share of Omega Worldwide Common Stock.

     The Preferred Share Purchase Rights have certain antitakeover effects. The Preferred Share Purchase Rights will cause substantial dilution to a person or group of persons that attempts to acquire the Company on terms not approved by the Omega Worldwide Board. The Preferred Share Purchase Rights should not interfere with any merger or other business combination approved by the Omega Worldwide Board prior to the time that a person or group has acquired beneficial ownership of 10% or more of the Omega Worldwide Common Stock since the Preferred Share Purchase Rights may be redeemed by the Company at the Redemption Price until such time.

     The Preferred Share Purchase Rights and the Company's Charter contain certain provisions that exclude Omega and its affiliates from the operative provisions of the Rights Plan.

MARYLAND BUSINESS COMBINATION STATUTE

     Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

     The Company's Charter specifies that the Business Combination Statute does not apply to the Company unless the Board of Directors elects to be subject, in whole or in part, specifically, generally or generally by types, as to specifically identified or unidentified stockholders, to the provisions. If the Board of Directors elects to be subject to the Business Combination Statute, the Business Combination Statute could have the effect of discouraging mergers or similar transactions subject to statutory stockholder vote and additional transactions involving transfers of assets or securities in specified amounts. In addition, pursuant to the statute, the Company has exempted any business combinations involving Omega and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between Omega and the Company. As a result, Omega may be able to enter into business combinations with the Company that may not be in the best interest of its stockholders without compliance by the Company with the super-majority vote requirements and the other provisions of the statute.

MARYLAND CONTROL SHARES ACQUISITION STATUTE

     The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.

     The Charter specifies that the Control Shares Acquisition Statute does not apply to the Company unless the Board of Directors elects to be subject, in whole or in part, specifically, generally or generally by types, as to specifically identified or unidentified stockholders, to the provisions. If the Board of Directors elects to be subject to the Control Shares Acquisition Statute, the Control Shares Acquisition Statute could have the effect of discouraging offers to acquire the Company and of increasing the difficulty of consummating any such offer and of delaying, deferring or preventing a change in control of the Company or other transaction that may involve a premium price for Omega Worldwide Common Stock or otherwise be in the best interests of the Company's stockholders, by proxy contest, tender offer, openmarket purchases or otherwise.

                                    EXPERTS

     The balance sheet of Omega Worldwide, Inc. as of November 30, 1997 appearing in this Prospectus and Registration Statement has been audited by Ernst & Young LLP, independent auditors, and the consolidated financial statements of Principal Healthcare Finance Limited as of August 31, 1997 and for the two years in the period ended August 31, 1997 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young, independent auditors, as set forth therein in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


     The financial statements of Tamaris Plc as of March 31, 1997 and for the two years in the period ended March 31, 1997 appearing in this Prospectus and Registration Statement have been audited by Grant Thornton, independent accountants, as set forth in its report therein appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     The legality of the issuance of the shares of Omega Worldwide Common Stock to be sold pursuant to the Offerings will be passed upon for the Company by Mayer, Brown & Platt.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
Omega Worldwide, Inc.
  Report of Independent Auditors............................  F-2
  Balance Sheet as of November 30, 1997.....................  F-3
Principal Healthcare Finance Limited
  Report of Independent Auditors............................  F-4
  Consolidated Balance Sheets as of August 31, 1997 and 1996
     and November 30, 1997 (unaudited)......................  F-5
  Consolidated Statements of Operations for the years ended
     August 31, 1997 and 1996 and three-month periods ended
     November 30, 1997 and 1996 (unaudited).................  F-6
  Consolidated Statements of Shareholders' Equity for the
     years ended August 31, 1997 and 1996 and period of
     three months ended November 30, 1997 (unaudited).......  F-7
  Consolidated Statements of Cash Flows for the years ended
     August 31, 1997 and 1996 and period of three months
     ended November 30, 1997 and 1996 (unaudited)...........  F-8
  Notes to consolidated financial statements................  F-9
Financial Statements of Tenants of Principal Healthcare
  Finance Limited:
Tamaris Plc:
  Report of Auditors........................................
  Consolidated Balance Sheets as of March 31, 1997 and 1996
     and September 30, 1997 (unaudited).....................
  Consolidated Profit and Loss Account for the years ended
     March 31, 1997 and 1996 and Period of Six months ended
     September 30, 1997 and 1996 (unaudited)................
  Consolidated Cash Flow Statement for the years ended March
     31, 1997 and 1996......................................
  Notes to Financial Statements.............................

                         REPORT OF INDEPENDENT AUDITORS

Shareholder
Omega Worldwide, Inc.

     We have audited the accompanying balance sheet of Omega Worldwide, Inc. as of November 30, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted accounting standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Omega Worldwide, Inc. at November 30, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

December 18, 1997
Detroit, Michigan

                             OMEGA WORLDWIDE, INC.

                                 BALANCE SHEET
                               NOVEMBER 30, 1997

ASSETS
Cash........................................................    $   1,000
                                                                ---------
Total assets................................................    $   1,000
                                                                =========
SHAREHOLDERS' EQUITY:
  Preferred stock $1.00 par value:
     Authorized 10,000,000 shares...........................    $
  Common stock $.10 par value:
     Authorized 50,000,000 shares
     Issued and outstanding 2,101,000 shares................      210,100
  Additional paid-in capital................................          900
  Common stock subscription receivable......................     (210,000)
                                                                ---------
Total shareholders' equity..................................    $   1,000
                                                                =========

1. ORGANIZATION

Omega Worldwide, Inc. (the "Company") was incorporated on November 13, 1997, in the State of Maryland. All of the Company's common stock is owned by Omega Healthcare Investors Inc. ("Omega"). Following the purchase of 1,000 shares of common stock, Omega subscribed to the issuance of 2,100,000 shares at par value, with the payment of the subscription price due upon the declaration of effectiveness by the Securities and Exchange Commission of the Company's Form S-1 Registration Statement. Prior to November 30, 1997 the Company had no operations.

2. RELATED PARTY TRANSACTIONS

The Company intends to enter into an Opportunity Agreement and Services Agreement with Omega prior to the effective date of the Registration Statement filed with the Securities and Exchange Commission. Under the terms of the Opportunity Agreement, the Company and Omega will agree to provide each other with rights to participate in certain transactions and to make certain investments in parallel or jointly. Pursuant to the Services Agreement, Omega will provide the Company with management and other employees, administrative services and office space.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Principal Healthcare Finance Limited

     We have audited the accompanying consolidated balance sheets of Principal Healthcare Finance Limited and subsidiaries as of August 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Principal Healthcare Finance Limited and subsidiaries at August 31, 1997 and 1996, and the consolidated results of their operations, and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                     /s/ Ernst & Young

December 2, 1997, except for
  Note 10 as to which the date is January 15, 1998
Jersey, Channel Islands

                      PRINCIPAL HEALTHCARE FINANCE LIMITED

                          CONSOLIDATED BALANCE SHEETS

                                                                                      AUGUST 31
                                                               NOVEMBER 30     ------------------------
                                                                   1997          1997           1996
                                                               -----------       ----           ----
                                                               (UNAUDITED)
                                                               (IN THOUSANDS, EXCEPT SHARE INFORMATION)
ASSETS
Investments in real estate
  Real estate properties...................................      $357,834      $274,982       $ 92,795
  Accumulated depreciation.................................         6,269         4,294          1,357
                                                                 --------      --------       --------
                                                                  351,565       270,688         91,438
Mortgage notes receivable..................................            --                        9,851
Other investments..........................................         7,137         5,474
                                                                 --------      --------       --------
                                                                  358,702       276,162        101,289
Cash and short-term investments............................         4,034         6,188            597
Accounts receivable........................................         4,430         3,520            899
Assets held for sale.......................................         3,150         3,041
Cash on deposit as collateral -- restricted................        17,898        18,056
Cost in excess of tangible assets acquired, net............        13,802        14,190
Other assets...............................................         4,925           652            762
                                                                 --------      --------       --------
Total assets...............................................      $406,941      $321,809       $103,547
                                                                 ========      ========       ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Accounts payable.........................................      $  7,202      $  5,456       $  1,371
  Loans from Omega Healthcare Investors, Inc...............        29,898        83,745         30,945
  Deferred tax liability...................................        14,688        14,025            168
  Long-term borrowings.....................................       342,853       205,581         70,367
                                                                 --------      --------       --------
Total liabilities..........................................       394,641       308,807        102,851
Shareholders' equity:
  Class A common stock $.016 par value:
     Authorized -- 43,000,000 shares
     Issued and outstanding -- 4,000,000 shares in 1997 and
       1,500,000 in 1996...................................            65            65             24
  Class B common stock $.016 par value:
     Authorized -- 17,000,000 shares
     Issued and outstanding -- 6,000,000 shares in 1997 and
       none in 1996........................................            96            96
  Additional paid-in capital...............................        14,472        14,472          1,489
  Retained earnings deficit................................        (2,820)       (1,697)          (826)
  Foreign currency translation adjustments.................           487            66              9
                                                                 --------      --------       --------
Total shareholders' equity.................................        12,300        13,002            696
                                                                 --------      --------       --------
Total liabilities and shareholders' equity.................      $406,941      $321,809       $103,547
                                                                 ========      ========       ========

                            See accompanying notes.

                      PRINCIPAL HEALTHCARE FINANCE LIMITED

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                          THREE MONTHS ENDED
                                                              NOVEMBER 30          YEAR ENDED AUGUST 31
                                                          -------------------      ---------------------
                                                           1997         1996         1997         1996
                                                           ----         ----         ----         ----
                                                              (UNAUDITED)
                                                                          (IN THOUSANDS)
Revenue:
  Rental income.......................................    $10,256      $3,246      $16,722       $8,248
  Mortgage interest income............................         --         104          103           86
  Other investment income.............................        114          14          187          164
                                                          -------      ------      -------       ------
                                                           10,370       3,364       17,012        8,498
Expenses:
  Depreciation and amortization.......................      1,721         617        2,959        1,357
  Interest............................................      6,649       2,552       12,403        7,421
  General and administrative..........................        882         281        1,652          378
                                                          -------      ------      -------       ------
                                                            9,252       3,450       17,014        9,156
                                                          -------      ------      -------       ------
Net income (loss) before income taxes and
  extraordinary charge from prepayment of debt........      1,118         (86)          (2)        (658)
Provision for income taxes:
  Current.............................................        211          48          202
  Deferred............................................        469          80          509          168
                                                          -------      ------      -------       ------
                                                              680         128          711          168
                                                          -------      ------      -------       ------
Net income (loss) before extraordinary charge for
  prepayment of debt..................................        438        (214)        (713)        (826)
Extraordinary charge from prepayment of debt, less
  deferred income taxes of $421.......................     (1,561)         --           --           --
                                                          -------      ------      -------       ------
Net loss..............................................    $(1,123)     $ (214)     $  (713)      $ (826)
                                                          =======      ======      =======       ======


                            See accompanying notes.

                      PRINCIPAL HEALTHCARE FINANCE LIMITED

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
             YEARS ENDED AUGUST 31, 1997 AND 1996 AND THREE-MONTHS
                      ENDED NOVEMBER 30, 1997 (UNAUDITED)

                                                                                                          EQUITY
                                                                                                        ADJUSTMENT
                                        CLASS A             CLASS B         ADDITIONAL    RETAINED     FROM FOREIGN
                                    ----------------    ----------------       PAID       EARNINGS       CURRENCY
                                    SHARES    AMOUNT    SHARES    AMOUNT    IN CAPITAL    (DEFICIT)    TRANSLATION
                                    ------    ------    ------    ------    ----------    ---------    ------------
                                                                    (IN THOUSANDS)
  Issuance of Class A common
     stock as of June 28,
     1995.......................    1,500      $24                 $         $ 1,489       $               $
  Foreign currency translation
     adjustment.................                                                                              9
  Net loss......................                                                              (826)
                                    -----      ---      -----      ----      -------       -------         ----
Balance at August 31, 1996......    1,500       24                             1,489          (826)           9
  Issuance of Class A common
     stock......................    2,500       41                             3,994
  Issuance of Class B common
     stock......................                        6,000        96        8,989
  Dividends paid................                                                              (158)
  Foreign currency translation
     adjustment.................                                                                             57
  Net loss for year.............                                                              (713)
                                    -----      ---      -----      ----      -------       -------         ----
Balance at August 31, 1997......    4,000      $65      6,000      $ 96      $14,472       $(1,697)        $ 66
Net loss (unaudited)............                                                            (1,123)
Foreign currency translation
  adjustment (unaudited)........                                                                            421
                                    -----      ---      -----      ----      -------       -------         ----
Balance at November 30, 1997
  (unaudited)...................    4,000      $65      6,000      $ 96      $14,472       $(2,820)        $487
                                    =====      ===      =====      ====      =======       =======         ====

                            See accompanying notes.

                      PRINCIPAL HEALTHCARE FINANCE LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                     THREE MONTHS ENDED
                                                        NOVEMBER 30             YEAR ENDED AUGUST 31
                                                   ----------------------       ---------------------
                                                     1997          1996           1997        1996
                                                     ----          ----           ----        ----
                                                        (UNAUDITED)
                                                                     (IN THOUSANDS)
Net income (loss) before extraordinary
  charge from early payment of debt (which
  did not involve a cash outlay)............       $    438       $  (214)      $    (713)  $    (826)
Adjustments to reconcile net income (loss)
  to cash provided by operating activities
  Depreciation and amortization.............          1,757           617           2,959       1,357
  Deferred tax liability....................            469            80             509         168
  Change in operating assets and liabilities
     Accounts receivable....................         (1,552)         (103)         (2,572)       (888)
     Accounts payable and accruals..........          2,293         1,253           2,542         930
Foreign currency translation gain...........            220            96             120           7
                                                   --------       -------       ---------   ---------
Cash provided by operating activities.......          3,625         1,729           2,845         748
INVESTING ACTIVITIES
Acquisition of real estate..................        (69,445)       (6,344)        (60,716)    (91,071)
Quality Care Homes Plc acquisition..........                                      (54,728)
Other investments...........................         (2,942)                       (6,566)
Increase in restricted cash on deposit......            928                         1,243
Issuance of mortgage notes..................                                                   (9,851)
                                                   --------       -------       ---------   ---------
Cash used in investing activities...........        (71,459)       (6,344)       (120,767)   (100,922)
FINANCING ACTIVITIES
Issuance of common stock....................                       13,311          13,472       2,317
Proceeds from borrowings....................        161,515                        59,958      92,670
Early extinguishment of debt................        (36,981)
Short term borrowings from (payments of
  borrowings to) Omega Healthcare Investors,
  Inc.......................................        (56,752)       (6,986)         50,875       7,398
Dividends paid..............................                                         (158)
Cost of raising capital.....................         (2,102)                         (634)     (1,614)
                                                   --------       -------       ---------   ---------
Cash provided by financing activities.......         65,680         6,325         123,513     100,771
                                                   --------       -------       ---------   ---------
Increase in cash and cash equivalents.......         (2,154)        1,710           5,591         597
Cash and cash equivalents at beginning
  of period.................................          6,188           597             597
                                                   --------       -------       ---------   ---------
Cash and cash equivalents at end of
  period....................................       $  4,034       $ 2,307       $   6,188   $     597
                                                   ========       =======       =========   =========


                            See accompanying notes.

                      PRINCIPAL HEALTHCARE FINANCE LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            AUGUST 31, 1997 AND 1996

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     Principal Healthcare Finance Limited (the "Company") was formed and initially funded in June, 1995 by Omega Healthcare Investors, Inc. ("Omega"). The Company is a Jersey, Channel Islands based company organized to purchase and lease back nursing homes in the United Kingdom. The Company maintains its records in British pounds sterling under accounting principles generally acceptable in the United Kingdom. The accompanying financial statements are based on generally accepted accounting principles in the United States and are stated in U. S. dollars.

     The Company is a subsidiary of Bayside International Inc., a company incorporated in the Cayman Islands ("Bayside"). Omega together with certain directors of Omega own Bayside.

     The Company was incorporated in June, 1995. The results of operations from the date of incorporation to August 31, 1995 were not significant.

     The consolidated financial statements of the Company include the accounts of the Company and all wholly owned subsidiaries after elimination of all material intercompany accounts and transactions. The operating results of Banberry (see Note 10) will be consolidated on a 2-month delayed basis, starting January 1, 1998. Prior to full consolidation, the Company's investment is stated on the basis of its cost.

CASH AND SHORT-TERM INVESTMENTS

     Short-term investments consist of highly liquid investments with a maturity date of three months or less when purchased. These investments are stated at cost which approximates fair value.

INVESTMENTS IN REAL ESTATE

     Investments in real estate properties are recorded at cost. The cost of the properties acquired is allocated between land and buildings based generally upon management's valuations and external appraisals. Depreciation for buildings is recorded on the straight-line basis, using 40 to 50 year estimated useful lives. The Company provides reserves for potential losses based upon management's periodic review of its assets and classifies these reserves as reductions to the related assets.

COST IN EXCESS OF TANGIBLE ASSETS ACQUIRED

     The excess of the sum of the purchase cost plus the deferred tax liability recognized over the fair value of real estate and other assets acquired in connection with the purchase of Quality Care Homes plc is amortized on a straight-line basis over a 40-year period.

IMPAIRMENT OF ASSETS

     Impairment losses related to long lived assets, certain intangible assets and goodwill related to those assets, are recognized when expected future cash flows are less than the carrying value of the assets. If indicators of impairment are present, the Company evaluates the carrying value of the related real estate investments in relationship to the future undiscounted cash flows of the underlying operations. The Company adjusts the net book value of the leased assets if the sum of the expected future cash flows is less than book value.

                      PRINCIPAL HEALTHCARE FINANCE LIMITED

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

     Rental income is recognized on a straight-line basis over the initial terms of the related master leases. Such income includes periodic increases based on predetermined formulas as defined in the master leases and mortgage loan agreements.

TRANSLATION

     Translation from British pounds sterling has been performed under the provisions of Financial Accounting Standards Board Statement No. 52 which provides that balance sheet amounts are translated at the year end exchange rate and income statement amounts are translated at the average annual rate. There are no material amounts of exchange gains or losses included in the results of operations for 1996 and 1997.

INCOME TAXES

     The Company is subject to UK income tax at a rate of 24% on its net rental income after deducting related expenses, including interest payable. The Company's subsidiary, Principal Healthcare Plc, is a UK resident company and is subject to UK corporate tax at a rate of 33%.

ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. REAL ESTATE PROPERTIES

     The Company's real estate properties, represented by 116 long-term care facilities at August 31, 1997, are leased under provisions of master leases with initial terms of generally thirty years, however the lease may be terminated after 10 or 20 years by exercise of a purchase option by the operator or upon giving proper notice. Substantially all of the master leases provide for minimum annual rentals which are subject to annual increases based upon changes in the Retail Price Index in the United Kingdom with certain minimum and maximum limits (generally 2% and 5%, respectively). Under the terms of the leases, the lessee is responsible for all maintenance, repairs, taxes and insurance on the leased properties. A summary of the Company's investment in real estate properties is as follows:

                                                                       AUGUST 31
                                                   NOVEMBER 30    -------------------
                                                      1997          1997       1996
                                                   -----------      ----       ----
                                                   (UNAUDITED)
                                                             (IN THOUSANDS)
Buildings......................................     $304,159      $233,736    $78,830
Land...........................................       53,675        41,246     13,965
                                                    --------      --------    -------
                                                     357,834       274,982     92,795
Less accumulated depreciation..................        6,269         4,294      1,357
                                                    --------      --------    -------
Total..........................................     $351,565      $270,688    $91,438
                                                    ========      ========    =======

                      PRINCIPAL HEALTHCARE FINANCE LIMITED

2. REAL ESTATE PROPERTIES (CONTINUED)
     The following table summarizes the changes in real estate properties and accumulated depreciation during 1997 and 1996:

                                                           REAL ESTATE     ACCUMULATED
                                                            PROPERTIES     DEPRECIATION
                                                           -----------     ------------
                                                                  (IN THOUSANDS)
Balance at June 28, 1995...............................      $     --         $   --
Additions for 1996.....................................        92,795          1,357
                                                             --------         ------
Balance at August 31, 1996.............................        92,795          1,357
Additions for 1997.....................................       182,187          2,937
                                                             --------         ------
Balance at August 31, 1997.............................       274,982          4,294
Additions for three-month period (unaudited):
  Real estate acquisitions.............................        69,445
  Provision charged to operations......................                        1,635
  Other................................................        13,407            340
                                                             --------         ------
Balance at November 30, 1997 (unaudited)...............      $357,834         $6,269
                                                             ========         ======

     The future minimum rentals expected to be received at August 31, 1997 for the remainder of the initial terms of the leases are as follows:

                                                                   (IN
                                                                THOUSANDS)
1998........................................................     $ 19,786
1999........................................................       19,786
2000........................................................       19,786
2001........................................................       19,786
2002........................................................       19,786
Thereafter..................................................       75,649
                                                                 --------
                                                                 $174,579
                                                                 ========

3. MORTGAGE NOTES RECEIVABLE

     In August 1996, the Company made a loan of approximately $9,851,000, secured by three properties. In October, 1996 the Company converted the loan into a lease at the original cost and entered into a lease agreement with the operator on terms similar to other leases with the operator.

4. INVESTMENT CONCENTRATIONS


     As of August 31, 1997, all of the Company's real estate investments related to long-term care facilities. The Company's real estate investments are operated by 8 companies, including Exceler Healthcare Services Limited (30% of amount invested), and Tamaris Plc (46% of amount invested). The Company's facilities are

                      PRINCIPAL HEALTHCARE FINANCE LIMITED

4. INVESTMENT CONCENTRATIONS (CONTINUED) located in England (92% of amount invested) and Scotland (8% of amount invested). The following is a summary of the amounts originally invested and the number of facilities owned at August 31:

                                                            1997                                1996
                                               ------------------------------      ------------------------------
                                                                   NUMBER OF                           NUMBER OF
                                                 INVESTMENT        FACILITIES        INVESTMENT        FACILITIES
                 COUNTY                            AMOUNT            OWNED             AMOUNT            OWNED
                 ------                          ----------        ----------        ----------        ----------
                                               (IN THOUSANDS)                      (IN THOUSANDS)
Berkshire................................         $  3,648              2             $    --              --
Cambridgeshire...........................            1,282              1                  --              --
Coventry.................................            2,865              1                  --              --
Cumbria..................................            2,865              1                  --              --
Derbyshire...............................            3,457              2               3,338               2
Durham...................................           49,977             21                  --              --
Essex....................................            5,471              2               2,981               1
Greater London...........................            5,713              2                  --              --
Greater Manchester.......................            3,898              2               1,956               1
Hertfordshire............................            3,954              1               3,818               1
Kent.....................................            2,228              1                  --              --
Leicestershire...........................            3,233              1               3,122               1
Lincolnshire.............................            6,431              3               3,586               2
Merseyside...............................            4,090              2               3,949               2
Norfolk..................................              660              1                  --              --
North Ayrshire...........................            6,778              1               6,546               1
North Humberside.........................            4,668              1               4,507               1
North Yorkshire..........................            1,987              2                  --              --
Northhamptionshire.......................            3,368              1                  --              --
Northhumberland..........................            5,165              2                  --              --
Nottinghamshire..........................           18,948             11              16,235               9
Oxfordshire..............................            6,052              3                  --              --
South Yorkshire..........................            8,128              5               5,082               4
Staffordshire............................           11,800              4               7,706               3
Suffolk..................................           10,249              4               9,185               3
Tyne & Wear..............................           41,193             18               8,144               4
Warwickshire.............................            1,436              1                  --              --
West Midlands............................           17,530             10               2,387               1
West Yorkshire...........................           18,258              5              10,253               2
                                                  --------            ---             -------              --
  Total England..........................          255,332            111              92,795              38
Dundee City..............................           10,652              3                  --              --
East Lothian.............................            6,133              1                  --              --
Glasgow..................................            2,865              1                  --              --
                                                  --------            ---             -------              --
  Total Scotland.........................           19,650              5                  --              --
                                                  --------            ---             -------              --
  Total..................................         $274,982            116             $92,795              38
                                                  ========            ===             =======              ==


     As of November 30, 1997, Exceler Healthcare Services Limited operated facilities representing 24% of the total investments and Tamaris plc operated facilities representing 35% of the total investments.

                      PRINCIPAL HEALTHCARE FINANCE LIMITED

5. BORROWING ARRANGEMENTS

     The loans payable to Omega Healthcare Investors, Inc. at August 31, 1997 consists of a short-term loan of $59,537,000 which bears interest at 9.25%, and a $24,208,500 subordinated loan which bears interest at 11.83% and matures in December 31, 2000. In connection with the subordinated loan, the Company provided warrants to acquire 10,000,000 shares of stock at pound 1.50 (approximately $2.40) per share. These warrants expire June 30, 2001.

     The following is a summary of long-term borrowings all of which are sterling denominated:

                                                                   AUGUST 31
                                                              -------------------
                                                                1997       1996
                                                                ----       ----
                                                                (IN THOUSANDS)
Secured bank loan.........................................    $ 64,556    $62,548
Commercial mortgages......................................      34,588         --
Acquisition finance loan..................................      55,245         --
Loan notes and guarantees.................................      18,087         --
Collateralized bank term loan.............................      18,181         --
Overdrafts................................................       6,854         --
Subordinated loans........................................       8,070      7,819
                                                              --------    -------
                                                              $205,581    $70,367
                                                              ========    =======

     Substantially all of the real estate properties are collateralized by commercial mortgages and bank loans.

     The secured bank loan of $64,556,000 matures on August 25, 2000 and bears interest to maturity at rates fixed at the time each tranche of the loan was drawn down. The average rate fixed on funds drawn down as at August 31, 1997 and 1996 was 8.98%. The loan is secured by a mortgage on substantially all of the investment properties held by the Company. Subsequent to year-end, $56 million of this loan was repaid with funds drawn down under a revolving credit facility (Note 10).

     Commercial mortgages are repayable in varying quarterly payments at dates commencing between August 1996 through August 2002. Interest is payable at varying rates ranging from 6.18% to 8.5%.

     The acquisition finance loan is a bank borrowing due for repayment before June 1998. A guarantee is provided by Omega. The interest rate on the facility is 1% per annum over LIBOR.

     The loan notes issued to former shareholders of a business which sold its properties to the Company, totaling $18,087,000, bear interest at the rate of 6.5% per annum payable six months after the date of issue of any of the loan notes and on repayment, which will be on April 16, 1998. Repayment of principal and payment of interest is guaranteed by a financial institution. The guarantee fee is 1% per annum of the amount of the loan notes outstanding.

     The collateralized bank term loan matures on October 1, 2001.

     The subordinated loan is due for repayment on December 31, 2000 and bears interest over the remaining term of the loans at rates ranging from 11.8% to 12.9%. In connection with the loans, the Company provided warrants to acquire 3,333,333 shares of stock at pound 1.50. These warrants expire June 30, 2001.

                      PRINCIPAL HEALTHCARE FINANCE LIMITED

5. BORROWING ARRANGEMENTS (CONTINUED)
     The principal payments for each of the five years following August 31, 1997 is set forth below:

1998........................................................    $ 87,104
1999........................................................       6,918
2000........................................................      79,544
2001........................................................      25,099
2002........................................................       6,916
                                                                --------
                                                                $205,581
                                                                ========

     Interest paid during 1997 and 1996 was approximately $12,400,000 and $7,421,000, respectively.

     The estimated fair values of the Company's long-term borrowings at August 31, 1997 and 1996 approximate their face amounts. Fair values are based on the estimates of management and on rates currently prevailing for comparable loans.

6. PURCHASE OF QUALITY CARE HOMES PLC NURSING HOME FACILITIES

     On June 30, 1997 the Company acquired all of the nursing home facilities of Quality Care Homes plc through the purchase of all of its outstanding common stock. The purchase price for net assets totaled $73,818,000, and it was funded by acquisition financing of $55,245,000, the issue of loan notes for $18,087,000 and cash. As a result of the expected disposal of the assets of the nursing home business, the Company effectively acquired only the nursing home facilities of Quality Care Homes, the predecessor operator of the facilities. The assets which are being held for sale are as follows (in thousands):

Land and buildings..........................................    $ 4,524
Receivables and inventory...................................      3,224
Cash........................................................         23
Accounts payable and accruals...............................     (4,730)
                                                                -------
Assets held for resale......................................    $ 3,041
                                                                =======

     A summary of the assets acquired and liabilities assumed follow (in thousands):

Investment properties.......................................    $ 116,969
Accounts receivable and inventory...........................        3,194
Cost in excess of tangible assets acquired..................       14,190
Cash (primarily restricted deposits)........................       19,364
Bank borrowings.............................................      (22,998)
Mortgages...................................................      (34,884)
Deferred income tax liability...............................      (13,331)
Accounts payable............................................       (8,179)
Other -- net................................................         (507)
                                                                ---------
Net assets acquired.........................................    $  73,818
                                                                =========

7. CAPITAL STOCK

     A holder of Class B shares other than Omega shall have the right to convert such shares into Class A shares at any time after:

          i. the Board of Directors shall have given notice in writing to members that the value of the share capital of the Company in issue and paid up exceeds the aggregate sum of pound 40,000,000 (approximately $64,000,000) or

                      PRINCIPAL HEALTHCARE FINANCE LIMITED

7. CAPITAL STOCK (CONTINUED)
          ii. the Board of Directors shall have given notice in writing to the members of an offer for the purchase of the shares of the Company, or

          iii. the Board of Directors shall have given notice in writing to members of the listing of any class of shares of the Company.

     The Class B ordinary shares do not carry a right to vote except that at each general meeting holders of Class B ordinary shares other than Omega shall be called upon to vote on continuation of the Advisory Agreement between the Company and Omega.

     Subsequent to August 31, 1997 the Board of Directors authorized a shareholder vote pursuant to which, if approved, all of common stock would be converted into voting common stock. (See Note 10).

     The Company has issued warrants to subscribe for additional shares as follows:

                                                          NUMBER       EXERCISE
                                                         OF SHARES      PRICE       EXPIRATION DATE
                                                         ---------     --------     ---------------
Class A ordinary shares.............................        666,666     L1.00      December 31, 2000
                                                            750,000     L1.10      December 31, 2000
                                                          3,333,333     L1.50      June 30, 2001
Class B ordinary shares.............................      1,000,000     L1.00      December 31, 2000
                                                         10,000,000     L1.50      June 30, 2001

     As to the warrants which expire in December, 2000, no value was assigned at the date of issuance because the underlying securities were issued at their fair value at that date. As to the warrants which expire in June, 2001, the Company believes that the coupon rate for the subordinated debt was the prevailing market rate on the date of the loan, and therefore the face amount of the subordinated loans approximated its fair value on the date of issuance. In addition, the exercise price on these warrants significantly exceeded the fair value of the stock on the date of issuance since the warrants enabled the purchase of shares at L1.50, while the current value of the shares at that time was approximately L1.00. Based on these factors at the date of the borrowing, no value was ascribed to the warrants when they were issued.

8. INCOME TAXES

     The provision for income taxes was as follows:

                                                                  YEAR ENDED
                                                                   AUGUST 31
                                                                ---------------
                                                                1997       1996
                                                                ----       ----
                                                                (IN THOUSANDS)
Current
  UK income tax on net rental income........................    $266       $ --
  UK corporation tax credit.................................     (64)        --
                                                                ----       ----
                                                                 202         --
  Deferred..................................................     509        168
                                                                ----       ----
                                                                $711       $168
                                                                ====       ====

     The 1997 and 1996 effective tax rate differs from the UK income tax rate primarily due to depreciation and amortization expense which is not deductible for tax purposes in the UK.

                      PRINCIPAL HEALTHCARE FINANCE LIMITED

8. INCOME TAXES (CONTINUED)
     The primary components of the Company's deferred tax liability are as follows:

                                                                    AUGUST 31
                                                                ------------------
                                                                 1997         1996
                                                                 ----         ----
                                                                  (IN THOUSANDS)
Deferred tax liability
  Accounts receivable.......................................    $   522       $168
  Real estate...............................................     13,331
  Other.....................................................        172         --
                                                                -------       ----
                                                                $14,025       $168
                                                                =======       ====

9. RELATED PARTY TRANSACTIONS

     The Company has an agreement with Omega under which Omega provides investment advice, portfolio monitoring, administration and advisory services to the Company. The Company pays an annual fee of 0.9% of the book value of the Company's invested assets to Omega. The Company paid approximately $1,341,000 and $614,000 to Omega during 1997 and 1996, respectively.

10. SUBSEQUENT EVENTS

     In October, 1997, the Company obtained through a wholly owned subsidiary a secured revolving credit facility permitting borrowings of approximately $250,000,000. On October 3, 1997 the Company drew approximately $62 million to repay temporary loans payable to Omega. Additionally, in November, 1997 the Company borrowed $56,000,000 to repay a portion of the $64,000,000 due under the secured bank loan agreement (see Note 5). As a result of the repayment of the bank loan, the Company paid prepayment fees of approximately $1,980,000 and recorded such amount as an extraordinary charge from prepayment of debt.

     On November 1, 1997, the Company acquired 30 facilities with 1,400 beds in Northern Ireland for a total purchase price of approximately $61,000,000. Under the terms of the lease for these facilities annual rent totals $6,588,000, and the lessee is responsible for all maintenance, repairs, taxes and insurance on the properties. The tenant is Baneberry Healthcare Limited, which is the registered operator of the facilities. As part of the formation of Baneberry, the Company acquired an 80% equity interest. The directors anticipate this level of ownership will be temporary pending the completion of capitalization of Baneberry in which it intends to secure an additional $8,000,000 of funding payable to former owners of the real estate.

     On December 12, 1997, the Company completed a $253,000,000 (pound 150,000,000) mortgage bond placement with a coupon of 7.52% and a final maturity date of 2025. The proceeds were primarily used to repay certain outstanding borrowings totalling $190,000,000 at the date of the offering. Following the refinancings described above, the Company had the following debt amounts outstanding (in thousands):

1998........................................................  $ 91,775
1999........................................................     7,166
2000........................................................    24,010
2001........................................................    25,207
2002........................................................     7,165
Thereafter..................................................   252,660
                                                              --------
                                                              $407,983
                                                              ========

     At a special meeting held January 15, 1998, the Shareholders approved a recapitalization under which the Class B nonvoting stock was eliminated.

                                                                  EXHIBIT 99.4

REPORT OF INDEPENDENT ACCOUNTANTS TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF TAMARIS PLC

TAMARIS PLC ("THE COMPANY") AND ITS SUBSIDIARIES ("THE GROUP")
We have audited the accompanying consolidated balance sheets of Tamaris Plc and its subsidiaries as at 31 March, 1997 and 1996 and the related consolidated profit and loss accounts and consolidated cash flow statements for the two years ended 31 March, 1997.


RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS
The Company's Directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those financial statements and to report our opinion to you.

BASIS OF OPINION
We conducted our audit in accordance with Auditing Standards generally accepted in the United Kingdom and the United States.



We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION
In our opinion the financial statements give a true and fair view of the state of the affairs of the Group for the year ended 31 March 1997, and have been properly prepared in accordance with the Companies Act 1985.

United Kingdom accounting standards vary in certain important respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated net profit for the two years ended 31 March, 1997 and the determination of consolidated shareholders' equity and consolidated financial position as at 31 March, 1997 and 1996 to the extent summarised in note 35 to the consolidated financial statements.


Grant Thornton
Registered Auditors
Chartered Accountants
London
16 June 1997 (Except for Note 35 as to which the date is 3 March 1998)

TAMARIS PLC
CONSOLIDATED PROFIT AND LOSS ACCOUNT
For the year ended 31 March 1997



                                                                     Audited                 Unaudited
                                                                   Year ended               six months
                                                                    31 March                  ended
                                                 Notes         1997          1996        30 September 1997
                                                              (pound)'000   (pound)'000     (pound)'000
----------------------------------------------------------------------------------------------------------

TURNOVER                                             2
Continuing operations                                        11,851         9,508          14,978
Acquisitions                                                  7,273             -             493
----------------------------------------------------------------------------------------------------


                                                             19,124         9,508          15,471

Staff costs                                          5      (10,995)       (5,278)         (8,389)
Depreciation                                                   (332)         (207)           (203)
Other operating charges                                      (6,474)       (2,706)         (5,881)
----------------------------------------------------------------------------------------------------

OPERATING PROFIT                                     3
Continuing operations                                           945         1,317             928
Acquisitions                                                    378             -              70
----------------------------------------------------------------------------------------------------

                                                              1,323         1,317             998

Share of profits of associated undertaking          13            -             3               -
Profit on sale of fixed assets                       4        1,622           295               -
----------------------------------------------------------------------------------------------------

                                                              2,945         1,615             998

Net interest                                         7         (293)         (505)            (77)
----------------------------------------------------------------------------------------------------

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION        2        2,652         1,110             921

Taxation                                             8         (359)         (142)           (274)
----------------------------------------------------------------------------------------------------

PROFIT FOR THE FINANCIAL YEAR                        9        2,293           968             647

Dividends                                           10         (480)         (353)           (211)
----------------------------------------------------------------------------------------------------

PROFIT TRANSFERRED TO RESERVES                      22        1,813           615             436
----------------------------------------------------------------------------------------------------

EARNINGS PER ORDINARY SHARE                         11         0.46p         0.23p           0.11p
----------------------------------------------------------------------------------------------------


There were no recognised gains or losses other than the profit for the financial year.

The accompanying accounting policies and notes form an integral part of these financial statements.

TAMARIS PLC
NOTE OF HISTORICAL COST PROFITS AND LOSSES for the year 31 March 1997


                                                                                            Audited
                                                                                          Year ended
                                                                                           31 March
                                                                                      1997          1996
                                                                                     (pound)'000   (pound)'000
---------------------------------------------------------------------------------------------------------------------------


Profit on ordinary activities before taxation                                        2,652         1,110
Realisation of revaluation surplus                                                     472             -
Difference between historical cost depreciation charge and depreciation charge
based on revalued amounts                                                                8            10
---------------------------------------------------------------------------------------------------------------------------

Historical cost profit on ordinary activities before taxation                        3,132         1,120
---------------------------------------------------------------------------------------------------------------------------


Historical cost profit transferred to reserves                                       2,293           625
---------------------------------------------------------------------------------------------------------------------------


The accompanying accounting policies and notes form an integral part of these financial statements.

TAMARIS PLC
NOTE OF HISTORICAL COST PROFITS AND LOSSES for the year 31 March 1997


                                                                                            Audited
                                                                                          Year ended
                                                                                           31 March
                                                                                      1997          1996
                                                                                     (pound)'000   (pound)'000
---------------------------------------------------------------------------------------------------------------------------


Profit on ordinary activities before taxation                                        2,652         1,110
Realisation of revaluation surplus                                                     472             -
Difference between historical cost depreciation charge and depreciation charge
based on revalued amounts                                                                8            10
---------------------------------------------------------------------------------------------------------------------------

Historical cost profit on ordinary activities before taxation                        3,132         1,120
---------------------------------------------------------------------------------------------------------------------------


Historical cost profit transferred to reserves                                       2,293           625
---------------------------------------------------------------------------------------------------------------------------


The accompanying accounting policies and notes form an integral part of these financial statements.

TAMARIS PLC
CONSOLIDATED BALANCE SHEET
at 31 March 1997

                                                                                           Audited
                                                                                          Year ended                Unaudited
                                                                                           31 March               30 September
                                                                        Notes         1997          1996             1997
                                                                                     (pound)'000   (pound)'000    (pound)'000
------------------------------------------------------------------------------------------------------------------------------

FIXED ASSETS
Tangible assets                                                            12        7,995        13,416           18,241
Investments                                                                13          427           112              736
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
Current Assets                                                                       8,422        13,528           18,977
Investments                                                                              -             -              325
Debtors: amounts falling due after more than one year                      15          852         1,979              852
Debtors                                                                    14        4,167         1,321            7,565
Cash at bank and on deposit                                                          4,701           333            3,581
---------------------------------------------------------------------------------------------------------------------------

                                                                                     9,720         3,633           12,323

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                             16       (4,915)       (2,994)          (6,534)
---------------------------------------------------------------------------------------------------------------------------

NET CURRENT ASSETS                                                                   4,805           639            5,789
---------------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS LESS CURRENT LIABILITIES                                               13,227        14,167           24,766

CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR                    17       (4,116)       (7,571)         (10,325)
---------------------------------------------------------------------------------------------------------------------------

NET ASSETS                                                                           9,111         6,596           14,441
---------------------------------------------------------------------------------------------------------------------------

CAPITAL AND RESERVES
Called up share capital                                                    21        1,333         1,170            1,933
Share premium account                                                      22        4,582         3,910            9,137
Revaluation reserve                                                        22            -           480                -
Other reserve                                                              22          715           848              454
Profit and loss account                                                    22        2,481           188            2,917
---------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' FUNDS                                                        23        9,111         6,596           14,441
---------------------------------------------------------------------------------------------------------------------------


The accompanying accounting policies and notes form an integral part of these financial statements.

TAMARIS PLC
COMPANY BALANCE SHEET
at 31 March 1997




                                                                       Notes         1997          1996
                                                                                     (pound)'000   (pound)'000
---------------------------------------------------------------------------------------------------------------------------


FIXED ASSETS
Tangible assets                                                            12          476           426
Investments                                                                13        4,675         2,924
---------------------------------------------------------------------------------------------------------------------------

                                                                                     5,151         3,350
---------------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
Debtors: amounts falling due after more than one year                      15            -         1,600
Debtors                                                                    14        2,506         1,886
Cash at bank and on deposit                                                          1,441            55
---------------------------------------------------------------------------------------------------------------------------


                                                                                     3,947         3,541

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                             16       (1,167)         (657)
---------------------------------------------------------------------------------------------------------------------------

NET CURRENT ASSETS                                                                   2,780         2,884
---------------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS LESS CURRENT LIABILITIES                                                7,931         6,234

CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR                    17          (74)          (98)
---------------------------------------------------------------------------------------------------------------------------

NET ASSETS                                                                           7,857         6,136
---------------------------------------------------------------------------------------------------------------------------

CAPITAL AND RESERVES
Called up share capital                                                    21        1,333         1,170
Share premium account                                                      22        4,582         3,910
Merger reserve                                                             22        1,742           875
Profit and loss account                                                    22          200           181
---------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' FUNDS                                                                  7,857         6,136
---------------------------------------------------------------------------------------------------------------------------




The accompanying accounting policies and notes form an integral part of these financial statements.

TAMARIS PLC
CONSOLIDATED CASH FLOW SATEMENT
for the year ended 31 March 1997




                                                                       Notes         1997          1996
                                                                                     (pound)'000   (pound)'000
---------------------------------------------------------------------------------------------------------------------------


NET CASH INFLOW FROM OPERATING ACTIVITIES                                  25        1,782           925
---------------------------------------------------------------------------------------------------------------------------

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest paid                                                                         (750)         (642)
Interest element of hire purchase agreements                                           (12)           (4)
Interest received                                                                      469           141
---------------------------------------------------------------------------------------------------------------------------

NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND
SERVICING OF FINANCE                                                                  (293)         (505)
---------------------------------------------------------------------------------------------------------------------------

Tax recovered/(paid)                                                                    52           (25)
---------------------------------------------------------------------------------------------------------------------------

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Payments to acquire tangible fixed assets                                           (1,301)       (8,524)
Loan to associated undertaking                                                           -        (1,600)
Purchase of investments                                                               (325)          (21)
Receipts from sales of tangible fixed assets net of expenses                        13,714         9,480
---------------------------------------------------------------------------------------------------------------------------

NET CASH INFLOW/(OUTFLOW) FROM CAPITAL EXPENDITURE AND
FINANCIAL INVESTMENT                                                                12,088          (665)
---------------------------------------------------------------------------------------------------------------------------

Purchase of subsidiary undertaking                                         28       (1,054)         (286)
Net overdraft on purchase of subsidiary undertaking                                      -        (2,391)
Purchase of care home businesses                                                    (4,588)            -
---------------------------------------------------------------------------------------------------------------------------

NET CASH OUTFLOW FROM ACQUISITIONS AND DISPOSALS                                    (5,642)       (2,677)
---------------------------------------------------------------------------------------------------------------------------

EQUITY DIVIDENDS PAID                                                                 (374)         (100)
---------------------------------------------------------------------------------------------------------------------------

MANAGEMENT OF LIQUID RESOURCES
Deposits                                                                  19e       (2,830)            -
---------------------------------------------------------------------------------------------------------------------------

FINANCING
Capital element of hire purchase agreements                                            (57)          119
Receipts from borrowing                                                              1,000            97
Repayment of borrowing                                                              (4,480)            -
Issued ordinary share capital                                                          801         2,200
Expenses of share issue                                                                (99)         (453)
---------------------------------------------------------------------------------------------------------------------------

NET CASH (OUTFLOW)/INFLOW FROM FINANCING                                            (2,835)        1,963
---------------------------------------------------------------------------------------------------------------------------

INCREASE/(DECREASE) IN CASH                                                          1,948        (1,084)
---------------------------------------------------------------------------------------------------------------------------

The accompanying accounting policies and notes form an integral part of these financial statements.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 1997

1 ACCOUNTING POLICIES
a) ACCOUNTING CONVENTION
The financial statements are prepared under the historical cost convention, except in respect of revalued assets sold during the year.

b) ACCOUNTING STANDARDS
The financial statements have been prepared in accordance with applicable accounting standards. The principal accounting policies of the Group have remained unchanged from the previous year and are set out below.

c) BASIS OF CONSOLIDATION
The Group financial statements consolidate the financial statements of the Company and its subsidiary undertakings (see note 13). The results of subsidiary undertakings acquired during the year are included from the date of acquisition. On acquisition of a subsidiary, all of the subsidiary's assets and liabilities which exist at the date of acquisition are recorded at their fair values reflecting their condition at that date.

The Company takes advantage of merger relief offered by Section 131 of the Companies Act 1985 in respect of the consideration received in excess of the nominal value of the equity shares issued in connection with the acquisitions of Laudcare Limited, Maldcare Limited and Torrcare Limited.

The Company has taken advantage of the exemption permitted by Section 230 of the Companies Act 1985 and has not published its own profit and loss account in the financial statements.

d) ASSOCIATED UNDERTAKINGS
Undertakings, other than subsidiary undertakings, in which the Group has a long term investment representing at least 20% of the voting rights and over which it exerts significant influence, are treated as associated undertakings. The Group's share of the profits less losses are included in the Group profit and loss account.

The Group balance sheet includes the investment in the associated undertaking at the Group's share of net assets. The Company balance sheet shows the investment in the associated undertaking at cost.

e) INVESTMENTS
Investments are included at cost.

f) TANGIBLE FIXED ASSETS
Fixed assets are included at cost less depreciation.

The Group capitalises, as short leasehold interests, the costs associated with the acquisition of the operating leases of the care home businesses that comprise the continuing ordinary activities of the Group.

g) DEPRECIATION
Depreciation is provided on tangible fixed assets less estimated residual values over their estimated useful lives at the following annual rates:

Freehold properties                       50 years
Short leasehold interests                 period of lease
Plant and equipment                       5% on net book value
Furniture and fittings                    15% on net book value
Office equipment                          10% on net book value
Motor vehicles                            25% on cost

h) HIRE PURCHASE AND LEASING CONTRACTS
Assets held under finance lease and hire purchase contracts are capitalised in the balance sheet and depreciated over their useful lives. The interest element of leasing payments represents a consistent proportion of the capital balance outstanding and is charged to the profit and loss account over the period of the agreement.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
continued



1  ACCOUNTING POLICIES (continued)
All other leases are regarded as operating leases and the payments made under them are charged to the profit and loss account on a straight line basis over the lease term.

i) GOODWILL
When a subsidiary company or business is acquired the difference at the date of acquisition between the fair value of tangible assets and liabilities acquired and the consideration is written off directly to reserves.

j) DEFERRED TAXATION
Deferred taxation is provided to take account of timing differences between the treatment of certain items for accounts purposes and for taxation purposes, only to the extent it is probable that a liability or asset will crystallise in the foreseeable future.

k) PENSION COSTS
No Group or Company pension scheme exists. Where payments to an employee's own pension scheme have been agreed the cost is charged to the profit and loss account when incurred.

l) TURNOVER
Turnover represents the amount receivable for services provided.

m) INTERM FINANCIAL INFORMATION
The Consolidated Financial Information for the six months ended 30 September 1997 is unaudited. In the opinion of management, all adjustments necessary for a fair statement of the results of this interim period have been included. All such interim adjustments are of a normal recurring nature. Results for the six months ended 30 September 1997 are not necessarily indicative of results for the entire year.

2 TURNOVER AND PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION
The Group's turnover and results before taxation are principally attributable to one activity, the provision and management of long term facilities for the elderly and for the physically and mentally disabled.

The turnover arises solely from activities in the United Kingdom.

The amounts shown for continuing operations include the following in respect of acquisitions:


                                                                           1997
                                                                    Pound  '000
------------------------------------------------------- ----------  ------------
Staff costs                                                               4,048
Depreciation                                                                 75
Other operating charges                                                   2,772
------------------------------------------------------- ----------  ------------

                                                                          6,895
------------------------------------------------------- ----------  ------------

3 OPERATING PROFIT IS STATED AFTER CHARGING
                                                              1997         1996
                                                        Pound '000  Pound  '000
------------------------------------------------------- ----------  ------------
Auditors' remuneration:
   Audit services                                               50           20
   Non audit services                                          152           30
   Less capitalised amounts on acquisitions                    (98)           -
Operating lease rentals: land and buildings                  3,056          801
Operating lease rentals: other                                  58           26
------------------------------------------------------- ----------  ------------

4 EXCEPTIONAL ITEMS
                                                              1997         1996
                                                        Pound '000  Pound  '000
------------------------------------------------------- ----------  ------------
Profit on sale of fixed assets in continuing operations -
see note 12                                                  1,622          295
------------------------------------------------------- ----------  ------------

Details of the properties sold are given at note 12.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS
continued

5 STAFF COSTS
                                                              1997         1996
                                                        Pound '000   pound '000
------------------------------------------------------- ----------  -----------


Employee costs including Directors' emoluments
during the year were:
Salaries and wages                                          10,375        4,971
Social security costs                                          578          284
Pension costs                                                   42           23
------------------------------------------------------- ----------  -----------
                                                            10,995        5,278
------------------------------------------------------- ----------  -----------

                                                            Number       Number
------------------------------------------------------- ----------  -----------

The average numbers of staff employed during
the year:
Management and administration                                   72           24
Nursing and ancillary services                               1,431          744
------------------------------------------------------- ----------  -----------

                                                             1,503          768
------------------------------------------------------- ----------  -----------


6 DIRECTORS' EMOLUMENTS
The information given in this note also constitutes part of the Report of the Remuneration Committee.

                                              Salary
                                            benefits       Annual                                    Pensions
                                            and fees        Bonus       Total       Total          Contributions
                                                1997         1997        1997        1996         1997        1996
                                          Pound '000   Pound '000  Pound '000  Pound '000   Pound '000  Pound '000
---------------------------------------  -----------  ----------- ----------- -----------  ----------- -----------
Executive Directors
W Fitch - highest paid                           108          175         283         190            -           -
B A Maxwell                                       88           85         173         108           33          12
G Willis                                           -            -           -           -            -           -

Non-Executive Directors - fees
B McFadzean                                       25            -          25          16            -           -
R Pears                                           25            -          25          16            -           -
---------------------------------------  -----------  ----------- ----------- -----------  ----------- -----------


                                                 246          260         506         330           33          12
---------------------------------------  -----------  ----------- ----------- -----------  ----------- -----------


The salary for Miss Maxwell includes benefits in kind valued at Pound 8,000 in respect of company car, insurance, permanent health insurance and personal accident and life cover. Her pension contributions, which are to a money purchase scheme, include Pound 20,000 from bonus allocation.

Mr Willis was appointed a director on 19 March 1997 and none of his remuneration paid as an employee in the year is considered to be emoluments as a Director.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
continued


6 DIRECTORS' EMOLUMENTS (continued)

                                                         No. of       Date of        Date of       Exercise price
Share options                                            shares         grant       exercise                  (p)
----------------------------------------------    -------------    ----------   ------------       --------------
William Fitch                                         3,536,570      9.9.1993   10.9.1995 to                    2
                                                                                    9.9.1998

CAP Investments Ltd                                   3,536,570      9.9.1993   10.9.1995 to                    2
(a company controlled by Barry McFadzean)                                           9.9.1998

Barbara-Ann Maxwell                                   3,536,570      9.9.1993   10.9.1996 to                 2.25
                                                                                    9.9.2003

Graeme Willis (granted as an employee)                  125,000     23.6.1995   24.6.1998 to                    2
                                                                                   23.6.2005
----------------------------------------------    -------------    ----------   ------------       --------------


Further information regarding options is given at notes 21(i) and 21(ii).

The market price of the shares at the year end was 3.0 pence per share and the market price fluctuated from 2.25 pence per share to 3.25 pence per share during the year.

A new bonus scheme was introduced with effect from 1 April 1996. The remuneration committee initiated a bonus pool from which Crosshaven would receive five parts and Miss Maxwell would receive three parts, paid as follows:
(1) an on account payment, representing 50% of the anticipated annual bonus, would be made on publication of the interim results; and (2) the balance immediately after the publication of the audited accounts. The pool is to be funded by reference to a sliding scale based on the increase in the earnings per share of the Company in any year, adjusted by the increase in RPI in the previous calendar year. There is a cap on the pool of Pound 300,000. In addition the pool will receive Pound 20,000 if the Price to Earnings ratio of the Company at the end of the second working day following publication of its annual results is more than 110% of the average of the Price to Earnings ratio of the five to ten most comparable quoted companies in the opinion of the Company's brokers. Conversely if the Price to Earnings ratio is less than 90% Pound 20,000 will be withdrawn from the bonus pool.

In respect of the Directors, no options were granted, exercised or lapsed during the year nor were there any changes between the year end and 16 June 1997, except for the exercise by CAP Investments Limited of its option over 3,536,570 shares on 11 June 1997.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS
Continued


7  NET INTEREST
                                                            1997           1996
                                                      Pound '000     Pound '000
--------------------------------------------------   -----------    -----------


Bank loans, overdrafts                                       587            480
Hire purchase interest                                        12              4
Other loan interest                                          163            162
--------------------------------------------------   -----------    -----------

                                                             762            646
Interest receivable                                         (469)          (141)
--------------------------------------------------   -----------    -----------

Net interest payable                                         293            505
--------------------------------------------------   -----------    -----------


8  TAXATION ON ORDINARY ACTIVITIES
                                                            1997           1996
                                                      Pound '000     Pound '000
--------------------------------------------------   -----------    -----------

The tax charge is based on the profit for the year and represents:

Corporation tax at 33% (1996 - 33%)                          359            142
--------------------------------------------------   -----------    -----------

The taxation charge for the year has been reduced by accelerated capital allowances, loss relief and other timing differences.

9  PROFIT FOR THE FINANCIAL YEAR



                                                            1997           1996
                                                      pound '000     pound '000
--------------------------------------------------   -----------    -----------
Dealt with in the accounts of the holding Company            499          1,066
Dealt with by subsidiary undertakings                      1,794           (101)
Dealt wth by associated undertakings                           -              3
--------------------------------------------------   -----------    -----------
                                                           2,293            968
--------------------------------------------------   -----------    -----------


10  DIVIDENDS
                                                            1997           1996
                                                      Pound '000     Pound '000
--------------------------------------------------   -----------    -----------
Ordinary shares
Interim dividend of 0.024610p (1996: 0.021375p)
per share paid 12 February 1997                              121            100

Proposed final dividend of 0.05663p (1996: 0.051482p)
per share                                                    359            253
--------------------------------------------------   -----------    -----------
                                                             480            353
--------------------------------------------------   -----------    -----------

The proposed final dividend will be payable on the shares in issue on 4 July
1997.

11  EARNINGS PER ORDINARY SHARE
The calculation of the earnings per share is based on the profits after taxation of Pound 2,293,000 (1996 - Pound 968,000) and the weighted average of 501,068,052 ordinary shares (1996: - 426,892,000 ordinary shares) in issue during the year. The fully diluted earnings per share is not materially different to the basic calculation.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
Continued


12  TANGIBLE FIXED ASSETS

                                         Freehold         Short         Plant
                                             land     leasehold      fixtures        Motor
                                    and buildings     interests  and fittings     vehicles         Total
Group                                  Pound '000    Pound '000    Pound '000   Pound '000    Pound '000
--------------------------------    -------------   -----------  ------------  -----------   -----------
Cost or valuation
At 1 April 1996                            11,969           624         1,164          123        13,880
Additions                                     196           509           537           59         1,301
Acquisitions                                1,146         4,566             -            -         5,712
Disposals                                 (12,125)            -          (299)           -       (12,424)
--------------------------------    -------------   -----------  ------------  -----------   -----------
Cost at 31 March 1997                       1,186         5,699         1,402          182         8,469
--------------------------------    -------------   -----------  ------------  -----------   -----------
Depreciation
At 1 April 1996                               119            13           299           33           464
Provided in year                              115            64           140           13           332
Disposals                                    (210)            -          (112)           -          (322)
--------------------------------    -------------   -----------  ------------  -----------   -----------
At 31 March 1997                               24            77           327           46           474
--------------------------------    -------------   -----------  ------------  -----------   -----------
Net book value at 31
March 1997                                  1,162         5,622         1,075          136         7,995
--------------------------------    -------------   -----------  ------------  -----------   -----------
Net book value at 31 March 1996            11,850           611           865           90        13,416
--------------------------------    -------------   -----------  ------------  -----------   -----------


                                                                        Plant
                                                                     fixtures        Motor
                                                                 and fittings     vehicles         Total
Company                                                            Pound '000   Pound '000    Pound '000
--------------------------------------------------------------   ------------  -----------   -----------
Cost
At 1 April 1996                                                           497          100           597
Additions                                                                  34           53            87
Disposals                                                                   -            -             -
--------------------------------------------------------------   ------------  -----------   -----------
At 31 March 1997                                                          531          153           684
--------------------------------------------------------------   ------------  -----------   -----------
Depreciation
At 1 April 1996                                                           142           29           171
Provided in year                                                           28            9            37
--------------------------------------------------------------   ------------  -----------   -----------
At 31 March 1997                                                          170           38           208
--------------------------------------------------------------   ------------  -----------   -----------
Net book value at 31 March 1997                                           361          115           476
--------------------------------------------------------------   ------------  -----------   -----------
Net book value at 31 March 1996                                           355           71           426
--------------------------------------------------------------   ------------  -----------   -----------

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS
Continued

12  TANGIBLE FIXED ASSETS continued
Certain Group properties, including those revalued in 1994 and 1995, were sold during the year under sale and leaseback arrangements. The profits realised were as follows:-

                                                                           Total
                                                                      Pound '000
--------------------------------------------------------------  ----------------
Freehold properties held at revaluation, less depreciation                 5,100
Freehold properties held at cost, less depreciation                        6,815
--------------------------------------------------------------  ----------------
                                                                          11,915
Sale proceeds, net of expenses                                            13,540
--------------------------------------------------------------  ----------------
Profit on sale - see note 4                                                1,625
--------------------------------------------------------------  ----------------


The revaluation of Pound 480,000 has been released to profit and loss account - see note 22.

The figures stated above include assets held under hire purchase contracts, as follows:-


                                                               The Group                  The Company
                                                 Plant, fixtures        Motor   Plant, fixtures        Motor
                                                    and fittings     vehicles      and fittings     vehicles
                                                      Pound '000   Pound '000        Pound '000   Pound '000
----------------------------------------------   ---------------   ----------   ---------------  -----------
Net book amount at 31 March 1997                             160           69               112           57
----------------------------------------------   ---------------   ----------   ---------------  -----------

Net book amount at 31 March 1996                             125           29               125           12
----------------------------------------------   ---------------   ----------   ---------------  -----------

Depreciation provided in the year                             15           13                13            8
----------------------------------------------   ---------------   ----------   ---------------  -----------

13 FIXED ASSET INVESTMENTS
                                                           Cost     Additions         Disposals         Cost
                                                           1996                                         1997
Group                                                Pound '000    Pound '000        Pound '000   Pound '000
----------------------------------------------   --------------   -----------   ---------------  -----------
Own shares held through Tamerise Limited                    104            (2)                -          102
Interest in associated undertakings                           8           749              (757)           -
Other investment (unlisted)                                   -           325                 -          325
----------------------------------------------   --------------   -----------   ---------------  -----------
                                                            112         1,072              (757)         427
----------------------------------------------   --------------   -----------   ---------------  -----------

                                                           Cost     Additions         Disposals         Cost
                                                           1996                                         1997
Company                                              Pound '000    Pound '000        Pound '000   Pound '000
----------------------------------------------   --------------   -----------   ---------------  -----------
Shares in subsidiaries                                    2,815         1,433                 -        4,248
Shares in associates                                          5           749              (754)           -
Other investment (unlisted)                                   -           325                 -          325
Own shares held through Tamerise Limited                    104            (2)                -          102
----------------------------------------------   --------------   -----------   ---------------  -----------

                                                          2,924         2,505              (754)       4,675
----------------------------------------------   --------------   -----------   ---------------  -----------

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
Continued

13 FIXED ASSET INVESTMENTS continued
TAMERISE LIMITED
Tamerise Limited was incorporated in January 1991 and became the trustee of The Tamaris Employees Share Option Scheme Trust ("the Trust") in the following month. It is a wholly owned subsidiary of Tamaris plc but no director of Tamaris is a director of Tamerise. Under the terms of the Trust, Tamerise may acquire ordinary shares in Tamaris from time to time, either in the market, or by subscription. Benefits may be conferred on selected employees of Tamaris and/or its subsidiaries (both current and future subsidiaries) at the discretion of the trustee by methods including a direct bonus payment in cash or in shares with no payment required from the employee, a direct transfer of shares with payment of all or part required by the employee or the transfer of shares to an employee who exercises an option under Tamaris' existing share option schemes.

Tamerise Limited has bought the following Tamaris shares.

Year ended:                                                              Pound
------------------------------------------------------------------    ---------

31 March 1991                                                         1,500,000
31 March 1994                                                         2,917,684
31 March 1996                                                           883,536
------------------------------------------------------------------    ---------

                                                                      5,301,220
------------------------------------------------------------------    ---------


All acquisitions have been funded by non-interest bearing loans from Tamaris plc. The total Tamerise holding of shares represents 0.93% of Tamaris' current issued ordinary share capital. The market value of the shares held by Tamerise at 31 March 1997 was Pound 159,000, calculated at 3p per share. Options granted to Group employees under Tamaris' Approved Share Option Scheme will be satisfied by the transfer of shares held by Tamerise, pursuant to the employees' trust. Details of the options granted to date are detailed in note 21(i).

The dividends payable to Tamerise were credited against the cost of investment. Any costs involved in the administration of Tamerise are charged to the general overheads of Tamaris.

INTERESTS IN ASSOCIATED UNDERTAKING
On 27 March 1997, Tamaris disposed of its 49.99% holding in Triasma Homes Limited, a property company incorporated in England, at par value.

On 11 June 1996, Tamaris subscribed Pound 449 for 49.9% of the shares in a newly formed company, Continental Shelf 55 Limited, which on the same day acquired the entire issued capital of Lodge Care PLC. Tamaris later increased its investment in Continental Shelf 55 Limited to Pound 748,500 to finalise the acquisition of Lodge Care PLC. On 27 March 1997, Tamaris disposed of its 49.9% holding in Continental Shelf 55 Limited at par value.

OTHER INVESTMENTS (UNLISTED)
Tamaris has advanced Pound 325,000 for subscription to the ordinary share capital of GIO Limited ("GIO"), a property investment company, registered in the Isle of Man. The money has been utilised in placing a deposit on a property portfolio but GIO has not yet commenced trading. GIO is seeking a NASDAQ quotation at which time it is expected that the Company's interest will be less than 10%. However the offer document has yet to be published.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
Continued


13 FIXED ASSET INVESTMENTS (continued)
INVESTMENT IN SUBSIDIARIES
The following were wholly owned subsidiary companies at 31 March 1997, all of which have been consolidated in the Group financial statements. The share capital of these companies was held either directly or indirectly (*) via an intermediate holding company. All were 100% owned by the Group.


NAME OF SUBSIDIARY                                                  CLASS OF SHARES    PRINCIPAL COUNTRY
                                                                                            OF OPERATION
----------------------------------------------------------  -----------------------    -----------------
NURSING HOME OPERATING COMPANIES
Belmont Nursing Home Limited, The                                          Ordinary              England
Bewick Waverley Limited                                                    Ordinary              England
Cedarhurst Lodge Limited                                                   Ordinary     Northern Ireland
Chapelfield View Limited                                                   Ordinary              England
Chestnut Lodge Limited                                                     Ordinary     Northern Ireland
Doulton Court Limited                                                      Ordinary              England
Duncare Limited *#                                          Ordinary and preference             Scotland
Edgewater Lodge Limited                                                    Ordinary     Northern Ireland
Guthrie Court Limited                                                      Ordinary             Scotland
Keslaw Limited                                                             Ordinary              England
Laudcare Limited                                                           Ordinary              England
Leeland Limited                                                            Ordinary              England
Lisnisky Limited (formerly Tamaris (Ulster) Limited)                       Ordinary     Northern Ireland
Lodge Care Services Limited                                                Ordinary              England
Lunan House Limited                                                        Ordinary             Scotland
Maldcare Limited                                                           Ordinary              England
Osborne Limited                                                            Ordinary     Northern Ireland
Rosevale Lodge Limited                                                     Ordinary     Northern Ireland
Saintfield Limited                                                         Ordinary     Northern Ireland
Tamaris (England) Limited (formerly Ross Pear Limited)                     Ordinary              England
Tamaris (Scotland) Limited #                                           Ordinary and
                                                             convertible preference             Scotland
Tamaris (South East) Limited                                               Ordinary              England
Tamaris (Ulster) Limited +                                                 Ordinary     Northern Ireland
Torrcare Limited                                                           Ordinary              England
Westview Lodge Limited                                                     Ordinary              England

INVESTMENT AND INTERMEDIATE HOLDING COMPANY
Lifecare International Plc                                  Ordinary and preference              England

TRUSTEE FOR ESST
Tamerise Limited                                                           Ordinary              England
----------------------------------------------------------  -----------------------    -----------------



All companies were incorporated in England and Wales except where indicated: # registered in Scotland, + registered in Northern Ireland

TAMARIS PLC                                    NOTES TO THE FINANCIAL STATEMENTS
                                                                       continued

14 DEBTORS

                                                                1997                        1996
                                                          Group       Company        Group       Company
                                                     Pound '000    Pound '000   Pound '000    Pound '000
------------------------------------------------    -----------   -----------  -----------   -----------
Trade debtors                                             1,433            36          565            43
Other debtors                                             1,660           549          151            94
Amount owed by Group undertakings                             -         1,488            -         1,537
Prepayments and accrued income                            1,074           433          605           212
------------------------------------------------    -----------   -----------  -----------   -----------
                                                          4,167         2,506        1,321         1,886
------------------------------------------------    -----------   -----------  -----------   -----------


Group and Company prepayments include costs of Pound 279,000 (1996: 132,000) incurred on anticipated future care home acquisitions.

15 DEBTORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                1997                        1996
                                                          Group       Company        Group       Company
                                                     Pound '000    Pound '000   Pound '000    Pound '000
------------------------------------------------    -----------   -----------  -----------   -----------
Other debtors                                               852             -        1,979         1,600
------------------------------------------------    -----------   -----------  -----------   -----------


A loan of Pound 1.6m was made to Triasma Homes Limited, an associated undertaking, during the previous year. It was originally not expected to be recovered within the next eight years. However, this loan was repaid on the sale of the investment in Triasma Homes Limited.

The remaining debts relate to rent deposits which are not expected to be recovered within a period of twenty years.

16  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                 1997                       1996
                                                          Group       Company        Group       Company
                                                     Pound '000    Pound '000   Pound '000    Pound '000
--------------------------------------------------  -----------   -----------  -----------   -----------

Bank loans and overdrafts                                 1,032             -        1,442             -
Trade creditors                                             443           100          204            59
Amount owed to Group undertakings                             -             -            -            56
Corporation tax                                             679           202          230            73
Other taxes and social security costs                       217            14          170             -
Proposed dividends                                          359           359          253           253
Hire purchase agreements                                     49            43           28            28
Accruals and deferred income                              2,136           449          667           188
--------------------------------------------------  -----------   -----------  -----------   -----------

                                                          4,915         1,167        2,994           657
--------------------------------------------------  -----------   -----------  -----------   -----------


Details of the security provided for bank loans and overdrafts are given in note 19.

Further details of the repayment periods of borrowings are given in note 18.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
continued

17  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                 1997                        1996
                                                          Group       Company        Group       Company
                                                     Pound '000    Pound '000   Pound '000    Pound '000
----------------------------------------------      -----------   -----------  -----------   -----------
Hire purchase agreements                                    123            74           98            98
Bank loans                                                  954             -        4,434             -
Unsecured loan notes                                      3,000             -        3,000             -
Unsecured loan                                               39             -           39             -
----------------------------------------------      -----------   -----------  -----------   -----------
                                                          4,116            74        7,571            98
----------------------------------------------      -----------   -----------  -----------   -----------


Details of the security provided for bank loans and overdrafts are given in note 19.

Further details of the repayment periods of borrowings are given in note 18.

18  BORROWINGS

                                                                 1997                        1996
                                                          Group       Company        Group       Company
                                                     Pound '000    Pound '000   Pound '000    Pound '000
----------------------------------------------      -----------   -----------  -----------   -----------
Within one year
Hire purchase agreements                                     49            43           28            28
Bank loans and overdrafts                                 1,032             -        1,442             -

After one and within two years
Hire purchase agreements                                     49            44           31            31
Bank loans                                                   52             -          239             -

After two years and within five years
Hire purchase agreements                                     74            30           67            67
Bank loans                                                  175             -          756             -
Unsecured loan notes                                      3,000             -        3,000             -
Unsecured loan                                               39             -           39             -

After five years
Bank loans                                                  727             -        3,439             -
----------------------------------------------      -----------   -----------  -----------   -----------

                                                          5,197           117        9,041           126
----------------------------------------------      -----------   -----------  -----------   -----------

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
continued


19  SECURED CREDITORS
a)  Lloyds Bank PLC
The loan secured by a first fixed and floating charge over the assets and business of the subsidiary company, the Belmont Nursing Home Limited, was repaid during the year.


b)  Midland Bank PLC
The loan secured by a fixed and floating charge over the assets and business of Tamaris (South East) Limited was repaid during the year.


c)  Ulster Bank Limited

Ulster Bank Limited has, as security for overdraft facilities of Pound 223,000 for Edgewater Lodge Limited and Pound 156,000 for Rosevale Lodge Limited, limited guarantees from Tamaris plc. The guarantees at the year end were Pound 188,000 in respect of Edgewater Lodge and Pound 116,000 for Rosevale Lodge and were increased to Pound 223,000 and Pound 156,000 respectively on 29
April 1997.


d)  Barclays Bank PLC
    i)Barclays Bank has a floating charge over the assets and business of the subsidiary company Lunan House Limited as its security for the loan facility of Pound 1,200,000. The period remaining for the repayment of the loan is 15 years and the loan carries interest at 2.0% over the Bank's base lending rate. The indebtedness to Barclays at the year end was Pound 1,000,000

    ii) Laudcare Limited has an overdraft facility of Pound 250,000 from Barclays Bank that is guaranteed by Tamaris plc. Barclays also has a floating charge over Laudcare's undertakings, property and assets.

    iii) Westview Lodge Limited has an overdraft facility of Pound 120,000 from Barclays Bank that is guaranteed by Tamaris plc. Barclays also has a floating charge over Westview Lodge's undertakings, property and assets.


e)  Clydesdale Bank Plc
Clydesdale Bank has a fixed and floating charge over the assets of Tamaris (Scotland) Limited as its security for the guarantee facility of up to Pound 3,080,000 made available to Tamaris (Scotland) Limited. A deposit of Pound 2,830,000 has been made with Clydesdale Bank plc. It is included under current assets but is not available for Group use unless replaced by comparable security.

20  PROVISION FOR LIABILITIES AND CHARGES
The deferred taxation not provided for in the financial statements is set out below and represents a contingent liability at the balance sheet date and is calculated using tax rates of 33% for the Group. There are no unprovided amounts for the Company.

                                                                         Group
                                                                      Unprovided
                                                                  1997          1996
                                                            Pound '000    Pound '000
-----------------------------------------------------      -----------   -----------
Accelerated capital allowances                                      60           153
Other timing differences                                             -            20
-----------------------------------------------------      -----------   -----------
                                                                    60           173
Less: Trading losses                                               (60)         (173)
-----------------------------------------------------      -----------   -----------
                                                                     -             -
-----------------------------------------------------      -----------   -----------


No provision has been made for the taxation that arises on the chargeable profits from the sale of the Group's properties as it is the Directors' intention to claim roll-over relief on the acquisition of replacement assets.
The estimated amount of tax not provided is Pound   1,300,000.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
Continued


21  CALLED UP SHARE CAPITAL

Ordinary shares of 0.25p                                                            Number     Pound '000
------------------------------------------------------------------------       -----------    -----------
Authorised
At beginning of year                                                           640,000,000         1,600
Increase                                                                       160,000,000           400
------------------------------------------------------------------------       -----------    -----------
At end of year                                                                 800,000,000         2,000
------------------------------------------------------------------------       -----------    -----------
Allotted called up and fully paid
At beginning of year                                                           467,829,821         1,170
Allotment of new ordinary shares                                                65,331,429           163
------------------------------------------------------------------------       -----------    -----------
At end of year                                                                 533,161,250         1,333
------------------------------------------------------------------------       -----------    -----------


Allotments during the year:


Pursuant to shareholders' authority, given at the Annual General Meeting of shareholders on 7 September 1995, 23,600,000 new ordinary shares of 0.25p each were allotted by a Placing on 8 May 1996 at 2.0p per share. The difference between the total consideration of Pound 472,000 and the nominal value of the allotted new shares of Pound 59,000 was, after deduction of expenses, credited to the share premium account.


Pursuant to shareholders' authority, given at the Extraordinary General Meeting of shareholders on 3 October 1996, regarding the acquisition of the investments of Speciality Care Plc, 28,571,429 new ordinary shares of 0.25p each were allotted on 9 December 1996 at 3.5p per share. The difference between the allotment value of the shares, totalling Pound 1,000,000 and their par value of Pound 71,429 was transferred to merger reserve.


Pursuant to shareholders' authority, given at the Annual General Meeting of shareholders on 31 July 1996, 13,160,000 new ordinary shares of 0.25p each were allotted by a Placing on 7 January 1997 at 2.5p per share. The difference between the total consideration of Pound 329,000 and the nominal value of the allotted new shares of Pound 32,900 was, after deduction of expenses, credited to the share premium account.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
continued

21       CALLED UP SHARE CAPITAL continued
A total of 10,909,710 options over the company's 0.25p ordinary shares have been granted, as follows:


i) Under the Company's Approved Executive Share Option Scheme, options will be satisfied by the transfer of existing shares held by Tamerise Limited pursuant to the Employees Trust:

                                                                   Date of          Date of       Exercise
   Number of options                                                 grant         exercise      price (p)
   ----------------------------------------------------------    ---------     ------------      ---------
   3,536,570                                                      9.9.1993     10.9.1996 to           2.25
                                                                                   9.9.2003

   100,000                                                       8.10.1993     9.10.1996 to              2
                                                                                  8.10.2003

   200,000                                                       23.6.1995     24.6.1998 to              2
                                                                                  23.6.2005
   ----------------------------------------------------------    ---------     ------------      ---------



ii)William Fitch and Barry McFadzean entered into option agreements with the Company on 9 September 1993 under which they were each granted options over 3,536,570 ordinary shares at a price of 2p per share, exercisable at any time after the period of two years from the date of grant (but not later than five years from the date of grant) or within a period of six months in the event of death, cessation as a Director, change of control of the Company or it undergoing a scheme of arrangement. Barry McFadzean subsequently assigned the benefit of his option agreement to CAP Investments Limited, a company controlled by him.


During the year the Group acquired the Lodge Care Homes (see note 28) under operating leases from Principal Healthcare Finance Limited ("Principal"). As part of that transaction, on 1 August 1996, Tamaris issued to Principal a warrant to subscribe up to 25,116,976 ordinary shares at an exercise price of 3.9p per share. The warrant may be exercised in whole or in part at any time between the first and tenth anniversary of the issue of the warrant. The warrant is transferable in whole or in part without restriction.


Allotments since the year end:


Pursuant to shareholders' authority, given at the Annual General Meeting of shareholders on 31 July 1996, 35,000,000 new ordinary shares of 0.25p each were allotted by a Placing on 19 May 1997 at 2.7p per share. The difference between the total consideration of Pound 945,000 and the nominal value of the allotted new shares of Pound 87,500 will, after deduction of expenses, be credited to the share premium account.


Pursuant to the exercise of an option granted to Barry McFadzean, a Director, on 9 September 1993 and subsequently assigned to CAP Investments Limited ( a company controlled by Barry McFadzean ) 3,536,570 new ordinary shares of 0.25p each were allotted on 11 June 1997 at 2.0p each. The difference between the total consideration of Pound 70,731 and the nominal value of the allotted new shares of Pound 8,841 will, after deduction of expenses, be credited to the share premium account.

TAMARIS PLC
NOTES TO FINANCIAL STATEMENTS
(Continued)

22       SHARE PREMIUM ACCOUNT AND RESERVES

                                            SHARE
                                          PREMIUM   REVALUATION         OTHER       MERGER    PROFIT AND
                                          ACCOUNT       RESERVE       RESERVE      RESERVE  LOSS ACCOUNT
GROUP                                  POUND '000    POUND '000    POUND '000   POUND '000    POUND '000
------------------------------------   ----------   -----------   -----------  -----------  ------------
At beginning of year                        3,910           480           848            -           188
Arising on share allotments                   709             -             -          929             -
Share issue expenses                          (37)            -             -          (62)            -
Goodwill written off                            -             -             -       (1,000)            -
Reserve movement                                -          (480)         (133)         133           480
Profit for year                                 -             -             -            -         1,813
------------------------------------   ----------   -----------   -----------  -----------  ------------
At 31 March 1997                            4,582             -           715            -         2,481
------------------------------------   ----------   -----------   -----------  -----------  ------------

The Other reserve represents a capital reserve arising on acquisition of subsidiary companies in previous years.

The cumulative amount of goodwill arising from acquisitions in current and prior years which has been written off to Group reserves, net of goodwill on acquired interests since disposed of, is (pound)2,074,000 (1996: (pound)1,074,000).

                                                                        SHARE
                                                                      PREMIUM       MERGER    PROFIT AND
                                                                      ACCOUNT      RESERVE  LOSS ACCOUNT
COMPANY                                                            POUND '000   POUND '000    POUND '000
-------------------------------------------------------------     -----------  -----------  ------------
At beginning of year                                                    3,910          875           181
Arising on share allotments                                               709          929             -
Share issue expenses                                                      (37)         (62)            -
Profit for year                                                             -            -            19
-------------------------------------------------------------     -----------  -----------  ------------
At 31 March 1997                                                        4,582        1,742           200
-------------------------------------------------------------     -----------  -----------  ------------


23  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                                      1997          1996
                                                                                     GROUP         GROUP
                                                                                POUND '000    POUND '000
--------------------------------------------------------------------------------------------------------
Retained profit for the financial year                                               1,813           615
New ordinary share capital subscribed                                                1,801         3,200
Costs of issue                                                                         (99)         (453)
Goodwill written off                                                                (1,000)       (1,044)
------------------------------------------------------------------------------  ----------    ----------
                                                                                     2,515         2,318

Opening shareholders' funds                                                          6,596         4,278
------------------------------------------------------------------------------  ----------    ----------

Closing shareholders' funds                                                          9,111         6,596
------------------------------------------------------------------------------  ----------    ----------


24  COMMITMENTS UNDER OPERATING LEASES
The Company and Group have commitments under operating leases in respect of land and buildings for payments of Pound 6,461,000 (1996: Pound 1,680,000) in the year to 31 March 1998. The leases to which these amounts relate all expire after more than five years.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
(Continued)


25  NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                                      1997          1996
                                                                                     GROUP         GROUP
                                                                                POUND '000    POUND '000
--------------------------------------------------------------------------------------------------------
Operating profit                                                                     1,323         1,317
Depreciation charges                                                                   332           207
Increase in debtors                                                                 (1,533)         (697)
Increase in creditors                                                                1,648            98
-----------------------------------------------------------------------------   ----------    ----------

Net cash inflow from operating activities                                            1,770           925
-----------------------------------------------------------------------------   ----------    ----------



26  RECONCILIATION OF NET CASHFLOW TO MOVEMENT IN NET DEBT

                                                                                      1997          1996
                                                                                POUND '000    POUND '000
-----------------------------------------------------------------------------  -----------   -----------
Increase/(decrease) in cash in the year                                              1,948        (1,084)
Cash outflow/(inflow) from financing                                                 3,537           (97)
-----------------------------------------------------------------------------   ----------    ----------
Change in net debt resulting from cash flows                                         5,485        (1,181)
Inception of hire purchase agreements                                                 (103)         (119)
Loan notes/unsecured loan issued for non cash consideration                              -        (3,039)
-----------------------------------------------------------------------------   ----------    ----------
Movement in net debt in the year                                                     5,382        (4,339)
Net debt at 1 April 1996                                                            (8,708)       (4,369)
-----------------------------------------------------------------------------   ----------    ----------
Net debt at 31 March 1997                                                           (3,326)       (8,708)
-----------------------------------------------------------------------------   ----------    ----------



27  ANALYSIS OF CHANGES IN NET DEBT

                                                      AT 1 APRIL                  NON-CASH   AT 31 MARCH
                                                           1996     CASH FLOW        ITEMS          1997
                                                     POUND '000    POUND '000   POUND '000    POUND '000
------------------------------------------------    -----------   -----------  -----------   -----------
Cash at bank and in hand                                    333         1,538            -         1,871
Bank overdrafts and short term loans                     (1,442)          410            -        (1,032)
------------------------------------------------    -----------   -----------  -----------   -----------
                                                         (1,109)        1,948            -           839
Bank loans                                               (4,434)        3,480            -          (954)
Hire purchase agreements                                   (126)           57         (103)         (172)
Loan notes                                               (3,000)            -            -        (3,000)
Other loans                                                 (39)            -            -           (39)
------------------------------------------------    -----------   -----------  -----------   -----------
                                                         (8,708)        5,485         (103)       (3,326)
------------------------------------------------    -----------   -----------  -----------   -----------



28  ACQUISITIONS
During the year the group acquired a number of care homes and, with one exception, entered into simultaneous sale and leaseback arrangements. Details of the capitalised values of each transaction are given below. In each case the businesses concerned formed part of businesses where only certain assets were acquired. In these circumstances, it is not practical to provide details of profits or losses for these businesses for financial periods before acquisition. Details of the contribution to and utilisation of Group cash flow is given at note 29.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS Continued


28  ACQUISITIONS (continued)
Lodge Care Homes
On 11 June 1996, Tamaris subscribed (pound)499 for 49.9% of the shares in a newly formed company, Continental Shelf 55 Limited ("CS55"). On the same day CS55 acquired the entire issued share capital of Lodge Care PLC, a company owning and operating six care homes, 257 beds, registered for the care of the frail elderly.

The freehold properties, related fixed assets and business of the Lodge Care PLC homes were then purchased by three newly incorporated wholly owned Tamaris subsidiaries Doulton Court Limited, Keslaw Limited and Leeland Limited with the freeholds being simultaneously sold to and leased back from Principal Healthcare Finance Limited ("Principal") on 30 year operating leases.

The assets acquired were as follows:


                                                                 BOOK VALUE
                                                                        AND
                                                                 FAIR VALUE
                                                                 POUND '000
-------------------------------------------------------------   -----------
Freehold land and buildings                                           5,847
Fixtures and fittings within the homes                                  611
-------------------------------------------------------------   -----------

                                                                      6,458
Sale proceeds                                                        (5,500)
-------------------------------------------------------------   -----------

                                                                        958
Costs of acquisition                                                    178
-------------------------------------------------------------   -----------

Net assets acquired - Short leasehold interest                        1,136
-------------------------------------------------------------   -----------

Satisfied by:
Cash                                                                  1,136
-------------------------------------------------------------   -----------


Parklands Care Homes
In June 1996, two newly incorporated wholly owned Tamaris subsidiaries, Bewick Waverley Limited and Chapelfield View Limited acquired the freehold land and buildings, related fixed assets and business of four homes, 170 beds, from Parklands Care Homes Limited for an aggregate consideration of (pound)5,000,000. The homes were simultaneously sold to Principal for (pound)4.5m and leased back on 30 year operating leases.

The assets acquired were as follows:

                                                                     BOOK VALUE
                                                                 AND FAIR VALUE
                                                                     POUND '000
--------------------------------------------------------------   --------------
Purchase consideration                                                   5,000
Sale proceeds                                                           (4,500)
--------------------------------------------------------------   --------------

                                                                           500
Costs of acquisition                                                       606
--------------------------------------------------------------   --------------

Net assets acquired - Short leasehold interest                           1,106
--------------------------------------------------------------   --------------

Satisfied by:
Cash                                                                     1,036
Amounts due at year end                                                     70
--------------------------------------------------------------   --------------
                                                                         1,106
--------------------------------------------------------------   --------------

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS Continued


28 ACQUISITIONS (continued)
Speciality Care Homes
With effect from 12 September 1996, Tamaris subscribed Pound 500,000 and Speciality Care Pound 1,000,000 for respective 33.3% and 66.7% holdings in three newly formed companies, Laudcare Limited, Maldcare Limited and Torrcare Limited. The subscription monies of Pound 1,500,000 were used to purchase the business and assets (other than leasehold property) of six leased care homes from Speciality Care Limited subsidiaries, as follows:

                                         ORDINARY
                                        SHARES OF
                                     POUND 1 EACH       BUSINESS AND ASSETS OF             CONSIDERATION
                                       SUBSCRIBED       CARE HOME ACQUIRED:                   POUND '000

---------------------------------   -------------       ---------------------------------  -------------
Laudcare Limited                            1,063       Blackwell Vale                               319
                                                        Millbrow                                     224
                                                        Stanton Lodge                                291
                                                        Willoughby Grange                            229
---------------------------------   -------------       ---------------------------------  -------------
                                            1,063                                                  1,063
Maldcare Limited                              157       Stanton Grove                                157
Torrcare Limited                              280       Lakeside Gardens                             280
---------------------------------   -------------       ---------------------------------  -------------
                                            1,500                                                  1,500
---------------------------------   -------------       ---------------------------------  -------------



The operating leases on these six care homes were then assigned to Laudcare, Maldcare and Torrcare. Immediately thereafter, Tamaris acquired the Speciality Care holding in the above companies for Pound)1,000,000, satisfied by the issue of 28,571,429 new ordinary shares at a deemed price of 3.5p.


The purchase of Laudcare Limited, Maldcare Limited and Torrcare Limited has been dealt with by the acquisition method of accounting. Advantage has been taken of
Section 131 of the Companies Act in respect of the premium on the issue of shares to finance the acquisition.


The assets and liabilities of Laudcare Limited, Maldcare Limited and Torrcare Limited were as follows:

                                                                BOOK VALUE
                                                                       AND
                                                                FAIR VALUE
                                                                POUND '000
-------------------------------------------------------------  -----------
Short leasehold interests                                              500
Costs of acquisition                                                   554
-------------------------------------------------------------  -----------
                                                                     1,054
Purchased goodwill                                                   1,000
-------------------------------------------------------------  -----------
                                                                     2,054
-------------------------------------------------------------  -----------

Satisfied by:
Cash                                                                 1,054
Shares                                                               1,000
-------------------------------------------------------------  -----------
                                                                     2,054
-------------------------------------------------------------  -----------

The goodwill of Pound 1,000,000 has been written off against merger reserve and the remaining costs and short leasehold interest have been capitalised at Pound)1,054,000.

Under the terms of the acquisition agreement, Tamaris may be liable to pay up to a further Pound 220,000 satisfied by the issue to Speciality Care Limited of up to 6,285,174 new ordinary shares at a deemed issue price of 3.5p, dependent on the amount of post tax profits of the above homes in the period 1 April 1997 to 31 March 1998. However, the Directors are strongly of the opinion that no further consideration will be payable based on the current trading position of those homes.

TAMARIS PLC
NOTES TO FINANCIAL STATEMENTS Continued


28  ACQUISITIONS (continued)
GUTHRIE COURT NURSING HOME
With effect from 17 September 1996, Continental Shelf 64 Limited, ("CS64"), a wholly owned Tamaris subsidiary, acquired the business and assets of Guthrie Court Nursing Home for Pound 4,000,000. The home was subsequently sold to and leased back from Principal for Pound3,800,000 on a 30 year operating lease. CS64 changed its name to Guthrie Court Limited on 19 September 1996.

The assets acquired were as follows:

                                                              BOOK VALUE
                                                                     AND
                                                              FAIR VALUE
                                                              POUND '000

----------------------------------------------------------   -----------
Purchase consideration                                             4,000
Sale proceeds                                                     (3,800)
----------------------------------------------------------   -----------
                                                                     200
Costs of acquisition                                                 140
----------------------------------------------------------   -----------
Net assets acquired - Short leasehold interest                       340
----------------------------------------------------------   -----------
Satisfied by:
Cash                                                                 340
----------------------------------------------------------   -----------

LUNAN HOUSE NURSING HOME
On 27 November 1996, Lunan House Limited, a wholly owned Tamaris subsidiary, acquired the freehold property, related fixed assets and business of Lunan House Nursing Home for (pound)1,146,000 financed by a loan facility of up to (pound)1,280,000 from Barclays Bank Plc.

The assets acquired were as follows:

                                                               BOOK VALUE
                                                                      AND
                                                               FAIR VALUE
                                                               POUND '000
------------------------------------------------------------- -----------
Tangible fixed assets                                               1,146
------------------------------------------------------------- -----------
Satisfied by:
Cash                                                                1,146
------------------------------------------------------------- -----------

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS CONTINUED


28       ACQUISITIONS (CONTINUED)
PEAR TREE HOUSE RESIDENTIAL CARE HOME
ROSS WYLD LODGE NURSING HOME
With effect from 21 March 1997, Ross Pear Limited, a wholly owned subsidiary of Tamaris, agreed to purchase the freehold properties, related fixed assets and business of Pear Tree House Residential Care Home (55 beds) and Ross Wyld Lodge Nursing Home (57 beds) for (pound)2,400,000 and (pound)3,500,000 respectively. The homes were simultaneously sold to and leased back from IHP Limited on 21 year operating leases.

                                                                   BOOK VALUE
                                                                          AND
                                                                   FAIR VALUE
                                                                   POUND '000

---------------------------------------------------------------   -----------
Purchase consideration                                                  5,900
Sale proceeds                                                          (5,900)
---------------------------------------------------------------   -----------
                                                                            0
Costs of acquisition                                                       67
---------------------------------------------------------------   -----------

Net assets acquired - Short leasehold interest                             67
---------------------------------------------------------------   -----------
Satisfied by:
Cash                                                                       67
---------------------------------------------------------------   -----------

TRIASMA HOMES


With effect from 27 March 1997, three wholly owned Tamaris subsidiaries, Edgewater Lodge Limited, Rosevale Lodge Limited and Westview Lodge Limited acquired the freehold interests in the properties from which they trade, from Triasma Homes Limited, a property company in which Tamaris held 49.99% of the ordinary share capital.


The freehold properties were simultaneously sold to and leased back from Nursing Home Properties Plc for (pound)6,581,000 on 25 year operating leases. The sale price for Rosevale Lodge and Westview Lodge includes deferred consideration of (pound)264,000 and (pound)130,000 respectively, dependent on those homes achieving occupancy rates in excess of 90% for three consecutive months.


The assets acquired were as follows:

                                                                 BOOK VALUE
                                                                        AND
                                                                 FAIR VALUE
                                                                 POUND '000

--------------------------------------------------------------  -----------
Purchase consideration                                                7,227
Sale proceeds (including deferred consideration)                     (6,581)
--------------------------------------------------------------  -----------
                                                                        646
Costs of acquisition                                                    217
--------------------------------------------------------------  -----------
Net assets acquired - Short leasehold interest                          863
--------------------------------------------------------------  -----------
Satisfied by:
Cash                                                                    863
--------------------------------------------------------------  -----------

TAMARIS PLC
NOTES TO FINANCIAL STATEMENTS Continued

29       CASH FLOW FROM ACQUISITIONS
The business undertakings acquired during the year made the following contribution to and utilisation of Group cash flow.

                                                            Pound '000
---------------------------------------------------------   -----------
Net cash inflow from operating activities                           494
Returns on investments and servicing of finance                     (42)
Capital expenditure and financial investment                       (214)
---------------------------------------------------------   -----------
                                                                    238
---------------------------------------------------------   -----------

Operating activities excludes central overhead.

As all businesses were acquired by newly formed companies there were no cash or bank balances or borrowings taken over. The total cash consideration of (pound)5,642,000 was the only outflow in respect of the purchase of these businesses.

30  PENSION CONTRIBUTIONS
Contributions to employees' own pension schemes are accrued and payable during the term of employment.

31  CAPITAL COMMITMENTS
The Company and Group had contracted capital commitments at the year end of (pound)394,000 (1996: (pound)nil).

32  CONTINGENT LIABILITIES
Tamaris and/or its subsidiaries have given charges, guarantees or cross guarantees to lessors and bankers to assist the trading of other Group companies. Liabilities and commitments covered by these guarantees are all reported within these financial statements.

There is a contingent liability to deferred taxation as set out in note 20.

33  RELATED PARTY TRANSACTIONS
There were no transactions with Directors or related companies during the year other than as disclosed as Directors Emoluments in note 6.

34  POST BALANCE SHEET EVENTS
On 17 May 1997 the Company entered into an agreement with Principal Healthcare Finance Limited to take a 50% interest in a newly formed joint venture company. In the event of the offer on behalf of Principal Healthcare plc to acquire the whole of the issued share capital of Quality Care Homes plc becoming unconditional, the joint venture company will be granted operating leases of care homes and other associated businesses currently owned and operated by Quality Care Homes plc.


On 30 April 1997 the Company entered into a conditional agreement to acquire the business and assets of Bearehill Nursing & Residential Home, comprising 60 beds, in Brechin for a consideration of (pound)1,625,000 to be satisfied by way of a vendor placing of 65,000,000 ordinary shares at 2.5p per share.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1997

35 RECONCILIATION TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (US GAAP)


                                                                  Audited          Audited        Unaudited
                                                               Year ended       Year ended    Six months to
                                                                 31 March         31 March     30 September
                                                                     1997             1996             1997
                                                                -               -              -
                                                                (pound)'000     (pound)'000    (pound)'000
Net profit per UK GAAP                                            1,813            615            436
Capitalised short leasehold interests(1)                         (5,011)          (296)          (902)
Amortisation of goodwill(2)                                        (104)           (54)           (58)
Revalued assets(3)                                                  490             10              -
Deferred taxation(4)                                               (725)          (575)             -
                                                               --------        -------        -------
Net loss per US GAAP                                             (3,537)          (300)          (524)
                                                               ========        =======        =======

Closing shareholders' equity per UK GAAP                          9,111          6,596         14,441
Capitalised short leasehold interests(1)                         (5,622)          (611)        (6,524)
Capitalisation and amortisation of goodwill(2)                    1,915          1,019          2,564
Revalued assets(3)                                                    -           (480)             -
Deferred taxation(4)                                             (1,300)          (575)        (1,300)
                                                               --------        -------        -------
Closing shareholders' equity per US GAAP                          4,104          5,949          9,181
                                                               ========       ========        =======

Changes in shareholders' equity on a US GAAP basis:
Shareholders' equity at beginning of period -                     5,949          3,502          4,104
Net loss                                                         (3,537)          (300)          (524)
New ordinary shares issued (net of issue costs)                   1,692          2,747          5,601
                                                               --------       --------        -------
Shareholders' equity at the end of period                         4,104          5,949          9,181
                                                               ========       ========        =======

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 1997
--------------------------------------------------------------------------------

The following are descriptions of US GAAP reconciling items:

(1) Under UK GAAP, the group capitalise, as short leasehold interests, the costs associated with the acquisition of care home operating leases that comprise the continuing ordinary activities of the group. Such costs are amortised over the period of the lease to which they relate. Under US GAAP, such costs are expensed in the period incurred.

(2) Under UK GAAP, prior to the introduction of Financial Reporting Standard No 10, goodwill arising on acquisition could be written off immediately to reserves. Under US GAAP, goodwill is amortised over the estimated economic life of the asset which has been determined to be 20 years.

(3) Under UK GAAP, the Companies Act permits the inclusion of certain assets at a revaluation or on a current cost basis. Under US GAAP, fixed assets are stated at historical cost.

(4) Under UK GAAP, deferred taxation is provided only to the extent that a liability or asset will crystallise in the foreseeable future (partial provision basis). Under US GAAP, a full provision basis is adopted for both deferred tax liabilities and assets. Deferred tax assets not expected to be utilised are reserved for with a valuation allowance.


        Additional disclosures are as follows:

1. Under UK GAAP returns on investment, servicing of finance, dividends paid and financial investment are shown as separate activities in the consolidated statement of cash flows. Under US GAAP, changes to such balances are generally included in financing activities. Under UK GAAP, capital expenditure and acquisitions and disposals are shown as separate activities. Under US GAAP, changes to such balances are generally included in investing activities.

2. For US GAAP purposes, the company adopted SFAS 121, "Accounting for the Long-Lived Assets and for Long-Lived Assets to be Disposed of", as of 1 April 1996. The effect of adoption of SFAS 121 was not material.

3. For US GAAP purposes, disclosures required under SFAS 123, "Accounting for Stock-Based Compensation" have not been determined.

4. In June 1997 the Financial Accounting Standards Board issued SFAS 130 "Reporting Comprehensive Income", SFAS 130 is effective for fiscal years beginning after December 15, 1997. The company has considered the effects of this statement and does not believe to have any comprehensive income as defined by this statement.

5. In May 1997 the Financial Accounting Standards Board issued SFAS 131 "Disclosure about Segments of an Enterprise and Related Information" is effective for fiscal years beginning after December 15, 1997. The company believes that the effect of adoption of SFAS 131 will not be material.

             ======================================================

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION MADE PURSUANT HERETO SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Summary...............................    3
Risk Factors..........................   14
The Company...........................   18
The Rights Offering...................   18
The Distribution......................   23
Use of Proceeds.......................   27
Capitalization........................   28
Dividend Policy.......................   28
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   29
Business..............................   30
Taxation of the Company and its
  Shareholders........................   35
Management............................   38
Principal and Selling Shareholders....   43
Certain Transactions..................   44
Description of Omega Worldwide
  Stock...............................   44
Certain Antitakeover Provisions.......   47
Experts...............................   53
Legal Matters.........................   53
Index to Financial Statements.........  F-1

                            ------------------------

UNTIL               , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK DISTRIBUTED PURSUANT HERETO, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
             ======================================================
             ======================================================

                             OMEGA WORLDWIDE, INC.

                        6,050,000 SHARES OF COMMON STOCK

                          2,250,000 RIGHTS TO PURCHASE
                             SHARES OF COMMON STOCK

                               ------------------
                                   PROSPECTUS
                               ------------------
             ======================================================

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the Omega Worldwide Common Stock and Rights registered hereby, all of which expenses, except for the SEC registration fee, are estimates:

                       DESCRIPTION                           AMOUNT
                       -----------                           ------
SEC Registration Fee......................................  $ 13,386
Listing Fee...............................................  $      *
Transfer Agent's and Registrar's Fee......................  $      *
Distribution Agent's Fee..................................  $      *
Subscription Agent's Fee..................................  $      *
Printing and Engraving Fees...............................  $      *
Legal Fees and Expenses...................................  $      *
Accounting Fees and Expenses..............................  $      *
Miscellaneous.............................................  $      *
                                                            --------
  Total...................................................  $750,000
                                                            ========

-------------------------
* To be furnished by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The MGCL permits a Maryland corporation to include in its Charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     The Charter also specifically authorizes the Company, or a subsidiary or an affiliate of the Company, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or who, while a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, real estate investment trust, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Company would have the power to indemnify against such liability under the provisions of Section 2-418 of the MGCL.

     The Charter provides that no future amendment to the Charter shall affect any right of any person under these provisions based on any event, omission or proceeding prior to such amendment.

     The Company has entered into indemnification agreements with each of its officers and directors. The indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that the indemnification is not permitted. The Company also must indemnify and advance expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements and cover officers and directors under the Company's directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Charter and Bylaws, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to alter, limit or eliminate the rights they provide.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     In connection with the formation of the Company, Omega Healthcare Investors, Inc., a Maryland corporation ("Omega"), became the Company's sole stockholder by acquiring 1,000 shares (100%) of its outstanding common stock for $1,000. In connection with the further capitalization of the Company, Omega has subscribed for 2,100,000 shares for $210,000. These issuances and sales of common stock are claimed to be exempt from the registration provisions of the Securities Act of 1933 pursuant to Section 4(2) of the Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

                                 EXHIBIT INDEX


EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
  3.1     --   Form of Articles of Amendment and Restatement
  3.2     --   Form of Amended and Restated Bylaws
  3.3     --   Form of Articles Supplementary for the Series B Preferred
               Stock
  4.1*    --   Specimen stock certificate
  5       --   Opinion of Mayer, Brown & Platt as to the legality of the
               Common Stock and Rights being registered
  8       --   Tax Opinion of Mayer, Brown & Platt
 10.1     --   Form of Stock Option and Restricted Stock Plan
 10.2     --   Form of Opportunity Agreement, dated as of               ,
               1998, between Omega and the Company
 10.3     --   Form of Services Agreement, dated as of               ,
               1998, between Omega and the Company
 10.4     --   Form of Contribution Agreement, dated as of
                                   , 1998 between Omega and the Company
 10.5     --   Amended and Restated Advisory Agreement, dated as of July
               21, 1995, between the Company (successor by assignment to
               Omega) and Principal
 10.6     --   Form of Rights Agreement, dated as of               , 1998,
               between the Company and Chicago Trust Company of New York
 10.7     --   Form of Indemnification Agreements
 21       --   List of Subsidiaries
 23.1     --   Consent of Ernst & Young
 23.2     --   Consent of Ernst & Young LLP
 23.3     --   Consent of Grant Thornton
 23.4     --   Consent of Mayer, Brown & Platt (included as part of Exhibit
               5 and Exhibit 8)
 99.1     --   Form of Rights Certificate
 99.2     --   Form of Notice of Guaranteed Delivery
 99.3     --   Financial Statements of Exceler Healthcare Services Limited,
               tenant of Principal Healthcare Finance Limited


-------------------------
* To be filed by amendment.

     (b) Financial Statement Schedules.

          Not applicable.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on March 10, 1998.

                                          OMEGA WORLDWIDE, INC.
                                            (Registrant)

                                          By:      /s/ ESSEL W. BAILEY

                                            ------------------------------------
                                            Essel W. Bailey, Jr.
                                            President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURES                                      TITLE                        DATE
                   ----------                                      -----                        ----
              /s/ ESSEL W. BAILEY
------------------------------------------------    President, Chief Executive Officer
              Essel W. Bailey, Jr.                  and Director                           March 10, 1998

              /s/ DAVID A. STOVER                   Vice President and Chief Financial
------------------------------------------------    Officer (Principal Financial and
                David A. Stover                     Accounting Officer)                    March 10, 1998

                                 EXHIBIT INDEX


EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
  3.1      --  Form of Articles of Amendment and Restatement
  3.2      --  Form of Amended and Restated Bylaws
  3.3      --  Form of Articles Supplementary for the Series B Preferred
               Stock
  4.1*     --  Specimen stock certificate
  5        --  Opinion of Mayer, Brown & Platt as to the legality of the
               Common Stock and Rights being registered
  8        --  Tax Opinion of Mayer, Brown & Platt
 10.1      --  Form of Stock Option and Restricted Stock Plan
 10.2      --  Form of Opportunity Agreement, dated as of               ,
               1998, between Omega and the Company
 10.3      --  Form of Services Agreement, dated as of               ,
               1998, between Omega and the Company
 10.4      --  Form of Contribution Agreement, dated as of
                                   , 1998 between Omega and the Company
 10.5      --  Amended and Restated Advisory Agreement, dated as of July
               21, 1995, between the Company (successor by assignment to
               Omega) and Principal
 10.6      --  Form of Rights Agreement, dated as of               , 1998,
               between the Company and Chicago Trust Company of New York
 10.7      --  Form of Indemnification Agreements
 21        --  List of Subsidiaries
 23.1      --  Consent of Ernst & Young
 23.2      --  Consent of Ernst & Young LLP
 23.3      --  Consent of Grant Thornton
 23.4      --  Consent of Mayer, Brown & Platt (included as part of Exhibit
               5 and Exhibit 8)
 99.1      --  Form of Rights Certificate
 99.2      --  Form of Notice of Guaranteed Delivery
 99.3      --  Financial Statements of Exceler Healthcare Services Limited,
               tenant of Principal Healthcare Finance Limited.


-------------------------
* To be filed by amendment.